                                                      Supplementary Terms Notice

                                         PERPETUAL TRUSTEES CONSOLIDATED LIMITED
                                                                       (Trustee)

                                                      CRUSADE MANAGEMENT LIMITED
                                                                       (Manager)

                                                          ST.GEORGE BANK LIMITED
                                                               (Approved Seller)

                                                          ST.GEORGE BANK LIMITED
                                                                      (Servicer)

                                                          ST.GEORGE BANK LIMITED
                                                                   (Indemnifier)

                                                 ST.GEORGE CUSTODIAL PTY LIMITED
                                                                     (Custodian)

                                                                    P.T. LIMITED
                                                              (Security Trustee)

                                                            THE BANK OF NEW YORK
                                                                  (Note Trustee)

                                              Crusade Global Trust No. 2 of 2006

                                                          Allens Arthur Robinson
                                                             Deutsche Bank Place
                                               Corner Hunter and Phillip Streets
                                                                 Sydney NSW 2000
                                                              Tel 61 2 9230 4000
                                                              Fax 61 2 9230 5333
                                                                  www.aar.com.au

                                       (C) Copyright Allens Arthur Robinson 2006

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TABLE OF CONTENTS

1.                                                                                         INTRODUCTION          1

2.                                                                       DEFINITIONS AND INTERPRETATION          2
     2.1     Definitions                                                                              2
     2.2     Interpretation                                                                          35
     2.3     Limitation of liability                                                                 35
     2.4     Knowledge of Trustee                                                                    36
     2.5     Business Day Convention                                                                 36
     2.6     Hedge Agreements                                                                        36
     2.7     Australian Financial Services Licence                                                   38

3.                                                                             DIRECTION AND TRUST BACK         38

4.                                                                                                NOTES         38
     4.1     Conditions of Notes                                                                     38
     4.2     Summary of conditions of Notes                                                          38
     4.3     Issue of Notes                                                                          40
     4.4     Trustee's Covenant to Noteholders and the Note Trustee                                  41
     4.5     Repayment of Notes on Payment Dates                                                     42
     4.6     Final Redemption                                                                        42
     4.7     Period During Which Interest Accrues                                                    43
     4.8     Calculation of Interest                                                                 43
     4.9     Step-Up Margin                                                                          44
     4.10    Aggregate receipts                                                                      44
     4.11    Transfer of Notes                                                                       44

5.                                                                      CASHFLOW ALLOCATION METHODOLOGY         44
     5.1     Total Available Funds                                                                   44
     5.2     Excess Available Income - Reimbursement of Charge Offs and Principal Draws              48
     5.3     Excess Distributions                                                                    50
     5.4     Initial Principal Distributions                                                         50
     5.5     Principal Distributions prior to Stepdown Date or after Trigger Event                   51
     5.6     Principal distributions on and after Stepdown Date if no Trigger Event is subsisting    54
     5.7     Final Maturity Date                                                                     57
     5.8     Redraws                                                                                 57
     5.9     Determination Date - Payment Shortfall                                                  57
     5.10    Liquidity Draws                                                                         58
     5.11    Allocating Liquidation Losses                                                           58
     5.12    Insurance claims                                                                        58
     5.13    Payments before Payment Date                                                            59
     5.14    Charge Offs                                                                             59
     5.15    Payments into US$ Account                                                               60
     5.16    Payments out of US$ Account                                                             60
     5.17    Payments into Euro Account                                                              60
     5.18    Payments out of Euro Account                                                            61
     5.19    Rounding of amounts                                                                     61

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     5.20    Manager's Report                                                                        61
     5.21    Payment Priorities Following an Event of Default:  Security Trust Deed                  61
     5.22    Prescription                                                                            64
     5.23    Accounting Procedures:  Principal & Interest                                            64
     5.24    Replacement of Currency Swap                                                            64
     5.25    Notice of calculations                                                                  65
     5.26    Bond Factors                                                                            65
     5.27    Loan Offset Interest                                                                    65

6.                                                            MASTER TRUST DEED AND SERVICING AGREEMENT         66
     6.1     Completion of details in relation to Master Trust Deed                                  66
     6.2     Amendments to Master Trust Deed                                                         68
     6.3     Amendments to the Servicing Agreement                                                  109
     6.4     Clause 6.14                                                                            109

7.                                                                              CALL AND TAX REDEMPTION        109
     7.1     Call of Class A Notes                                                                  109
     7.2     Call of Class B Notes                                                                  110
     7.3     Call of Class C Notes                                                                  110
     7.4     Tax Event                                                                              111
     7.5     Full satisfaction                                                                      111

8.                                                    SUBSTITUTION AND REMOVAL OF PURCHASED RECEIVABLES        112
     8.1     Approved Seller substitution                                                           112
     8.2     Other substitutions                                                                    112
     8.3     Selection criteria                                                                     113
     8.4     Removal of Purchased Receivables - Top Ups                                             113

9.                                                                        APPLICATION OF THRESHOLD RATE        114
     9.1     Calculation of Threshold Rate                                                          114
     9.2     Setting Threshold Rate                                                                 115
     9.3     Loan Offset Deposit Accounts                                                           115

10.                                                                             TITLE PERFECTION EVENTS        115

11.                                                                                         BENEFICIARY        115
     11.1    Issue of Units                                                                         115
     11.2    Residual Capital Unit                                                                  116
     11.3    Residual Income Unit                                                                   116
     11.4    Unit Register                                                                          117

12.                                                                                        NOTE TRUSTEE        117
     12.1    Capacity                                                                               117
     12.2    Exercise of rights                                                                     117
     12.3    Representation and warranty                                                            118
     12.4    Payments                                                                               118
     12.5    Payment to be made on Business Day                                                     118

13.                                                                 COMPLIANCE WITH SECURITY TRUST DEED        118

14.                                                                                 CUSTODIAN AGREEMENT        118

15.                                                               MANAGER'S DIRECTIONS TO BE IN WRITING        118

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16.                                                        UNDERTAKINGS BY APPROVED SELLER AND SERVICER        118

17.                                                                                          TAX REFORM        119
     17.1    Taxation of trusts and consolidated groups                                             119
     17.2    Amending Bill - taxation of trusts                                                     120
     17.3    Group tax liabilities                                                                  120
     17.4    Evidence of tax sharing agreement                                                      121
     17.5    Objective                                                                              121
     17.6    Beneficiaries                                                                          122

18.                                                                       COMPLIANCE WITH REGULATION AB        122
     18.1    Intent of the Parties, Reasonableness                                                  122
     18.2    Additional Representations and Warranties of St.George                                 122
     18.3    Information to be provided by St.George                                                123
     18.4    Servicer Compliance Statement                                                          127
     18.5    Report on Assessment of Compliance and Attestation                                     128
     18.6    Use of Subservicers and Subcontractors                                                 129
     18.7    Indemnification; Remedies                                                              130

19.                                                        COMPLIANCE WITH REGULATION AB: THE CUSTODIAN        132
     19.1    Intent of the Parties, Reasonableness                                                  132
     19.2    Additional Representations and Warranties of the Servicing Function Participant        133
     19.3    Information to be provided by the Servicing Function Participant                       134
     19.4    Report on Assessment of Compliance and Attestation                                     135
     19.5    Use of Subservicers and Subcontractors                                                 136
     19.6    Indemnification; Remedies                                                              137

20.                                                     COMPLIANCE WITH REGULATION AB: THE NOTE TRUSTEE        140
     20.1    Intent of the Parties, Reasonableness                                                  140
     20.2    Information to be provided by the Servicing Function Participant                       140
     20.3    Use of Subservicers and Subcontractors                                                 141

21.                                                          COMPLIANCE WITH REGULATION AB: THE TRUSTEE        142
     21.1    Intent of the Parties, Reasonableness                                                  142
     21.2    Information to be provided by The Trustee                                              142
     21.3    Report on Assessment of Compliance and Attestation                                     143
     21.4    Use of Subservicers and Subcontractors                                                 144
     21.5    Indemnification; Remedies                                                              144

22.                                                                                     ACKNOWLEDGMENTS        146

23.                                                                                       GOVERNING LAW        146

24.                                                                                        COUNTERPARTS        146

25.                                                                               ANTI-MONEY LAUNDERING        146

SCHEDULE 1                                                                                          151

SCHEDULE 2                                                                                          153
     Application for A$ Notes                                                                       153
     Crusade Global Trust No. 2 of 2006                                                             153

SCHEDULE 3                                                                                          155

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     Note Acknowledgment                                                                            155
     Crusade Global Trust No. 2 of 2006                                                             155

SCHEDULE 4                                                                                          157
     Note Transfer and Acceptance                                                                   157
     Crusade Global Trust No. 2 of 2006                                                             157

SCHEDULE 5                                                                                          160
     Form Of Annual Certification                                                                   160

SCHEDULE 6                                                                                          161
     Servicing Criteria To Be Addressed In Assessment Of Compliance                                 161

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1.      INTRODUCTION
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        This Supplementary Terms Notice is issued on       19 September     2006

        pursuant and subject to the Master Trust Deed dated 14 March 1998 (the
        MASTER TRUST DEED) between the Trustee, the Manager, St.George, the
        Custodian, the Security Trustee and the Note Trustee.

        PERPETUAL TRUSTEES CONSOLIDATED LIMITED (ABN 81 004 029 841) of Level 12
        Angel Place, 123 Pitt Street, Sydney, New South Wales 2000 in its
        capacity as trustee of Crusade Global Trust No. 2 of 2006 (the TRUSTEE);

        CRUSADE MANAGEMENT LIMITED (ABN 90 072 715 916) of 4-16 Montgomery
        Street, Kogarah, New South Wales 2217 as Manager (the MANAGER);

        ST.GEORGE BANK LIMITED (ABN 92 055 513 070) of 4-16 Montgomery Street,
        Kogarah, New South Wales 2217 in its capacity as Servicer, Approved
        Seller and Indemnifier (ST.GEORGE);

        ST.GEORGE CUSTODIAL PTY LIMITED (ABN 87 003 347 411) of 4-16 Montgomery
        Street, Kogarah, New South Wales 2217 (the CUSTODIAN);

        P.T. LIMITED (ABN 67 004 454 666) of Level 12 Angel Place, 123 Pitt
        Street Sydney, New South Wales 2000 in its capacity as security trustee under the Security Trust Deed (the SECURITY TRUSTEE); and

        THE BANK OF NEW YORK of 101 Barclay Street, Floor 21 West, New York, New
        York 10286, United States of America (the NOTE TRUSTEE) which has agreed to act as note trustee in relation to Notes issued by the Trust under the Note Trust Deed and in accordance with this Supplementary Terms
        Notice.

        This Supplementary Terms Notice is issued by the Manager and applies in respect of Crusade Global Trust No. 2 of 2006.

        Each party to this Supplementary Terms Notice agrees to be bound by the
        Transaction Documents as amended by this Supplementary Terms Notice in the capacity set out with respect to them in this Supplementary Terms
        Notice or the Master Trust Deed.

        The Trustee and the Manager agree, and St.George, the Custodian and the
        Security Trustee acknowledge that the Approved Seller is to be an
        Approved Seller for the purposes of the Master Trust Deed, this
        Supplementary Terms Notice and the other Transaction Documents for the
        Trust.

        The Trustee and the Manager agree, and St.George, the Custodian and the
        Security Trustee acknowledge that the Servicer is to be a Servicer for the purposes of the Master Trust Deed, this Supplementary Terms Notice and the other Transaction Documents for the Trust.

        The Trustee and the Manager agree, and St.George, the Custodian and the
        Security Trustee acknowledge that the Custodian is to be a Custodian for the purposes of the Master Trust Deed, this Supplementary Terms Notice and the other Transaction Documents for the Trust.

        The Servicer agrees to service the Purchased Receivables and the
        Purchased Receivable Securities in accordance with the Servicing
        Agreement.

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        The Note Trustee has agreed to act as note trustee in relation to the
        Offshore Notes issued by the Trust under the Note Trust Deed in accordance with this Supplementary Terms Notice.

        The Security Trustee has agreed to act as security trustee for the
        Mortgagees under the Security Trust Deed.

        The Trustees and the Manager agree, and St.George, the Custodian and the
        Security Trustee acknowledge that the Trust will be a TRUST for the purposes of the Transaction Documents.

        The parties acknowledge that the matters in clauses 3, 4, 5, 6, 7, 8, 9,
        10, 11, 14, 15, 16 and 17 of this Supplementary Terms Notice contain decisions not made by the Note Trustee.

2.      DEFINITIONS AND INTERPRETATION
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2.1     DEFINITIONS

        Unless otherwise defined in this Supplementary Terms Notice, words and phrases defined in the Master Trust Deed have the same meaning where used in this Supplementary Terms Notice.

        In this Supplementary Terms Notice, and for the purposes of the definitions in the Master Trust Deed, the following terms have the following meanings unless the contrary intention appears. These definitions apply only in relation to the Crusade Global Trust No. 2 of
        2006, and do not apply to any other Trust (as defined in the Master
        Trust Deed).

        A$ CLASS A-1 INTEREST AMOUNT means, for any Quarterly Payment Date in relation to a Confirmation for Class A-1 Notes, the amount in Australian dollars which is calculated:

        (a)     on a daily basis at the applicable rate set out in the Class A-1
                Currency Swap relating to the Class A-1 Notes which shall be
                AUD-BBR-BBSW, as defined in the ISDA Definitions as at the first day of the Quarterly Interest Period ending on (but excluding)
                that Quarterly Payment Date with a designated maturity of three months (or, in the case of the first Quarterly Interest Period, the rate will be determined by the linear interpolation of one and two months) plus the relevant Spread;

        (b)     on the A$ Equivalent of the aggregate of the Invested Amounts of the Class A-1 Notes as at the first day of the Quarterly
                Interest Period ending on (but excluding) that Quarterly Payment
                Date; and

        (c)     on the basis of the actual number of days in that Quarterly
                Interest Period and a year of 365 days.

        A$ CLASS A-2 INTEREST AMOUNT means for any Quarterly Payment Date, in relation to a Confirmation for Class A-2 Notes, the amount, in
        Australian dollars, which is calculated:

        (a)     on a daily basis at the applicable rate set out in the Class A-2
                Currency Swap relating to the Class A-2 Notes, which shall be
                AUD-BBR-BBSW, as defined in the ISDA Definitions as at the first day of the Quarterly Interest Period ending on (but excluding)
                that Quarterly Payment Date with a designated maturity of three months (or, in the case of the first Quarterly Interest Period, the rate will be determined by the linear interpolation of one and two months) plus the relevant Spread;

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        (b)     on the A$ Equivalent of the aggregate of the Invested Amounts of the Class A-2 Notes as of the first day of the Quarterly
                Interest Period ending on (but excluding) that Quarterly Payment
                Date; and

        (c)     on the basis of the actual number of days in that Quarterly
                Interest Period and a year of 365 days.

        A$ EQUIVALENT means:

        (a)     in relation to an amount denominated or to be denominated in
                US$, the amount converted to (and denominated in) A$ at the A$
                Exchange Rate;

        (b)     in relation to an amount denominated or to be denominated in
                Euros, the amount converted to (and denominated in) A$ at the A$
                Exchange Rate; or

        (c)     in relation to an amount denominated or to be denominated in A$, the amount of A$.

        A$ EXCHANGE RATE means, on any date, the rate of exchange (set as at the commencement of the relevant Currency Swap) applicable under:

        (a)     the Class A-1 Currency Swap for the exchange of United States dollars for Australian dollars; or

        (b)     the Class A-2 Currency Swap for the exchange of Euros for
                Australian dollars.

        A$ NOTEHOLDER means a Noteholder of an A$ Note.

        A$ NOTE means a Class A-3 Note, a Class B Note or a Class C Note.

        ACCRUED INTEREST ADJUSTMENT means, in relation to the Approved Seller, all interest and fees accrued on the Purchased Receivables up to (but excluding) the Closing Date which are unpaid as at the close of business on the Closing Date.

        AGENCY AGREEMENT means the Agency Agreement dated on or about the date of this Supplementary Terms Notice between the Trustee, the Manager, the
        Note Trustee, the Principal Paying Agent, the other Paying Agents, the
        Note Registrars and the Calculation Agent.

        ARREARS subsist in relation to a Receivable at any time if, at that time, the principal outstanding under that Receivable is greater than the scheduled principal balance for that Receivable, in each case as determined by the Servicer.

        ARREARS PERCENTAGE means, for any Monthly Payment Date:

        (a)     the aggregate Unpaid Balance of all Purchased Receivables which are in Arrears by 60 consecutive days or more as at the end of the Monthly Collection Period immediately preceding that Monthly
                Payment Date;

        divided by

        (b)     the aggregate Unpaid Balance of all Purchased Receivables as at the end of the Collection Period immediately preceding that
                Monthly Payment Date,

        expressed as a percentage.

        ASSET has the meaning in the Master Trust Deed and includes any Loan or any Mortgage specified in a Sale Notice or any Mortgage, Related
        Security or other rights with respect thereto which is acquired by the
        Trustee for the Trust or any Authorised Investment acquired by the
        Trustee.

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        ATTORNEY has the meaning given in the Security Trust Deed.

        AUTHORISED SIGNATORY means:

        (a)     in relation to the Note Trustee, any duly authorised officer of the Note Trustee and any other duly authorised person of the
                Note Trustee;

        (b)     in relation to the Principal Paying Agent, any duly authorised officer of the Principal Paying Agent and any other duly
                authorised person of the Principal Paying Agent;

        (c)     in relation to the Calculation Agent, any duly authorised
                officer of the Calculation Agent and any other duly authorised person of the Calculation Agent; and

        (d)     in relation to a Note Registrar, any duly authorised officer of that Note Registrar and any other duly authorised person of that
                Note Registrar.

        AVAILABLE INCOME means, in relation to the Trust for any Monthly
        Collection Period, the total of the following:

        (a)     the Finance Charge Collections for the Trust for that Monthly
                Collection Period; plus

        (b)     to the extent not included in paragraph (a):

                (i)     any amount received by or on behalf of the Trustee in
                        relation to that Monthly Collection Period on or by the
                        Monthly Payment Date immediately following the end of
                        that Monthly Collection Period with respect to net
                        receipts under any Interest Hedge (and for this purpose
                        net receipts under the Basis Swap will be determined
                        before any payment in Condition 4);

                (ii)    any interest income received by or on behalf of the
                        Trustee during that Monthly Collection Period in respect
                        of moneys credited to the Collection Account in relation
                        to the Trust;

                (iii)   amounts in the nature of interest otherwise paid by the
                        Approved Seller, the Servicer or the Manager to the
                        Trustee during that Monthly Collection Period in respect
                        of Collections held by it;

                (iv)    all other amounts received by or on behalf of the
                        Trustee during that Monthly Collection Period in respect
                        of the Assets in the nature of income; and

                (v)     all amounts received by or on behalf of the Trustee in
                        the nature of income during that Monthly Collection
                        Period from any provider of a Support Facility under
                        that Support Facility and which the Manager determines
                        should be accounted for in respect of a Finance Charge
                        Loss,

        but excluding interest credited to a Support Facility Collateral Account or any eligible credit support transferred to the Trustee under a
        Currency Swap.

        BANK means:

        (a)     for the purposes of paragraph (a) of the definition of BUSINESS
                DAY:

                (i)     a corporation authorised under the Banking Act 1959
                        (Cth) to carry on general banking business in Australia
                        or a corporation formed or incorporated under an Act of
                        the Parliament of an Australian jurisdiction to carry on
                        the general business of banking;

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                (ii)    and, for the purposes of the definition of EURO ACCOUNT,
                        a person authorised under the Banking Act 1987 (UK) to
                        carry on a deposit taking business;

                (iii)   and, for the purposes of the definition of US$ ACCOUNT,
                        a banking institution or trust company organised or
                        doing business under the laws of the United States of
                        America or any of its states; and

        (b)     in any other case, a corporation authorised under the Banking
                Act 1959 (Cth) to carry on general banking business in Australia or a corporation formed or incorporated under an Act of the
                Parliament of an Australian jurisdiction to carry on the general business of banking.

        BASIS SWAP means, in relation to the master interest rate swap agreement dated on or about the date of this Supplementary Terms Notice made between the Trustee, Crusade Management Limited as principal floating rate payer and St.George as standby basis swap provider, on the terms of the ISDA Master Agreement (with amendments thereto), each Transaction
        (as defined in that agreement) entered into in accordance with that agreement in relation to the interest rate risk arising from a Floating
        Rate Loan.

        BBSW REFERENCE BANK means any financial institution authorised to quote on the Reuters Screen BBSW Page.

        BENEFICIARY means, in relation to the Trust, each holder of a Unit (as defined in clause 11).

        BOND FACTOR means a Class A Bond Factor, a Class B Bond Factor or a
        Class C Bond Factor.

        BOOK-ENTRY NOTE means a Class A-1 Book-Entry Note or a Class A-2 Book
        Entry Note.

        BREAK PAYMENT means any amount owed by an Obligor under a Fixed Rate
        Loan and which amount is owed following payment by that Obligor of any principal before the due date for that principal, in accordance with the terms of the relevant Receivable Agreement (and includes an amount owed by the Mortgage Insurer with respect to the obligation of an Obligor to pay any such amount).

        BUSINESS DAY means any day, other than a Saturday, Sunday or public holiday, on which Banks are open for business in New York, London and
        Sydney and The Trans-European Real-Time Gross Settlement Express
        Transfer (TARGET) System or any successor to it is open.

        CALCULATION AGENT means The Bank of New York or any successor as
        Calculation Agent under the Agency Agreement.

        CALL DATE means the first Quarterly Payment Date on which the Total
        Stated Amount is less than or equal to 10% of the aggregate Initial
        Invested Amount of all Notes.

        CARRYOVER CHARGE OFF means, in relation to the Trust at any time, a
        Carryover Class A Charge Off, or a Carryover Class B Charge Off or a
        Carryover Class C Charge Off.

        CARRYOVER CLASS A CHARGE OFF means, on any Monthly Determination Date in relation to a Class A Note, the aggregate of Class A Charge Offs in relation to that Class A Note prior to that Monthly Determination Date and which have not been reinstated or allocated before that Monthly
        Determination Date under clause 5.2(a)(iv).

        CARRYOVER CLASS B CHARGE OFF means, on any Monthly Determination Date, in relation to a Class B Note, the aggregate of Class B Charge Offs in relation to that Class B Note prior to that Monthly

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        Determination Date and which have not been reinstated or allocated before that Monthly Determination Date under clause 5.2(a)(v).

        CARRYOVER CLASS C CHARGE OFF means, on any Monthly Determination Date, in relation to a Class C Note, the aggregate of Class C Charge Offs in relation to that Class C Note prior to that Monthly Determination Date and which have not been reinstated or allocated before that Monthly
        Determination Date under clause 5.2(a)(vi).

        CHARGE OFF means a Class A Charge Off, a Class B Charge Off or a Class C
        Charge Off.

        CLASS where used in relation to the Notes, means each class constituted by the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the
        Class B Notes and the Class C Notes and where used in relation to
        Noteholders means the holders of Notes in the relevant Class or Classes of Notes.

        CLASS A BOND FACTOR means:

        (a)     in relation to a Class A-1 Note on any Quarterly Determination
                Date, the ratio, expressed as a percentage (rounded to six decimal places) equal to the aggregate of the A$ Equivalent of the Invested Amounts for all Class A-1 Notes on that Quarterly
                Determination Date less the A$ Equivalent of all Class A-1
                Principal Payments to be made on the next Quarterly Payment
                Date, divided by the A$ Equivalent of the aggregate of the
                Initial Invested Amounts for the Class A-1 Notes;

        (b)     in relation to a Class A-2 Note on any Quarterly Determination
                Date, the ratio, expressed as a percentage (rounded to six decimal places) equal to the aggregate of the A$ Equivalent of the Invested Amounts for all Class A-2 Notes on that Quarterly
                Determination Date less the A$ Equivalent of all Class A-2
                Principal Payments to be made on the next Quarterly Payment
                Date, divided by the A$ Equivalent of the aggregate of the
                Initial Invested Amounts for the Class A-2 Notes; or

        (c)     in relation to a Class A-3 Note on any Monthly Determination
                Date, the ratio, expressed as a percentage (rounded to six decimal places) equal to the aggregate of the Invested Amount for that Class A-3 Note for that Monthly Determination Date less all Class A-3 Principal Payment to be made on the next Monthly
                Payment Date in respect of that Class A-3 Note, divided by the
                Initial Invested Amount for that Class A-3 Note.

        CLASS A CHARGE OFF means, in relation to a Class A Note on any Monthly
        Determination Date, the amount of any Principal Charge Offs allocated against that Class A Note under clause 5.14(c) on that Monthly
        Determination Date.

        CLASS A INITIAL INVESTED AMOUNT means, in relation to any Class A Note, the Initial Invested Amount of that Class A Note.

        CLASS A INTEREST means in relation to a Class A Note, all interest accrued on that Class A Note in respect of an Interest Period for that
        Class A Note in accordance with clause 4.8.

        CLASS A NOTE means a Class A-1 Note, a Class A-2 Note or a Class A-3
        Note.

        CLASS A NOTEHOLDER means a Noteholder of a Class A Note.

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        CLASS A PRINCIPAL CARRYOVER AMOUNT means, at any time, the sum of the
        Class A-1 Principal Carryover Amount at that time and the Class A-2
        Principal Carryover Amount at that time.

        CLASS A PRINCIPAL PAYMENT means:

        (a)     in relation to a Class A-1 Note, each payment to the relevant
                Class A-1 Noteholders under clause 5.16 following a payment under clauses 5.5(a)(iii) or 5.6(a)(iii);

        (b)     in relation to a Class A-2 Note, each payment to the relevant
                Class A-2 Noteholders under clause 5.18 following a payment under clauses 5.5(a)(iii) or 5.6(a)(iii); and

        (c)     in relation to a Class A-3 Note, each payment to the relevant
                Class A-3 Noteholders under clauses 5.5(a)(iii) or 5.6(a)(iii).

        CLASS A PRINCIPAL PAYMENT AMOUNT means, on any Monthly Payment Date on and after the Stepdown Date, for so long as no Trigger Event exists, an amount equal to the lesser of:

        (a)     (i)     where that Monthly Payment Date is not also a Quarterly
                        Payment Date, the Principal Collections remaining for
                        payment to the Class A-3 Noteholders, or allocation to
                        the Class A-1 Noteholders and Class A-2 Noteholders, of
                        the applicable Principal Carryover Amount; and

                (ii)    where that Monthly Payment Date is a Quarterly Payment
                        Date, the Principal Collections remaining for payment on
                        the Class A Notes,

                in each case after payment of the relevant Initial Principal
                Distribution and payments (if any) to the Liquidity Account; and

        (b)     the greater of:

                (i)     the A$ Equivalent of the aggregate Notional Invested
                        Amounts of the Class A Notes for that Monthly Payment
                        Date minus the product of:

                        (A)     94.75%; and

                        (B)     the aggregate Unpaid Balance of the Purchased
                                Receivables as of the last day of that Monthly
                                Collection Period; and

                (ii)    zero.

        CLASS A STATED AMOUNT means, on a Monthly Determination Date (in the case of a Class A-3 Note) or a Quarterly Determination Date (in the case of any other Class A Note) and in relation to a Class A Note, an amount equal to:

        (a)     the Class A Initial Invested Amount for that Note; less

        (b)     the aggregate of all Class A Principal Payments made before that
                Determination Date with respect to that Class A Note; less

        (c)     Carryover Class A Charge Offs (if any) for that Class A Note on that Monthly Determination Date or Quarterly Determination Date,
                as the case may be; less

        (d)     Class A Principal Payments (if any) to be made in relation to that Class A Note on the next Monthly Payment Date (in the case of a Class A-3 Note) or the next Quarterly Payment Date (in the case of any other Class A Note); less

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        (e)     Class A Charge Offs (if any) to be made in relation to that
                Class A Note on the next Monthly Payment Date (in the case of a
                Class A-3 Note) or the next Quarterly Payment Date (in the case of any other Class A Note); plus

        (f)     the amount (if any) of the Excess Available Income applied in reinstating the Stated Amount of that Class A Note under clause
                5.2(a)(iv) on that Determination Date (but only if that
                Determination Date is a Quarterly Determination Date).

        CLASS A-1 BOOK-ENTRY NOTE means a book-entry note issued or to be issued by the Trustee in registered form under clause 3.1 of the Note Trust
        Deed representing Class A-1 Notes substantially in the form of Schedule
        1 to the Note Trust Deed.

        CLASS A-1 CURRENCY SWAP means:

        (a)     in relation to the master interest rate and currency exchange agreement dated on or about the date of this Supplementary Terms
                Notice between the Trustee and the Currency Swap Provider on the terms of the ISDA Master Agreement (with amendments thereto), each Transaction (as defined in that agreement) entered into in accordance with that agreement under which the principal swap provider, agrees to pay certain amounts in A$ or US$ to the
                Trustee in exchange for certain amounts in US$ or A$ (as the case maybe) in relation to the Class A-1 Notes; or

        (b)     any other Hedge Agreement on similar terms which, if entered into, will not result in the downgrading of, or withdrawal of the ratings for, any Class A-1 Notes.

        CLASS A-1 NOTE means each of the US$1,200,000,000 Class A-1 Mortgaged
        Backed Pass Through Floating Rate Notes due November 2037 issued by the
        Trustee with the characteristics of a Class A-1 Note under this
        Supplementary Terms Notice and includes any relevant Book Entry Note and any relevant Definitive Note.

        CLASS A-1 NOTE REGISTER means the register kept by the Class A-1 Note
        Registrar to provide for the registration and transfer of Class A-1
        Notes under the Note Trust Deed.

        CLASS A-1 NOTE REGISTRAR means The Bank of New York or any successor note registrar in respect of the Class A-1 Notes approved in writing by the Note Trustee and appointed under the Agency Agreement.

        CLASS A-1 NOTEHOLDER means a Noteholder of a Class A-1 Note.

        CLASS A-1 PRINCIPAL CARRYOVER AMOUNT means any Principal Collections allocated on a Monthly Payment Date (which is not also a Quarterly
        Payment Date) for retention in the Collection Account or investment in
        Authorised Investments, which amounts represent principal repayments on the Class A-1 Notes to be paid by the Trustee to the Currency Swap
        Provider under the Class A-1 Currency Swap on the next Quarterly Payment
        Date.

        CLASS A-1 PROPORTION means, on any date, the A$ Equivalent of the aggregate of the Notional Invested Amounts of all Class A-1 Notes at the
        immediately preceding Monthly Payment Date divided by the aggregate of the A$ Equivalent of the Notional Invested Amounts of all Class A-1
        Notes, the A$ Equivalent of the Notional Invested Amounts of all Class
        A-2 Notes and the Invested Amounts of all Class A-3 Notes at the
        immediately preceding Monthly Payment Date.

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        CLASS A-2 BOOK-ENTRY NOTE means a registered global note in book-entry form issued or to be issued by the Trustee under clause 3.1 of the Note
        Trust Deed representing Class A-2 Notes substantially in the form of
        Schedule 3 to the Note Trust Deed.

        CLASS A-2 CURRENCY SWAP means:

        (a)     in relation to the master interest rate and currency exchange agreement dated on or about the date of this Supplementary Terms
                Notice between the Trustee and the Currency Swap Provider on the terms of the ISDA Master Agreement (with amendments thereto), each Transaction (as defined in that agreement) entered into in accordance with that agreement under which the principal swap provider, agrees to pay certain amounts in A$ or Euros to the
                Trustee in exchange for certain amounts in Euros or A$ (as the case maybe) in relation to the Class A-2 Notes; or

        (b)     any other Hedge Agreement on similar terms which, if entered into, will not result in the downgrading of, or withdrawal of the ratings for, any Class A-2 Notes.

        CLASS A-2 NOTE means each of the (euro)450,000,000 Class A-2 Mortgaged
        Backed Pass Through Floating Rate Notes due November 2037 issued by the
        Trustee with the characteristics of a Class A-2 Note under this
        Supplementary Terms Notice.

        CLASS A-2 NOTE REGISTER means the register kept by the Class A-2 Note
        Registrar to provide for the registration and transfer of Class A-2
        Notes under the Note Trust Deed.

        CLASS A-2 NOTE REGISTRAR means The Bank of New York or any successor note registrar in respect of the Class A-2 Notes approved in writing by the Note Trustee and appointed under the Agency Agreement.

        CLASS A-2 NOTEHOLDER means a Noteholder of a Class A-2 Note.

        CLASS A-2 PRINCIPAL CARRYOVER AMOUNT means any Principal Collections allocated on a Monthly Payment Date (which is not also a Quarterly
        Payment Date) for retention in the Collection Account or investment in
        Authorised Investments, which amounts represent principal repayments on the Class A-2 Notes to be paid by the Trustee to the Currency Swap
        Provider under the Class A-2 Currency Swap on the next Quarterly Payment
        Date.

        CLASS A-2 PROPORTION means, on any date, the aggregate of the A$
        Equivalent of the Notional Invested Amounts of all Class A-2 Notes at
        the immediately preceding Monthly Payment Date divided by the aggregate of the A$ Equivalent of the Notional Invested Amounts of all Class A-1
        Notes, the A$ Equivalent of the Notional Invested Amounts of all Class
        A-2 Notes and the Invested Amounts of all Class A-3 Notes at the
        immediately preceding Monthly Payment Date.

        CLASS A-3 NOTE means each of the A$600,000,000 Class A-3 Mortgaged
        Backed Pass Through Floating Rate Notes due November 2037 issued by the
        Trustee with the characteristics of a Class A-3 Note under this
        Supplementary Terms Notice.

        CLASS A-3 NOTEHOLDER means a Noteholder of a Class A-3 Note.

        CLASS A-3 PROPORTION means, on any date, the aggregate of the Notional
        Invested Amounts of all Class A-3 Notes at the immediately preceding
        Monthly Payment Date divided by the aggregate of the A$ Equivalent of the Notional Invested Amounts of all Class A-1 Notes, the Invested
        Amounts of

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        all Class A-3 Notes and the A$ Equivalent of the Notional Invested
        Amounts of all Class A-2 Notes at the immediately preceding Monthly
        Payment Date.

        CLASS B BOND FACTOR means, in relation to a Quarterly Determination
        Date, the ratio, expressed as a percentage (rounded to six decimal places) equal to the aggregate of the Invested Amounts for all Class B
        Notes for that Quarterly Determination Date less all Class B Principal
        Payments to be made on the next Quarterly Payment Date, divided by the aggregate Class B Initial Invested Amounts for the Class B Notes.

        CLASS B CHARGE OFF means, in relation to a Class B Note on any Monthly
        Determination Date, the amount of any Principal Charge Offs allocated against that Class B Note under clause 5.14(b) on that Monthly
        Determination Date.

        CLASS B INITIAL INVESTED AMOUNT means, in relation to any Class B Note, the Initial Invested Amount of that Class B Note.

        CLASS B INTEREST means all interest accrued on the Class B Notes in respect of a Quarterly Interest Period in accordance with clause 4.8.

        CLASS B NOTE means each of the A$53,200,000 Class B Mortgaged Backed
        Pass Through Floating Rate Notes due November 2037 issued by the Trustee with the characteristics of a Class B Note under this Supplementary
        Terms Notice.

        CLASS B NOTEHOLDER means a Noteholder of a Class B Note.

        CLASS B PRINCIPAL CARRYOVER AMOUNT means any Principal Collections allocated on a Monthly Payment Date (which is not also a Quarterly
        Payment Date) for retention in the Collection Account or investment in
        Authorised Investments, which amounts represent principal repayments on the Class B Notes to be paid by the Trustee to Class B Noteholders on the next Quarterly Payment Date.

        CLASS B PRINCIPAL PAYMENT means each payment to the Class B Noteholders under clause 5.5(a)(iv) or clause 5.6(a)(iv).

        CLASS B PRINCIPAL PAYMENT AMOUNT means, on any Monthly Payment Date on and after the Stepdown Date, for so long as no Trigger Event exists, an amount equal to the lesser of:

        (a)     (i)     where that Monthly Payment Date is not also a Quarterly
                        Payment Date, the Principal Collections remaining for
                        allocation to the Class B Principal Carryover Amount
                        after payment of the Initial Principal Distribution and
                        payments to the Liquidity Account, and payment or
                        allocation to the applicable Principal Carryover Amount
                        (as the case may be) of the Class A Principal Payment
                        Amount; and

                (ii)    where that Monthly Payment Date is a Quarterly Payment
                        Date, the Principal Collections remaining for payment
                        after payment of the Class A Principal Payment Amount;
                        and

        (b)     the greater of:

                (i)     the A$ Equivalent of the aggregate Notional Invested
                        Amounts of the Class A Notes plus the aggregate Notional
                        Invested Amounts of the Class B Notes for that Monthly
                        Payment Date minus the product of:

                        (A)     98.40%; and

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                        (B)     the aggregate Unpaid Balance of the Purchased
                                Receivables as of the last day of that Monthly
                                Collection Period; and

                (ii)    zero.

        CLASS B STATED AMOUNT means, on a Quarterly Determination Date and in relation to a Class B Note, an amount equal to:

        (a)     the Class B Initial Invested Amount for that Note; less

        (b)     the aggregate of all Class B Principal Payments made before that
                Quarterly Determination Date with respect to that Class B Note;
                less

        (c)     Carryover Class B Charge Offs (if any) for that Class B Note on that Quarterly Determination Date; less

        (d)     Class B Principal Payments (if any) to be made in relation to that Class B Note on the next Quarterly Payment Date; less

        (e)     Class B Charge Offs (if any) to be made in relation to that
                Class B Note on the next Quarterly Payment Date; plus

        (f)     the amount (if any) of the Excess Available Income applied in reinstating the Stated Amount of that Class B Note under clause
                5.2(a)(v) on that Quarterly Determination Date.

        CLASS C BOND FACTOR means in relation to a Quarterly Determination Date, the ratio, expressed as a percentage (rounded to six decimal places)
        equal to the aggregate of the Invested Amounts for all Class C Notes for that Quarterly Determination Date less all Class C Principal Payments to be made on the next Quarterly Payment Date divided by the aggregate
        Class C Initial Invested Amounts for the Class C Notes.

        CLASS C CHARGE OFF means, in relation to a Class C Note on a Monthly
        Determination Date, the amount of Principal Charge Offs allocated against that Class C Note under clause 5.14(a) on that Monthly
        Determination Date.

        CLASS C INITIAL INVESTED AMOUNT means, in relation to any Class C Note, the Initial Invested Amount of that Class C Note.

        CLASS C INTEREST means in relation to a Class C Note all interest accrued on that Class C Note in respect of a Quarterly Interest Period in accordance with clause 4.8.

        CLASS C NOTE means each of the A$24,300,000 Class C Mortgaged Backed
        Pass Through Floating Rate Notes due November 2037 issued by the Trustee with the characteristics of a Class C Note under this Supplementary
        Terms Notice.

        CLASS C NOTEHOLDER means a Noteholder of a Class C Note.

        CLASS C PRINCIPAL CARRYOVER AMOUNT means any Principal Collections allocated on a Monthly Payment Date (which is not also a Quarterly
        Payment Date) for retention in the Collection Account or investment in
        Authorised Investments, which amounts represent principal repayments on the Class C Notes to be paid by the Trustee to Class C Noteholders on the next Quarterly Payment Date.

        CLASS C PRINCIPAL PAYMENT means each payment to the Class C Noteholders under clause 5.5(a)(v) or clause 5.6(a)(v).

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        CLASS C PRINCIPAL PAYMENT AMOUNT means, on any Monthly Payment Date on and after the Stepdown Date, for so long as no Trigger Event exists, an amount equal to the lesser of:

        (a)     (i)     where that Monthly Payment Date is not also a Quarterly
                        Payment Date, the Principal Collections remaining for
                        allocation to the Class C Carryover Amount after payment
                        of the Initial Principal Distribution and payments to
                        the Liquidity Account, and payment or allocation to the
                        Class A Principal Carryover Amount and the Class B
                        Principal Carryover Amount (as the case may be) of the
                        Class A Principal Payment Amount and the Class B
                        Principal Payment Amount; and

                (ii)    where that Monthly Payment Date is a Quarterly Payment
                        Date, the Principal Collections remaining for payment
                        after payment of the Class A Principal Payment Amount
                        and the Class B Principal Payment Amount; and

        (b)     the greater of:

                (i)     the A$ Equivalent of the aggregate Notional Invested
                        Amounts of the Class A Notes plus the aggregate Notional
                        Invested Amount of the Class B Notes plus the aggregate
                        Notional Invested Amounts of the Class C Notes for that
                        Monthly Payment Date minus the product of:

                        (A)     100%; and

                        (B)     the aggregate Unpaid Balance of the Purchased
                                Receivables as of the last day of that Monthly
                                Collection Period; and

                (ii)    zero.

        CLASS C STATED AMOUNT means, on a Quarterly Determination Date and in relation to a Class C Note, an amount equal to:

        (a)     the Class C Initial Invested Amount for that Note; less

        (b)     the aggregate of all Class C Principal Payments made before that
                Quarterly Determination Date with respect to that Class C Note;
                less

        (c)     Carryover Class C Charge Offs (if any) for that Class C Note on that Quarterly Determination Date; less

        (d)     Class C Principal Payments (if any) to be made in relation to that Class C Note on the next Quarterly Payment Date; less

        (e)     Class C Charge Offs (if any) to be made in relation to that
                Class C Note on the next Quarterly Payment Date; plus

        (f)     the amount (if any) of the Excess Available Income applied in reinstating the Stated Amount of that Class C Note under clause
                5.2(a)(vi) on that Quarterly Determination Date.

        CLEARING AGENCY means:

        (a)     in relation to the Class A-1 Notes, an organisation registered as a CLEARING AGENCY pursuant to Section 17A of the Exchange Act appointed by the Manager and the Trustee to hold Class A-1 Notes
                (directly or through a Common Depository), and initially means
                DTC; and

        (b)     in relation to the Class A-2 Notes, Euroclear or Clearstream,
                Luxembourg (directly or through a Common Depository).

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        CLEARSTREAM, LUXEMBOURG means Clearstream, Banking societe anonyme.

        CLOSING DATE means, in relation to the Trust, 21 September 2006 or such later date as may be agreed between the Trustee and the Joint Lead
        Managers.

        COLLECTION ACCOUNT means, in relation to the Trust, the Australian dollar account number 777700217, BSB 332-027 held at St.George Bank
        Limited at its office at Level 12, 55 Market Street, Sydney, or any other account opened under clause 21 of the Master Trust Deed and maintained by the Trustee with an Approved Bank.

        COLLECTION PERIOD means a Monthly Collection Period or a Quarterly
        Collection Period.

        COLLECTIONS means, in relation to the Trust for a period, Finance Charge
        Collections and Principal Collections for that period.

        COMMISSION means the United States Securities and Exchange Commission.

        COMMON DEPOSITORY means:

        (a)     in relation to the Class A-1 Notes, Cede & Co, as depository for
                DTC, or any other common depository for DTC or any Clearing
                Agency appointed from time to time to hold any Class A-1
                Book-Entry Note; or

        (b)     in relation to the Class A-2 Notes, The Bank of New York or its nominee as common depository for Euroclear and Clearstream,
                Luxembourg, or any other common depository for Euroclear and
                Clearstream, Luxembourg as appointed from time to time to hold any Class A-2 Book Entry Note.

        CONDITIONS means the Conditions for the:

        (a)     Class A-1 Notes in the form set out in schedule 1 to the Note
                Trust Deed; and

        (b)     Class A-2 Notes in the form set out in schedule 3 to the Note
                Trust Deed.

        CONFIRMATION means, in respect of a Currency Swap, any Confirmation (as defined in that Currency Swap).

        CORPORATIONS ACT means the Corporations Act 2001 (Cth).

        CREDIT SUISSE means Credit Suisse, Sydney Branch.

        CURRENCY SWAP means:

        (a)     the Class A-1 Currency Swap;

        (b)     the Class A-2 Currency Swap; or

        (c)     any other Hedge Agreement on similar terms to either of them in relation to the Class A-1 Notes or the Class A-2 Notes which, if entered into, will not result in the downgrading of, or
                withdrawal of the ratings for, any Notes.

        CURRENCY SWAP PROVIDER means Credit Suisse (USA), Inc..

        CUSTODIAN AGREEMENT means the agreement so entitled dated 19 March 1998 between the Trustee, the Manager and the Custodian.

        CUSTODIAN FEE means the fee payable under clause 6.1(d) of this
        Supplementary Terms Notice and clause 6.1 of the Custodian Agreement.

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        CUT-OFF DATE means, in respect of each Receivable and Receivable
        Security, close of business, 13 September 2006.

        DEALER means in respect of the $A Notes, each of Credit Suisse, Deutsche
        Bank Securities and St.George.

        DEFINITIVE CLASS A-1 NOTE means a registered note in definitive form issued or to be issued in respect of any Class A-1 Note under, and in the circumstances specified in the Note Trust Deed, and includes any replacement for a Definitive Class A-1 Note issued under the relevant
        Conditions.

        DEFINITIVE CLASS A-2 NOTE means a registered note in definitive form issued or to be issued in respect of any Class A-2 Note under, and in the circumstances specified in the Note Trust Deed, and includes any replacement for a Definitive Class A-2 Note issued under the relevant
        Conditions.

        DEFINITIVE NOTE means a Definitive Class A-1 Note or a Definitive Class
        A-2 Note.

        DEPOSITOR means Crusade Management Limited, in its capacity as the depositor, as such term is defined in Regulation AB.

        DESIGNATED RATING AGENCY means S&P, Moody's or Fitch Ratings.

        DETERMINATION DATE means a Monthly Determination Date or a Quarterly
        Determination Date.

        DTC means The Depository Trust Company.

        DEUTSCHE BANK SECURITIES means Deutsche Bank AG, Sydney Branch.

        ELIGIBILITY CRITERIA means the criteria set out in schedule 1 to this
        Supplementary Terms Notice, subject to the Trustee and Manager receiving confirmation from the Designated Rating Agencies that the criteria will not adversely affect the Rating of any Note.

        ENFORCEMENT EXPENSES means the costs and expenses incurred by the
        Approved Seller or the Servicer in connection with the enforcement of any Purchased Receivables or the related Receivable Rights referred to in clause 6.2(a) of the Servicing Agreement.

        EURIBOR means the rate "EUR-EURIBOR - Telerate", as the applicable
        Floating Rate Option under the Definitions of the International Swaps and Derivates Association, Inc. (ISDA) incorporating the 2000 ISDA
        Definitions, as amended and updated as at the Note Issue Date (the ISDA
        DEFINITIONS) being applicable for deposits in Euros for a period of 3 months which appears on the Telerate page 248 as of 11.00am, Brussels time, on the second EURIBOR Business Day before the beginning of each
        Quarterly Interest Period (the INTEREST DETERMINATION DATE). If such rate does not appear on the Telerate Page 248, the rate for that
        Quarterly Interest Period will be determined as if the Trustee and the
        Calculation Agent had specified "EUR-EURIBOR - Reference Banks" as the applicable Floating Rate Option under the ISDA Definitions. "EUR-EURIBOR
        - Reference Banks" means that the rate for a Quarterly Interest Period for a Class A-2 Note will be determined on the basis of the rates at which deposits in Euros are offered by four major banks in the Euro-zone interbank market agreed to by the Calculation Agent and the Currency
        Swap Provider (the REFERENCE BANKS) at approximately 11.00am, Brussels time, on the relevant Interest Determination Date to prime banks in the
        Euro-zone interbank market for a period of 3 months commencing on the first day of the Quarterly Interest Period and in a Representative
        Amount (as defined in the ISDA Definitions). The Calculation Agent will request the principal Euro-zone office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided by

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        Reference Banks to the Calculation Agent, the rate for that Quarterly
        Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided by Reference Banks to the Calculation
        Agent following the Calculation Agent's request, the rate for that
        Quarterly Interest Period will be the arithmetic mean of the rates quoted by four major banks in the Euro-zone, selected by the Calculation
        Agent and the Currency Swap Provider, at approximately 11.00am, Brussels time, on that Interest Determination Date for loans in Euros to leading
        European banks for a period of 3 months, or in the case of the first
        Quarterly Interest Period, the linear interpolation of 1 and 2 months, commencing on the first day of the Quarterly Interest Period and in a
        Representative Amount. If no such rates are available in the Euro-zone, then the rate for such Quarterly Interest Period will be the most recently determined rate in accordance with this definition.

        In this definition of EURIBOR, EURIBOR BUSINESS DAY means any day on which the Trans-European Real-Time Gross Settlement Express Transfer
        (TARGET) System or any successor to it is open.

        EURO AND (euro) means the single currency introduced at the third stage of the European Economic and Monetary Union pursuant to the Treaty
        Establishing the European Community as amended.

        EUROCLEAR means Euroclear Bank S.A/N.V. as operator of the Euroclear
        System.

        EURO ACCOUNT means, in relation to the Trust, the Euro account opened with the Principal Paying Agent or any other Euro account opened and maintained outside Australia, with the Principal Paying Agent so long as the Principal Paying Agent is an Approved Bank.

        EURO EQUIVALENT means:

        (a)     in relation to an amount denominated or to be denominated in
                Australian dollars, that amount converted to (and denominated
                in) Euros at the Euro Exchange Rate; or

        (b)     in relation to an amount denominated in Euros the amount of
                Euros.

        EURO EXCHANGE RATE means in relation to a Class A-2 Currency Swap or a
        Class A-2 Note to which that Currency Swap relates, on any date, the rate of exchange (set as at the commencement of that Currency Swap)
        applicable under that Class A-2 Currency Swap for the exchange of
        Australian dollars for Euros.

        EVENT OF DEFAULT has the meaning given in the Security Trust Deed.

        EXCESS AVAILABLE INCOME means, for a Monthly Collection Period, the amount (if any) by which the Total Available Funds for the Monthly
        Collection Period exceeds the Total Payments for that Monthly Collection
        Period, and, in relation to any Monthly Collection Period, the end of which is immediately followed by a Quarterly Payment Date, includes any amounts retained in the Collection Account or invested on the two immediately preceding Monthly Payment Dates for application on that
        Quarterly Payment Date under clause 5.2.

        EXCESS DISTRIBUTION means, in relation to a Quarterly Collection Period, the amount (if any) by which the Excess Available Income for that
        Quarterly Collection Period exceeds the amounts applied under clause 5.2 on the Quarterly Determination Date relating to that Quarterly
        Collection Period.

        EXCHANGE ACT means the United States Securities Exchange Act of 1934, as amended.

        FINAL MATURITY DATE means the date specified in clause 4.2(j).

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        FINANCE CHARGE COLLECTIONS means, for a Monthly Collection Period, the aggregate of:

        (a)     the aggregate of all amounts received by or on behalf of the
                Trustee during that Monthly Collection Period in respect of interest, fees and other amounts in the nature of income payable under or in respect of the Purchased Receivables and the related
                Receivable Rights, to the extent not included within any other paragraph of this definition, including:

                (i)     any Liquidation Proceeds on account of interest received
                        during that Monthly Collection Period;

                (ii)    any payments by the Approved Seller to the Trustee on
                        the repurchase of a Purchased Receivable under the
                        Master Trust Deed during that Monthly Collection Period
                        which are attributable to interest;

                (iii)   any Break Payments received during that Monthly
                        Collection Period;

                (iv)    any amount received by the Trustee from the Approved
                        Seller under clause 5.27 with respect to that Monthly
                        Collection Period attributable to interest; and

                (v)     any interest on Collections paid by the Approved Seller
                        under clause 5.2(b)(ii) of the Servicing Agreement (as
                        amended by this Supplementary Terms Notice) and received
                        by the Trustee during that Monthly Collection Period.

        (b)     all amounts in respect of interest, fees and other amounts in the nature of income, received by or on behalf of the Trustee during that Monthly Collection Period including:

                (i)     from the Approved Seller, in respect of any breach of a
                        representation, warranty or undertaking contained in the
                        Master Trust Deed or this Supplementary Terms Notice;

                (ii)    from the Approved Seller under any obligation under the
                        Master Trust Deed or this Supplementary Terms Notice to
                        indemnify or reimburse the Trustee for any amount;

                (iii)   from the Servicer in respect of any breach of a
                        representation, warranty or undertaking contained in the
                        Servicing Agreement;

                (iv)    from the Servicer under any obligation under the
                        Servicing Agreement to indemnify or reimburse the
                        Trustee for any amount;

                (v)     from the Custodian in respect of any breach of a
                        representation, warranty or undertaking contained in the
                        Custodian Agreement;

                (vi)    from the Custodian under any obligation under the
                        Custodian Agreement to indemnify or reimburse the
                        Trustee for any amount;

                (vii)   from the Indemnifier under the Indemnity in respect of
                        any losses arising from a breach by the Custodian of its
                        obligations under the Custodian Agreement;

                (viii)  from Perpetual Trustees Consolidated Limited in its personal capacity in respect of any breach of a
                        representation, warranty or undertaking by the Trustee
                        in respect of which it is not entitled to be indemnified
                        out of the Assets of the Trust, or any indemnity from
                        Perpetual Trustees Consolidated Limited in its personal
                        capacity contained in the Transaction Documents;

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                (ix)    from the Approved Seller, the Servicer, the Indemnifier,
                        the Manager or the Custodian, in respect of any breach
                        of a representation, warranty or undertaking by it in
                        respect of a breach under any Transaction Document or
                        under any indemnity contained in the Transaction
                        Documents; and

                (x)     from the Manager in respect of any breach of a
                        representation, warranty or undertaking of the Manager
                        in respect of a breach of which it is not entitled to be
                        indemnified out of the Assets of the Trust, or any
                        indemnity from the Manager, contained in the Transaction
                        Documents,

                in each case which are determined by the Manager to be in
                respect of interest, fees and other amounts in the nature of income payable under the Purchased Receivables and the related
                Receivable Rights; and

        (c)     Recoveries in the nature of income received by or on behalf of the Trustee during that Monthly Collection Period;

        less:

        (d)     the Government Charges collected by or on behalf of the Trustee for that Monthly Collection Period; and

        (e)     the aggregate of all bank fees and charges due to the Servicer or the Approved Seller as agreed by them and consented to by the
                Trustee (that consent not to be unreasonably withheld) from time to time and collected by the Approved Seller or the Servicer during that Monthly Collection Period.

        FINANCE CHARGE LOSS means, for a Monthly Collection Period, the amount of any Liquidation Loss referred to in clause 5.11(a).

        FITCH RATINGS means Fitch Australia Pty Ltd.

        FIXED RATE LOAN means, at any time, any Purchased Receivable which bears a fixed rate of interest at that time.

        FLOATING RATE LOAN means, at any time, any Purchased Receivable which bears a variable rate of interest, as permitted by the relevant
        Receivable Agreement, at the discretion of the Approved Seller.

        FURTHER ADVANCE means in relation to any Collection Period, an amount provided to an Obligor by the Approved Seller under a Purchased
        Receivable in that Collection Period which increases the principal amount of that Purchased Receivable and which is not a Redraw
        (notwithstanding that the scheduled principal balance is required to be increased by reason of the provision of that amount).

        GOVERNMENT CHARGES means, for any Collection Period, the aggregate of all amounts collected by the Servicer or the Approved Seller in that
        Collection Period in respect of the Purchased Receivables and the related Receivable Rights representing bank account taxes or similar
        Taxes.

        GST means any goods and services tax, broad based consumption tax or value added tax imposed by any government agency and includes any goods and services tax payable under the A New Tax System (Goods and Services
        Tax) Act 1999 (Cth).

        HEDGE AGREEMENT in relation to the Trust includes any Interest Hedge and each Currency Swap.

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        HOUSING LOAN PRINCIPAL means, in relation to a Purchased Receivable, the principal amount of that Purchased Receivable from time to time.

        INCOME DISTRIBUTION DATE means, for the purposes of the Master Trust
        Deed, each Payment Date.

        INDEMNIFIER means St.George.

        INDEMNITY means the deed of indemnity between the Trustee, the
        Indemnifier, the Custodian and the Manager dated 14 March 1998.

        INITIAL INVESTED AMOUNT means:

        (a)     in respect of a Note, the amount stated as the Initial Invested
                Amount for that Note in clause 4.2(e);

        (b)     in respect of all Notes of a Class:

                (i)     the sum of the aggregate of the Initial Invested Amount
                        of all Notes of that Class (in the case of the Class A-3
                        Notes, the Class B Notes or the Class C Notes); or

                (ii)    the sum of the aggregate of the A$ Equivalent of the
                        Initial Invested Amount of all Notes of that Class (in
                        the case of the Offshore Notes); and

        (c)     in respect of all Notes, the sum of the aggregate of the Initial
                Invested Amount of all A$ Notes and the aggregate of the
                relevant A$ Equivalent of the Initial Invested Amounts of all
                Offshore Notes.

        INITIAL PRINCIPAL DISTRIBUTION means any distribution of Principal
        Collections in accordance with clause 5.4(a).

        INTEREST means Class A Interest, Class B Interest or Class C Interest.

        INTEREST HEDGE means the Basis Swap or an Interest Rate Swap.

        INTEREST PAYMENT DATE means, for the purposes of the Master Trust Deed, each Payment Date.

        INTEREST PERIOD means a Monthly Interest Period or a Quarterly Interest
        Period.

        INTEREST RATE means, in relation to:

        (a)     a Class A-1 Note and a Quarterly Interest Period, LIBOR in
                relation to that Quarterly Interest Period plus the relevant
                Margin for the Class A-1 Notes;

        (b)     a Class A-2 Note and a Quarterly Interest Period, EURIBOR in
                relation to that Quarterly Interest Period plus the relevant
                Margin for the Class A-2 Notes;

        (c)     a Class A-3 Note and a Monthly Interest Period, the One Month
                Bank Bill Rate on the first day of that Monthly Interest Period plus the relevant Margin for the relevant Class A-3 Note; and

        (d)     a Class B Note or a Class C Note and a Quarterly Interest
                Period, the Three Month Bank Bill Rate on the first day of that
                Quarterly Interest Period plus the relevant Margin for the relevant Class B Note or Class C Note.

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        INTEREST RATE SWAP means:

        (a)     initially, in relation to the master agreement dated on or about the date of this Supplementary Terms Notice made between the
                Trustee and Crusade Management Limited as principal floating rate payer and St.George as standby interest rate swap provider, on the terms of the ISDA Master Agreement (with amendments thereto), each Transaction (as defined in that agreement)
                entered into in accordance with that agreement in relation to the interest rate risk arising from a Receivable which is a
                Fixed Rate Loan; or

        (b)     any other interest rate swap entered into by the Trustee under clause 2.6(d).

        INVESTED AMOUNT means, on a Monthly Determination Date in relation to:

        (a)     a Note, the Initial Invested Amount of that Note minus the aggregate of Principal Payments made in respect of the Note on or before the related Determination Date; and

        (b)     all Notes of a Class:

                (i)     the aggregate of the Invested Amounts of all Notes of
                        that Class (in the case of the A$ Notes) for that
                        Determination Date; or

                (ii)    the aggregate of the A$ Equivalent of the Invested
                        Amounts of all Notes of that Class (in the case of the
                        Offshore Notes) for that Determination Date.

        ISDA means the International Swaps and Derivatives Association, Inc.
        (formerly the International Swaps Dealers Association Inc).

        ISDA DEFINITIONS means the 2000 ISDA Definitions as amended from time to time published by the International Swaps and Derivatives Association,
        Inc.

        ISDA MASTER AGREEMENT means the June 1992 Multicurrency-Cross border edition of the Master Agreement published by ISDA, any schedule forming part of that Agreement and the relevant addenda to it.

        JOINT LEAD MANAGER means:

        (a)     in relation to the Offshore Notes, Credit Suisse and Deutsche
                Bank Securities; and

        (b)     in relation to A$ Notes, St.George, Credit Suisse and Deutsche
                Bank Securities.

        LIBOR means, in relation to any Quarterly Interest Period, the rate of interest determined by the Calculation Agent as follows:

        (a)     On the second LIBOR Business Day before the beginning of each
                Quarterly Interest Period (each an INTEREST DETERMINATION DATE), the rate "USD-LIBOR-BBA" as the applicable Floating Rate Option under the ISDA Definitions being the rate applicable to any
                Quarterly Interest Period for three-month or in the case of the first Quarterly Interest Period, the rate will be determined by linear interpolation of 1 month and 2 month deposits in US
                Dollars which appears on the Telerate Page 3750 as of 11.00 am,
                London time, determined on the Interest Determination Date by the Calculation Agent.

        (b)     If such rate does not appear on the Telerate Page 3750, the rate for that Quarterly Interest Period will be determined as if the
                Trustee and the Calculation Agent had specified
                "USD-LIBOR-Reference Banks" as the applicable Floating Rate
                Option under the ISDA Definitions. "USD-LIBOR-Reference Banks"
                means that the rate for a Quarterly Interest

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                Period will be determined on the basis of the rates at which deposits in US Dollars are offered by the REFERENCE BANKS (being four major banks in the London interbank market agreed to by the
                Calculation Agent and the Currency Swap Provider) at
                approximately 11.00 am, London time, on the Interest
                Determination Date to prime banks in the London interbank market for a period of three months (or in the case of the first
                Quarterly Interest Period, the rate will be determined by linear interpolation of 1 month and 2 months) commencing on the first day of the Quarterly Interest Period and in a Representative
                Amount (as defined in the ISDA Definitions). The Calculation
                Agent will request the principal London office of each of the
                Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Quarterly
                Interest Period will be the arithmetic mean of the quotations.
                If fewer than two quotations are provided as requested, the rate for that Quarterly Interest Period will be the arithmetic mean of the rates quoted by not less than two major banks in London, selected by the Calculation Agent and the Currency Swap
                Provider, at approximately 11.00am, London time, on the first day of that Quarterly Interest Period for loans in US Dollars to leading European banks for a period of three months (or in the case of the first Quarterly Interest Period, the rate will be determined by linear interpolation of 1 month and 2 months)
                commencing on the first day of the Quarterly Interest Period and in a Representative Amount.

        (c)     If no such rates are available in London, then the rate for such
                Quarterly Interest Period shall be the most recently determined rate in accordance with this paragraph.

        In this definition of LIBOR, LIBOR BUSINESS DAY means any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London.

        LIQUIDATION LOSS means, for a Collection Period, the amount (if any) by which the Unpaid Balance of a Purchased Receivable (together with the
        Enforcement Expenses relating to the Purchased Receivable and the related Receivable Rights) exceeds the Liquidation Proceeds in relation to the Purchased Receivable for that Collection Period.

        LIQUIDATION PROCEEDS means, in relation to a Purchased Receivable and the related Receivable Rights which have been or are being enforced, all amounts recovered from the enforcement of the Purchased Receivable and the related Receivable Rights (but does not include the proceeds of any
        Mortgage Insurance Policy).

        LIQUIDITY ACCOUNT means an interest bearing account established under clause 5.10(a).

        LIQUIDITY DRAW has the meaning given in clause 5.10(b).

        LIQUIDITY LIMIT means, at any time, the amount equal to 0.90% of the aggregate outstanding principal amount of the Purchased Receivables at that time.

        LIQUIDITY RESERVE means, at any time, the amount standing to the credit of the Liquidity Account at that time.

        LIQUIDITY SHORTFALL has the meaning given in clause 5.10(b).

        LOAN OFFSET DEPOSIT ACCOUNT means any deposit account maintained by an
        Obligor under a Purchased Receivable with the Approved Seller where an amount equal to the interest which would otherwise accrue on that account is offset against moneys owed by that Obligor under that
        Purchased Receivable, in accordance with the relevant Receivable
        Agreement.

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        LOAN OFFSET INTEREST AMOUNT means, in relation to any Obligor under a
        Purchased Receivable, the amount of any interest which would be payable by the Approved Seller to that Obligor on amounts standing to the credit of the Obligor's Loan Offset Deposit Account, if interest was payable on that account.

        LOW DOC LOAN means a Loan, originated as a "Low Doc (Stated Income) Home
        Loan", in respect of which:

        (a)     the relevant Obligor, at the time of settlement of the Loan, has been self-employed or a full time investor for not less than 2 years; or

        (b)     the relevant Obligor is a salaried borrower who provides
                St.George with an employment confirmation, and information contained in the relevant application verifies that the Obligor has been employed for 30 months over the three years preceding settlement,

        and in each case the income verification requirements are less extensive than for other Loans.

        LVR means in relation to a Loan, the outstanding amount of that Loan, plus any other amount secured by any Mortgage for that Loan or related
        Loans, at the date of determination divided by the aggregate value
        (determined at the time the Mortgage was granted or as may be revalued from time to time in accordance with the Servicer's usual procedures) of the Mortgaged Property subject to the related Mortgage for that Loan, expressed as a percentage.

        MARGIN means in relation to a Note, the Margin agreed between the
        Manager and the relevant Joint Lead Managers, and notified by the
        Manager to the Trustee under clause 4.2(d), as may be modified under clause 4.9.

        MODIFIED FOLLOWING BUSINESS DAY CONVENTION has the meaning given to it in the ISDA Definitions.

        MONTHLY COLLECTION PERIOD means, in relation to a Monthly Payment Date, the calendar month which precedes the calendar month in which the
        Monthly Payment Date occurs. The first Monthly Collection Period is the period from (but excluding) the Cut-Off Date to (and including) 31
        October 2006. The penultimate Monthly Collection Period is the period from (but excluding) the end of the preceding Monthly Collection Period to (but excluding) the penultimate Monthly Determination Date. The last
        Monthly Collection Period is the period from (but excluding) the last day of the preceding Monthly Collection Period to (and including) the date on which the Trust is terminated.

        MONTHLY DETERMINATION DATE means, in relation to the Trust for a Monthly
        Collection Period, the date which is 2 Business Days prior to the
        Monthly Payment Date following the end of that Monthly Collection
        Period.

        MONTHLY INTEREST PERIOD means, in relation to a Monthly Payment Date with respect to the Notes (including, with respect to the Class A-1
        Notes, the Class A-2 Notes, the Class B Notes and the Class C Notes, the
        allocation of the portion of the applicable A$ Equivalent of accrued interest on each Monthly Payment Date which is not a Quarterly Payment
        Date):

        (a)     in relation to the first Monthly Interest Period, the period commencing on (and including) the Closing Date and ending on
                (but excluding) the first Monthly Payment Date;

        (b)     in relation to the final Monthly Interest Period, the period commencing on (and including) the Monthly Payment Date prior to the day on which all amounts due on such Notes are redeemed in full in accordance with the Transaction Documents and ending on
                (but

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                excluding) such day; provided that if the Stated Amount of any such Note on the due date for redemption is not zero and payment of principal due is improperly withheld or refused, the final
                Monthly Interest Period shall end on the day on which:

                (i)     the monies in respect of that Note have been received by
                        the relevant Noteholder, the Note Trustee or the
                        Principal Paying Agent; or

                (ii)    the Stated Amount of that Note has been reduced to zero
                        provided that Interest shall thereafter begin to accrue
                        from (and including) any date on which the Stated Amount
                        of that Note becomes greater than zero; and

        (c)     in relation to each other Monthly Interest Period, the period commencing on (and including) a Monthly Payment Date and ending on (but excluding) the next Monthly Payment Date.

        MONTHLY PAYMENT DATE means, in relation to a Monthly Collection Period, the 15th day of the calendar month that follows that Monthly Collection
        Period, subject to adjustment in accordance with the Modified Following
        Business Day Convention. The first Monthly Payment Date will be 15
        November 2006.

        MORTGAGE INSURER means:

        (a)     initially, St.George Insurance Pte Ltd, Genworth Financial
                Mortgage Insurance Company Limited, PMI Mortgage Insurance Ltd
                and the Commonwealth of Australia; and

        (b)     otherwise, St.George Insurance (Australia) Pty Limited or any
                other successor or assignee of St.George Insurance Pte Limited provided that each Designated Rating Agency has confirmed that if that mortgage insurer enters into a Mortgage Insurance Policy in respect of any Purchased Receivable, it will not result in the downgrade or withdrawal of rating of any Notes.

        MORTGAGE SHORTFALL means, in relation to a Purchased Receivable, the amount (if a positive number) equal to the Principal Loss for that
        Purchased Receivable minus the aggregate of:

        (a)     the total amount recovered and recoverable in respect of that
                Purchased Receivable under the relevant Mortgage Insurance
                Policy, determined to be attributable to principal; and

        (b)     the total amount recovered and recoverable by the Trustee from the Approved Seller or the Servicer (as the case may be) in respect of that Purchased Receivable (by way of damages or otherwise) under or in respect of the Master Trust Deed, this
                Supplementary Terms Notice or the Servicing Agreement (as the
                case may be), determined by the Manager to be attributable to principal.

        For the purposes of this definition,

        (c)     an amount shall be regarded as not recoverable upon the earlier of:

                (i)     a determination being made, in the case of paragraph
                        (a), by the Manager, and in the case of paragraph (b),
                        by the Trustee, in each case upon the advice of such
                        suitably qualified expert advisers as the Manager or the
                        Trustee (as the case may be) thinks fit, that there is
                        no such amount, or that such amount is not likely to be
                        recovered (including because the relevant Mortgage
                        Insurance Policy has been terminated, the relevant
                        Mortgage Insurer is entitled to reduce the amount of the
                        claim or the Mortgage Insurer defaults in payment of a
                        claim); and

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                (ii)    the date which is two years after the Monthly
                        Determination Date upon which the relevant Principal
                        Loss was determined under clause 5.11; and

        (d)     a Mortgage Shortfall arises on the date upon which there are no further amounts referred to in (a) and (b) recoverable in
                respect of the relevant Purchased Receivable.

        MORTGAGED PROPERTY has the meaning given in the Security Trust Deed.

        MORTGAGEE means:

        (a)     the Security Trustee in relation to its rights (held in its own right or for the benefit of other Mortgagees) under this deed and the Security Trust Deed;

        (b)     any Class A Noteholder, in relation to its rights under the
                Class A Notes held by it;

        (c)     any Class B Noteholder in relation to its rights under the Class
                B Notes held by it;

        (d)     any Class C Noteholder in relation to its rights under the Class
                C Notes held by it;

        (e)     the Trustee, in relation to fees and expenses due to it in respect of the Trust;

        (f)     any Approved Seller in relation to any relevant Accrued Interest
                Adjustment and Redraws;

        (g)     the Manager in relation to its rights as Manager under the
                Transaction Documents;

        (h)     the Servicer in relation to its rights as Servicer under the
                Transaction Documents;

        (i)     any Support Facility Provider in relation to its rights under each Support Facility (other than a Mortgage Insurance Policy)
                to which it is a party (including the Swap Provider and the
                Currency Swap Provider);

        (j)     the Note Trustee in relation to its rights (held on its own right or for the benefit of any Class A Noteholders) under the
                Transaction Documents;

        (k)     each Paying Agent in relation to its rights under the
                Transaction Documents;

        (l)     each Note Manager in relation to its rights under the
                Transaction Documents;

        (m)     each Note Registrar in relation to its rights under the
                Transaction Documents; or

        (n)     the Calculation Agent in relation to its rights under the
                Transaction Documents.

        NOTE means a Class A Note, a Class B Note or Class C Note and includes:

        (a)     the Conditions relating to an Offshore Note; and

        (b)     any interest in a Book Entry Note as an account holder with a
                Clearing Agency.

        NOTE APPLICATION means a note application for one or more A$ Notes dated on or about the Closing Date.

        NOTE MANAGER means

        (a)     in relation to any Class A-1 Notes:

                (i)     Deutsche Bank Securities Inc.; or

                (ii)    Credit Suisse Securities (USA) LLC;

        (b)     in relation to any Class A-2 Notes:

                (ii)    Deutsche Bank AG, London Branch; or

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                (ii)    Credit Suisse Securities (Europe) Limited; and

        (c)     in relation to any A$ Notes, the Dealers for those A$ Notes.

        NOTE REGISTER means the Class A-1 Note Register or the Class A-2 Note
        Register.

        NOTE REGISTRAR means the Class A-1 Note Registrar or the Class A-2 Note
        Registrar.

        NOTE TRUST means the trust established under clause 1.10 of the Note
        Trust Deed.

        NOTE TRUST DEED means the deed so entitled dated on or about the date of this Supplementary Terms Notice between the Note Trustee, the Principal
        Paying Agent, the Calculation Agent, the Trustee, the Security Trustee
        and the Manager.

        NOTEHOLDER means, in relation to a Note at any time, the person who is the registered holder of that Note at that time.

        NOTEHOLDER MORTGAGEES means, together:

        (a)     the Note Trustee on behalf of the Offshore Noteholders save that where the Note Trustee has become bound to take steps and/or proceed hereunder and fails to do so within a reasonable time and such failure is continuing, the Offshore Noteholders and then only if and to the extent permitted under the Transaction
                Documents and Australian law; and

        (b)     each A$ Noteholder.

        NOTICE OF CREATION OF TRUST means the Notice of Creation of Trust dated
        14 September 2006 issued under the Master Trust Deed in relation to the
        Trust.

        NOTIONAL INVESTED AMOUNT means, on any Monthly Payment Date in relation to a Note:

        (a)     if that Monthly Payment Date is also a Quarterly Payment Date, the Invested Amount of that Note on that Quarterly Payment Date;
                and

        (b)     if that Monthly Payment Date is not also a Quarterly Payment
                Date, the Invested Amount of that Note on that Monthly Payment
                Date and, with respect to any Note (other than a Class A-3 Note)
                minus all Principal Carryover Amounts (or the US$ Equivalent (in
                the case of the Class A-1 Notes) or the Euro Equivalent (in the case of the Class A-2 Notes) of such amounts) allocated for that
                Note up to and including that Monthly Payment Date in the
                relevant Quarterly Interest Period.

        NOTIONAL STATED AMOUNT means, on any Monthly Payment Date in relation to a Note:

        (a)     if that Monthly Payment Date is also a Quarterly Payment Date, the Stated Amount of that Note on that Quarterly Payment Date
                (excluding any applicable Principal Payments on that Monthly
                Payment Date); and

        (b)     if that Monthly Payment Date is not also a Quarterly Payment
                Date, the Stated Amount of that Note on that Monthly Payment
                Date (excluding any applicable Principal Payments on that
                Monthly Payment Date) and, with respect to any Note other than a
                Class A-3 Note:

                (i)     minus all Principal Carryover Amounts (or the US$
                        Equivalent (in the case of the Class A-1 Notes) or the
                        Euro Equivalent (in the case of the Class A-2 Notes) of
                        such amounts) allocated for that Note up to but
                        excluding that Monthly Payment Date in the relevant
                        Quarterly Interest Period;

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                (ii)    plus all amounts (or the US$ Equivalent (in the case of
                        the Class A-1 Notes) or the Euro Equivalent (in the case
                        of the Class A-2 Notes) of such amounts) allocated to
                        the Carryover Charge Offs for that Note up to but
                        excluding that Monthly Payment Date under clause 5.2 in
                        the relevant Quarterly Interest Period; and

                (iii)   minus all amounts (or the US$ Equivalent (in the case of
                        the Class A-1 Notes) or the Euro Equivalent (in the case
                        of the Class A-2 Notes) of such amounts) allocated to
                        that Note up to but excluding that Monthly Payment Date
                        under clause 5.14.

        OFFSHORE NOTES means a Class A-1 Note or a Class A-2 Note.

        OFFSHORE NOTEHOLDER means a Class A-1 Noteholder or a Class A-2
        Noteholder.

        ONE MONTH BANK BILL RATE on any date means the rate quoted on the
        Reuters Screen BBSW Page at approximately 10.00am, Sydney time, on that date (the CALCULATION DAY) for each BBSW Reference Bank so quoting (but not fewer than five) as being the mean buying and selling rate for a bill (which for the purpose of this definition means a bill of exchange of the type specified for the purpose of quoting on the Reuters Screen
        BBSW Page) having a tenor of 1 month (or in the case of the first
        Monthly Interest Period, the rate will be determined by linear interpolation of 1 month and 2 months) eliminating the highest and lowest mean rates and taking the average of the remaining mean rates and then (if necessary) rounding the resultant figure upwards to four decimal places. If on any Calculation Day fewer than five BBSW Reference
        Banks have quoted rates on the Reuters Screen BBSW Page, the rate for that date shall be calculated as above by taking the rates otherwise quoted by five of the BBSW Reference Banks on application by the parties for such a bill of the same tenor. If on any Calculation Day the rate cannot be determined in accordance with the foregoing procedures then the rate shall mean such rate as is agreed between the Manager and
        St.George having regard to comparable indices then available.

        PAYING AGENT means any person for the time being appointed as a Paying
        Agent under the Agency Agreement and includes the Principal Paying
        Agent.

        PAYMENT DATE means a Monthly Payment Date or a Quarterly Payment Date.

        PAYMENT SHORTFALL means, in relation to any Monthly Collection Period, the amount (if any) by which Total Payments for that Monthly Collection
        Period exceed the Available Income for that Monthly Collection Period.

        PREMISES means:

        (a)     the area labelled "Crusade Global Trust No. 2 of 2006" located in a secure area on Lower Ground Floor, St.George House, 4-16
                Montgomery Street, Kogarah, New South Wales 2217; or

        (b)     such other premises as the Custodian proposes, and the Trustee agrees to in writing.

        PRINCIPAL AMORTISATION DATE means, in relation to a Note for the purposes of the Master Trust Deed, each Quarterly Payment Date.

        PRINCIPAL CARRYOVER AMOUNT means a Class A-1 Principal Carryover Amount, a Class A-2 Principal Carryover Amount, a Class B Principal Carryover
        Amount or a Class C Principal Carryover Amount, as relevant.

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        PRINCIPAL CHARGE OFF means, in relation to any Monthly Collection
        Period, the aggregate of all Mortgage Shortfalls for that Monthly
        Collection Period, and, in relation to the final Monthly Collection
        Period, includes all Principal Draws and Liquidity Draws outstanding on the Monthly Payment Date for that Monthly Collection Period (after applying all amounts then available towards repaying those Principal
        Draws and Liquidity Draws on the Monthly Payment Date).

        PRINCIPAL COLLECTIONS means, for a Monthly Collection Period, the aggregate of:

        (a)     all amounts received by or on behalf of the Trustee from or on behalf of Obligors under the Purchased Receivables during that
                Monthly Collection Period in respect of principal, in accordance with the terms of the Purchased Receivables, including principal prepayments;

        (b)     all other amounts received by or on behalf of the Trustee under or in respect of principal under the Purchased Receivables and the related Receivable Rights during that Monthly Collection
                Period including:

                (i)     any Liquidation Proceeds on account of principal;

                (ii)    any payments by the Approved Seller to the Trustee on
                        the repurchase of a Purchased Receivable under the
                        Master Trust Deed during that Monthly Collection Period
                        which are attributable to principal; and

                (iii)   any amount received by the Trustee from the Approved
                        Seller under clause 5.27 with respect to that Monthly
                        Collection Period attributable to principal;

        (c)     all amounts received by or on behalf of the Trustee during that
                Collection Period from any provider of a Support Facility (other than a Currency Swap but including any Mortgage Insurance
                Policy) under that Support Facility and which the Manager
                determines should be accounted for in respect of a Principal
                Loss;

        (d)     all amounts received by or on behalf of the Trustee during that
                Collection Period:

                (i)     from the Approved Seller, in respect of any breach of a
                        representation, warranty or undertaking of the Approved
                        Seller contained in the Transaction Documents;

                (ii)    from the Approved Seller under any obligation of the
                        Approved Seller under the Transaction Documents to
                        indemnify or reimburse the Trustee for any amount;

                (iii)   from the Servicer, in respect of any breach of any
                        representation, warranty or undertaking of the Servicer
                        contained in the Servicing Agreement;

                (iv)    from the Servicer under any obligation of the Servicer
                        under the Servicing Agreement to indemnify or reimburse
                        the Trustee for any amount;

                (v)     from the Custodian in respect of any breach of a
                        representation, warranty or undertaking of the Custodian
                        contained in the Custodian Agreement;

                (vi)    from the Custodian under any obligation of the Custodian
                        under the Custodian Agreement to indemnify or reimburse
                        the Trustee for any amount;

                (vii)   from the Indemnifier under the Indemnity in respect of
                        any losses arising from a breach by the Custodian of its
                        obligations contained in the Custodian Agreement;

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                (viii)  from Perpetual Trustees Consolidated Limited in its personal capacity in respect of any breach of a
                        representation, warranty or undertaking of the Trustee
                        in respect of which it is not entitled to be indemnified
                        out of the Assets of the Trust;

                (ix)    from Perpetual Trustees Consolidated Limited in its
                        personal capacity under any obligation of the Trustee
                        under the Transaction Documents to indemnify or
                        reimburse the Trust for any amount;

                (x)     from the Manager in respect of any breach of a
                        representation, warranty or undertaking of the Manager
                        contained in the Transaction Documents of which it is
                        not entitled to be indemnified out of the Assets of the
                        Trust; and

                (xi)    from the Manager under any obligation of the Manager
                        under the Transaction Documents to indemnify or
                        reimburse the Trust for any amount,

                in each case, which are determined by the Manager to be in respect of principal payable under the Purchased Receivables and the related Receivable Rights;

        (e)     any amounts in the nature of principal received by or on behalf of the Trustee during that Collection Period pursuant to the sale of any Asset (including the A$ Equivalent of any amount received by the Trustee on the issue of the Notes which was not used to purchase a Purchased Receivable or Purchased Receivable
                Security, and which the Manager determines is surplus to the requirements of the Trust);

        (f)     if the Monthly Payment Date immediately following that Monthly
                Collection Period is also a Quarterly Payment Date, any amount of Excess Available Income (including amounts allocated as calculated on the three Monthly Determination Dates preceding that Quarterly Payment Date) to be applied to pay or reinstate a
                Principal Charge Off or a Carryover Charge Off (as applicable);

        (g)     if the Monthly Payment Date immediately following that Monthly
                Collection Period is also a Quarterly Payment Date, any Excess
                Available Income (including amounts allocated as calculated on the three Monthly Determination Dates preceding that Quarterly
                Payment Date) to be applied under clause 5.2 to Principal Draws made on a previous Monthly Payment Date;

        (h)     if the Monthly Payment Date immediately following that Monthly
                Collection Period is also a Quarterly Payment Date, any Excess
                Available Income (including amounts allocated as calculated on the three Monthly Determination Dates preceding that Quarterly
                Payment Date) to be applied under clause 5.2 to Liquidity Draws made on a previous Monthly Payment Date;

        (i)     if the Monthly Payment Date immediately following that Monthly
                Collection Period is also a Quarterly Payment Date, any Surplus
                Amount for that Monthly Payment Date;

        (j)     any amount retained in the Collection Account from the
                immediately preceding Monthly Collection Period in accordance with clause 5.4(a)(ii) or 5.4(a)(iv) and which has not been applied under clause 5.1 or to reimburse further Redraws; and

        (k)     if the Monthly Payment Date immediately following that Monthly
                Collection Period is also a Quarterly Payment Date, an amount equal to any Principal Collections for the two

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                Monthly Collection Periods preceding that Monthly Collection
                Period which were not paid or allocated under clause 5.5 on a previous Monthly Payment Date,

        less any amounts paid by the Trustee to replace a Purchased Receivable in accordance with clause 8.

        PRINCIPAL DRAW means, for a Monthly Collection Period, the amount calculated under clause 5.9 in relation to that Monthly Collection
        Period.

        PRINCIPAL ENTITLEMENT means, in relation to a Note for the purposes of the Master Trust Deed, at any time prior to the Final Maturity Date, the
        Invested Amount of such Note at such time and, on the Final Maturity
        Date or the date on which the Note is fully redeemed under the
        Transaction Documents, the Stated Amount of such Note at such date.

        PRINCIPAL LOSS means, for a Monthly Collection Period, the amount of any
        Liquidation Loss for that Monthly Collection Period referred to in clause 5.11(b).

        PRINCIPAL PAYING AGENT means The Bank of New York or any successor as
        Principal Paying Agent under the Agency Agreement.

        PRINCIPAL PAYMENT means a Class A Principal Payment, a Class B Principal
        Payment or a Class C Principal Payment.

        PROPERTY RESTORATION EXPENSES means costs and expenses incurred by or on behalf of the Trustee, or by the Servicer under the Servicing Agreement, in repairing, maintaining or restoring to an appropriate state of repair and condition any Mortgaged Property, in exercise of a power conferred on the mortgagee under the relevant Purchased Receivable and Relevant
        Documents.

        PROSPECTUS REGULATIONS means the Prospectus (Directive 2003/71/EC)
        Regulations 2005.

        PURCHASED RECEIVABLE means each Loan specified in a Sale Notice and purchased by the Trustee, unless the Trustee has ceased to have an interest in that Loan.

        PURCHASED RECEIVABLE SECURITY means each Mortgage specified in a Sale
        Notice and acquired by the Trustee, unless the Trustee has ceased to have an interest in that Mortgage.

        QUARTERLY COLLECTION PERIOD means in relation to a Quarterly Payment
        Date, the 3 Monthly Collection Periods that precede the calendar month in which the Quarterly Payment Date falls. The first Quarterly
        Collection Period is the period from (and excluding) the Cut-Off Date, to (and including) 31 October 2006. The last Quarterly Collection Period ends on (and includes) the date on which the Trust is terminated under clause 3.5 of the Master Trust Deed.

        QUARTERLY DETERMINATION DATE means, in relation to the Trust for a
        Quarterly Collection Period, the date which is 2 Business Days prior to the Quarterly Payment Date following the end of that Quarterly
        Collection Period.

        QUARTERLY INTEREST PERIOD means:

        (a)     in relation to the first Quarterly Interest Period of a Note
                (other than a Class A-3 Note), the period commencing on (and including) the Closing Date and ending on (but excluding) the first Quarterly Payment Date; and

        (b)     in relation to the final Quarterly Interest Period for a Note
                (other than a Class A-3 Note), the period commencing on (and including) the Quarterly Payment Date prior to the day on which all amounts due on such Notes are redeemed in full in accordance with the

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                Transaction Documents and ending on (but excluding) such day;
                provided that if the Stated Amount of any such Note on the due date for redemption is not zero and payment of principal due is improperly withheld or refused, the final Quarterly Interest
                Period shall end on the day on which:

                (i)     the monies in respect of that Note have been received by
                        the Note Trustee or the Principal Paying Agent and
                        notice to that effect has been given in accordance with
                        the relevant Condition; or

                (ii)    the Stated Amount of that Note has been reduced to zero
                        provided that Interest shall thereafter begin to accrue
                        from (and including) any date on which the Stated Amount
                        of that Note becomes greater than zero; and

        (c)     in relation to each other Quarterly Interest Period for a Note
                (other than a Class A-3 Note), each period commencing on (and including) a Quarterly Payment Date and ending on (but
                excluding) the next Quarterly Payment Date.

        QUARTERLY PAYMENT DATE has the meaning given in clause 4.2(h).

        RATING means the rating specified in clause 4.2(f).

        RECEIVABLE means, in relation to the Trust, the rights of the Approved
        Seller or the Trustee (as the case may require) under or in respect of
        Loans constituted upon acceptance of the Approved Seller's standard loan offer for any of its mortgage loan products (or any variation of those products after a Sale Notice is or was given) as varied by the Approved
        Seller's standard letter of variation if any (unless that variation would make that Receivable cease to comply with the Eligibility
        Criteria).

        RECEIVER has the meaning given in the Security Trust Deed.

        RECORD DATE means:

        (a)     with respect to a Monthly Payment Date for any Class A-3 Note,
                4.00pm (Sydney time) on the second Business Day before that
                Monthly Payment Date;

        (b)     with respect to the Quarterly Payment Date for any Book Entry
                Note, close of business on the second Business Day before that
                Quarterly Payment Date;

        (c)     with respect to the Quarterly Payment Date for any Definitive
                Note, the last day of the calendar month before that Quarterly
                Payment Date; and

        (d)     with respect to the Quarterly Payment Date for any Class B Note or Class C Note, 4.00pm (Sydney time) on the second Business Day before that Quarterly Payment Date.

        RECOVERY means any amount received by the Servicer under or in respect of a Purchased Receivable and the related Receivable Rights at any time after a Finance Charge Loss or Principal Loss has arisen in respect of that Purchased Receivable, provided that amount is not otherwise payable to a Mortgage Insurer under a Mortgage Insurance Policy.

        REDRAW means, in relation to any Collection Period, an amount provided to an Obligor by the Approved Seller under a Purchased Receivable in that Collection Period in respect of any principal prepayments previously made to the Obligor's loan account in accordance with the terms of the Obligor's Purchased Receivable.

        REDRAW RETENTION AMOUNT has the meaning given in clause 5.8(c).

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        REDRAW SHORTFALL means the total amount (if any) of Redraws made by the
        Approved Seller for which it has not been reimbursed which remain outstanding after:

        (a)     applying Principal Collections towards reimbursement of those
                Redraws under clause 5.4; and

        (b)     without duplication, drawing on the Redraw Retention Amount (if any).

        REGULATION AB means Subpart 229.1100 - Asset Backed Securities
        (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70
        Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the
        Commission, or as may be provided by the Commission or its staff from time to time.

        REMITTANCE DATE means the day which is two Business Days before a
        Payment Date.

        RESIDUAL CAPITAL UNIT has the meaning given in clause 11.1.

        RESIDUAL INCOME UNIT has the meaning given in clause 11.1.

        SALE NOTICE means any Sale Notice (as defined in the Master Trust Deed)
        which may be given by the Approved Seller to the Trustee after the date of execution of this Supplementary Terms Notice and which is subsequently accepted by the Trustee.

        SECURED MONEYS has the meaning given in the Security Trust Deed.

        SECURITIES ACT means the United States Securities Act of 1933, as amended.

        SECURITY TRUST DEED means the agreement so entitled dated 14 September
        2006 between the Trustee, the Manager, the Note Trustee and the Security
        Trustee.

        SECURITY TRUSTEE means the security trustee so named under the Security
        Trust Deed.

        SECURITY TRUSTEE'S FEE means the fee payable under clause 11.2 of the
        Security Trust Deed.

        SELLER LOAN AGREEMENT means the agreement so entitled dated on or about the date of this Supplementary Terms Notice between the Approved Seller, the Trustee and the Manager.

        SERVICING AGREEMENT means the agreement so entitled dated 19 March 1998 between the Trustee, the Manager and the Servicer.

        SERVICING CRITERIA means the "servicing criteria" set forth in Item
        1122(d) of Regulation AB, as such may be amended from time to time.

        SERVICING FEE means the fee payable under clause 6.1(c) of this
        Supplementary Terms Notice and clause 6.1 of the Servicing Agreement.

        SPECIFIC MORTGAGE INSURANCE POLICY means a Mortgage Insurance Policy in relation to a Purchased Receivable with an LVR of over 80% (or over 60%
        for Low Doc Loans).

        SPREAD in relation to a Currency Swap has the meaning given in the
        Currency Swap in respect of payments by the Trustee under that Currency
        Swap.

        STATED AMOUNT means in relation to the Class A Notes, the Class A Stated
        Amount, in relation to the Class B Notes, the Class B Stated Amount and in relation to the Class C Notes, the Class C Stated Amount.

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        STATIC POOL INFORMATION means static pool information as described in
        Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

        STEPDOWN DATE means the Quarterly Payment Date falling in November 2009.

        STEP-UP MARGIN has the meaning given in clause 4.9.

        ST.GEORGE INFORMATION has the meaning given to that term in clause
        18.7(a).

        SUBCONTRACTOR means any vendor, subcontractor or other person that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of
        Purchased Receivables but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Purchased
        Receivables under the direction or authority of the Servicer or a
        Subservicer, if any.

        SUBSERVICER means any person that services Purchased Receivables on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors)
        of a substantial portion of the material servicing functions required to be performed by the Servicer under this Supplementary Terms Notice, the
        Servicing Agreement or any other Transaction Document, that are identified in Item 1122(d) of Regulation AB.

        SUBSCRIPTION AGREEMENT means:

        (a)     the Underwriting Agreement dated on or about 15 September 2006 between the Trustee, the Manager, St.George and the Note
                Managers for the Class A-1 Notes, in relation to the
                subscription for the Class A-1 Notes;

        (b)     the Subscription Agreement dated on or about 15 September 2006 between the Trustee, the Manager, St.George and the Note
                Managers for the Class A-2 Notes, in relation to subscription for the Class A-2 Notes; and

        (c)     the Dealer Agreement dated on or about 19 September 2006 between the Trustee, the Manager, St.George, the Custodian and the
                Dealers, in relation to subscription for the A$ Notes.

        SUPPORT FACILITY means each Support Facility (as defined in the Master
        Trust Deed) which relates to the Trust and includes the Indemnity and the standby facility provided by St.George under each of the Basis Swap and any Interest Rate Swap.

        SUPPORT FACILITY COLLATERAL ACCOUNT means, in relation to a Support
        Facility, each Collateral Account as defined in that Support Facility.

        SURPLUS AMOUNT means, on a Quarterly Payment Date, the amount (if any)
        by which the Liquidity Reserve on that Quarterly Payment Date (after application of all amounts under clause 5 on that date) exceeds the greater of the Liquidity Limit at that date and the aggregate of outstanding Liquidity Draws at that date, as determined by the Manager, provided that if that amount would be a negative amount on any Quarterly
        Payment Date, the Surplus Amount on that Quarterly Payment Date will be zero.

        SWAP PROVIDER means, in relation to a Hedge Agreement, the counterparty which enters into that arrangement with the Trustee.

        TAX ACT has the meaning given to Taxation Act in the Master Trust Deed.

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        THREE MONTH BANK BILL RATE on any date means the rate quoted on the
        Reuters Screen BBSW Page at approximately 10.00am, Sydney time, on that date (the CALCULATION DAY) for each BBSW Reference Bank so quoting (but not fewer than five) as being the mean buying and selling rate for a bill (which for the purpose of this definition means a bill of exchange of the type specified for the purpose of quoting on the Reuters Screen
        BBSW Page) having a tenor of 3 months (or in the case of the first
        Quarterly Interest Period, the rate will be determined by linear interpolation of 1 month and 2 months) eliminating the highest and lowest mean rates and taking the average of the remaining mean rates and then (if necessary) rounding the resultant figure upwards to four decimal places. If on any Calculation Day fewer than five BBSW Reference
        Banks have quoted rates on the Reuters Screen BBSW Page, the rate for that date shall be calculated as above by taking the rates otherwise quoted by five of the BBSW Reference Banks on application by the parties for such a bill of the same tenor. If on any Calculation Day the rate cannot be determined in accordance with the foregoing procedures then the rate shall mean such rate as is agreed between the Manager and
        St.George having regard to comparable indices then available.

        THRESHOLD RATE means, at any time, 0.25% per annum plus the minimum rate of interest that must be set on all Purchased Receivables where permitted under the relevant Receivable Agreement which will be sufficient (assuming that all relevant parties comply with their obligations at all times under the Transaction Documents, the Purchased
        Receivables and the related Receivable Rights), when aggregated with the income produced by the rate of interest on all other Purchased
        Receivables and other Authorised Investments which are Assets of the
        Trust, to ensure that the Trustee will have available to it sufficient
        Collections to enable it to comply with its obligations under the
        Transaction Documents relating to the Trust as they fall due (including the repayment of any Principal Draws by the Final Maturity Date of all
        Notes).

        TITLE PERFECTION EVENT means, in relation to the Trust, the events set out in clause 10.

        TOTAL AVAILABLE FUNDS means, for a Monthly Collection Period, the aggregate of:

        (a)     the Available Income for that Monthly Collection Period;

        (b)     any Principal Draw which the Trustee is required to allocate under clause 5.9 on or before the Monthly Payment Date for that
                Monthly Collection Period;

        (c)     any Liquidity Draws for that Monthly Collection Period; and

        (d)     with respect to any Monthly Collection Period the Monthly
                Payment Date following which is also a Quarterly Payment Date, any amounts retained in the Collection Account or invested in
                Authorised Investments on the two immediately preceding Monthly
                Payment Dates for application on that Quarterly Payment Date on account of the accrued interest entitlements for the Class A-1
                Notes, the Class A-2 Notes, the Class B Notes and the Class C
                Notes.

        TOTAL INVESTED AMOUNT means, at any time, the sum of:

        (a)     all Invested Amounts of all Class A-1 Notes; and

        (b)     the US$ Equivalent of all Invested Amounts of all A$ Notes and
                all Class A-2 Notes,

        at that time.

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        TOTAL PAYMENTS means, in relation to a Monthly Collection Period, all amounts paid or to be paid by the Trustee under clause 5.1 on the
        Monthly Payment Date in relation to that Monthly Collection Period.

        TOTAL STATED AMOUNT means, at any time, the A$ Equivalent of the aggregate of the Stated Amounts of all Notes at that time.

        TRANSACTION has the meaning given to it under the relevant ISDA Master
        Agreement.

        TRANSACTION DOCUMENT means each Transaction Document (as defined in the
        Master Trust Deed) to the extent that it relates to the Trust or the
        Notes or the Seller Loan Agreement.

        TRIGGER EVENT will subsist on any Monthly Payment Date if:

        (a)     the aggregate of the Notional Stated Amounts for the Class B
                Notes and the Class C Notes, divided by the aggregate of the
                Notional Stated Amounts for all Notes on that Monthly Payment
                Date, is less than 5.25%;

        (b)     the average of the Arrears Percentages for the 12 months
                immediately preceding that Monthly Payment Date (or, where that
                Monthly Payment Date occurs within 12 months of the Closing
                Date, for the period commencing on the Closing Date and ending on that Monthly Payment Date) (the RELEVANT PERIOD) exceeds 4%;

        (c)     cumulative Mortgage Shortfalls up to and including that Monthly
                Payment Date exceeds 10% of the aggregate Initial Invested
                Amount of the Class B Notes and the Class C Notes; or

        (d)     that Monthly Payment Date is a date on or after the Call Date and the Trustee has not exercised the call option under clause
                7.1 on the Call Date.

        TRUST means the Crusade Global Trust No. 2 of 2006 constituted under the
        Master Trust Deed and the Notice of Creation of Trust.

        TRUST DOCUMENT for the purposes of the Security Trust Deed includes each
        Transaction Document.

        TRUST EXPENSES means, in relation to a Monthly Collection Period:

        (a)     Taxes payable in relation to the Trust for that Monthly
                Collection Period;

        (b)     any other Expenses relating to the Trust for that Monthly
                Collection Period which are not covered by (c) to (k)
                (inclusive) below;

        (c)     pari passu the Trustee's Fee for that Monthly Collection Period, the Security Trustee's Fee for that Monthly Collection Period, any fee payable to the Note Trustee under the Note Trust Deed for that Collection Period;

        (d)     the Servicing Fee for that Monthly Collection Period;

        (e)     the Manager's Fee for that Monthly Collection Period;

        (f)     the Custodian Fee for that Monthly Collection Period;

        (g)     pari passu any fee or expenses payable to the Principal Paying
                Agent, any other Paying Agent, a Note Registrar or the
                Calculation Agent under the Agency Agreement;

        (h)     any costs, charges or expenses (other than fees) incurred by, and any liabilities owing under any indemnity granted to the
                Note Managers, the Manager, the Security Trustee, the

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                Servicer, the Note Trustee, a Paying Agent, a Note Registrar or
                the Calculation Agent in relation to the Trust under the
                Transaction Documents, for that Collection Period;

        (i)     any amounts payable to a Currency Swap Provider under clause
                5.24;

        (j)     the fee for that Monthly Collection Period due to St.George as standby basis swap provider under the Basis Swap for that
                Monthly Collection Period; and

        (k)     the fee for that Monthly Collection Period due to St.George as standby interest rate swap provider under any Interest Rate Swap for that Monthly Collection Period,

        all of the amounts in paragraphs (a) to (k) (inclusive) being EXPENSES for the purposes of the Master Trust Deed.

        US$ ACCOUNT means, in relation to the Trust, the US$ account opened with the Principal Paying Agent or any other account opened and maintained outside Australia, with the Principal Paying Agent so long as the
        Principal Paying Agent is an Approved Bank.

        US$ EQUIVALENT means:

        (a)     in relation to an amount denominated or to be denominated in
                Australian dollars, that amount converted to (and denominated
                in) US$ at the relevant US$ Exchange Rate; or

        (b)     in relation to an amount denominated or to be denominated in
                Euros, that amount converted to (and denominated in) US$ at the relevant US$ Exchange Rate; or

        (c)     in relation to an amount denominated in US$ the amount of US$.

        US$ EXCHANGE RATE means, on any date:

        (a)     in relation to an amount denominated or to be denominated in
                Australian dollars, the rate of exchange (set as at the
                commencement of the Class A-1 Currency Swap) applicable under the Class A-1 Currency Swap for the exchange of Australian dollars for United States dollars; and

        (b)     in relation to an amount denominated or to be denominated in
                Euros, the rate for the exchange of Euros for United States dollars (set as at the commencement of the Class A-1 Currency
                Swap).

        US$ NOTEHOLDER means, for the purposes of the Security Trust Deed, a
        Class A-1 Noteholder.

        VOTING MORTGAGEE means:

        (a)     with respect only to the enforcement of the security under the
                Security Trust Deed, for so long as the Secured Moneys of the
                Offshore Noteholders and the A$ Noteholders represent 75% or more of total Secured Moneys, the Noteholder Mortgagees alone;
                and

        (b)     at any other time (subject to the Note Trust Deed and clause
                40.17 of the Security Trust Deed):

                (i)     the Note Trustee, acting on behalf of the Offshore
                        Noteholders under the Note Trust Deed and clause 7 of
                        the Security Trust Deed and if the Note Trustee has
                        become bound to take steps and/or to proceed hereunder
                        and fails to do so within a reasonable time and such
                        failure is continuing, the Offshore Noteholders, and
                        then

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                        only if and to the extent the Offshore Noteholders are
                        able to do so under the Transaction Documents and
                        Australian law; and

                (ii)    each other Mortgagee (other than an Offshore
                        Noteholder).

2.2     INTERPRETATION

        Clause 1.2 of the Master Trust Deed is incorporated into this
        Supplementary Terms Notice as if set out in full, except that any reference to DEED is replaced by a reference to SUPPLEMENTARY TERMS
        NOTICE, any reference to UNITED STATES DOLLARS, USD and US$ is to currency of the United States of America, and any reference to EUROS and
        (euro) is to lawful currency of the time being of the member states of the European Union that adopt the single currency in accordance with the treaty establishing the European Community.

2.3     LIMITATION OF LIABILITY

        (a)     GENERAL

                Clause 30 of the Master Trust Deed applies to the obligations and liabilities of the Trustee and the Manager under this
                Supplementary Terms Notice.

        (b)     LIABILITY OF TRUSTEE LIMITED TO ITS RIGHT OF INDEMNITY

                (i)     This Supplementary Terms Notice applies to the Trustee
                        only in its capacity as trustee of the Trust and in no
                        other capacity (except where the Transaction Documents
                        provide otherwise). Subject to paragraph (iii) below, a
                        liability arising under or in connection with this
                        Supplementary Terms Notice or the Trust is limited to
                        and can be enforced against the Trustee only to the
                        extent to which it can be satisfied out of the assets
                        and property of the Trust which are available to satisfy
                        the right of the Trustee to be exonerated or indemnified
                        for the liability. This limitation of the Trustee's
                        liability applies despite any other provision of this
                        Supplementary Terms Notice and extends to all
                        liabilities and obligations of the Trustee in any way
                        connected with any representation, warranty, conduct,
                        omission, agreement or transaction related to this
                        Supplementary Terms Notice or the Trust.

                (ii)    Subject to paragraph (iii) below, no person (including
                        any Relevant Party) may take action against the Trustee
                        in any capacity other than as trustee of the Trust or
                        seek the appointment of a receiver (except under the
                        Security Trust Deed), or a liquidator, an administrator
                        or any similar person to the Trustee or prove in any
                        liquidation, administration or arrangements of or
                        affecting the Trustee.

                (iii)   The provisions of this clause 2.3 shall not apply to any
                        obligation or liability of the Trustee to the extent
                        that it is not satisfied because under a Transaction
                        Document or by operation of law there is a reduction in
                        the extent of the Trustee's indemnification or
                        exoneration out of the Assets of the Trust as a result
                        of the Trustee's fraud, negligence, or Default.

                (iv)    It is acknowledged that the Relevant Parties are
                        responsible under this Supplementary Terms Notice or the
                        other Transaction Documents for performing a variety of
                        obligations relating to the Trust. No act or omission of
                        the Trustee

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                        (including any related failure to satisfy its
                        obligations under this Supplementary Terms Notice) will
                        be considered fraud, negligence or Default of the
                        Trustee for the purpose of paragraph (iii) above to the
                        extent to which the act or omission was caused or
                        contributed to by any failure by any Relevant Party or
                        any person who has been delegated or appointed by the
                        Trustee in accordance with the Transaction Documents to
                        fulfil its obligations relating to the Trust or by any
                        other act or omission of a Relevant Party or any such
                        person.

                (v)     In exercising their powers under the Transaction
                        Documents, each of the Trustee, the Security Trustee and
                        the Noteholders must ensure that no attorney, agent,
                        delegate, receiver or receiver and manager appointed by
                        it in accordance with this Supplementary Terms Notice or
                        any other Transaction Documents has authority to act on
                        behalf of the Trustee in a way which exposes the Trustee
                        to any personal liability and no act or omission of any
                        such person will be considered fraud, negligence, or
                        Default of the Trustee for the purpose of paragraph
                        (iii) above.

                (vi)    In this clause, RELEVANT PARTIES means each of the
                        Manager, the Servicer, the Custodian, the Calculation
                        Agent, the Principal Paying Agent, the Note Trustee, the
                        Note Registrars and the provider of any Support
                        Facility.

                (vii)   Nothing in this clause limits the obligations expressly
                        imposed on the Trustee under the Transaction Documents.

2.4     KNOWLEDGE OF TRUSTEE

        In relation to the Trust, the Trustee will be considered to have knowledge or notice of or be aware of any matter or thing if the Trustee has knowledge, notice or awareness of that matter or thing by virtue of the actual notice or awareness of the officers or employees of the
        Trustee who have day to day responsibility for the administration of the
        Trust.

2.5     BUSINESS DAY CONVENTION

        If any payment or calculation is to be made or any other thing done
        (including in relation to a Payment Date or a Collection Period) on a day which is not a Business Day, the date on which that payment or calculation is to be made or that thing done will be the next Business
        Day unless that day falls in the next calendar month, in which case the date on which that payment or calculation is to be made or that thing done will be the preceding Business Day.

2.6     HEDGE AGREEMENTS

        (a)     The parties (other than the Note Trustee) acknowledge that:

                (i)     the provider of each Hedge Agreement (or, where the
                        Manager is the provider of a Hedge Agreement, St.George)
                        will prepare all confirmations under any ISDA Master
                        Agreement for that Hedge Agreement; and

                (ii)    none of the Trustee, the Manager or the provider of any
                        Hedge Agreement will be liable to any other person
                        (including each other party and each other Mortgagee)
                        for entering into any such confirmation or Hedge
                        Agreement, notwithstanding that the person preparing the
                        confirmation is the counterparty to the relevant Hedge

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                        Agreement, except in the case of the Trustee or the
                        Manager, where the Trustee or the Manager as the case
                        may be, is found to have acted fraudulently or
                        negligently.

        (b)     Without limiting paragraph (a), the Trustee appoints the Manager as its attorney to execute confirmations on behalf of the
                Trustee under any Hedge Agreement from time to time, provided that the Manager must notify and seek the prior written consent
                (such consent not to be unreasonably withheld) of the Trustee if the relevant confirmation amends the terms of the relevant Hedge
                Agreement.

        (c)     The Manager agrees (including for the benefit of each Swap
                Provider) to provide and the Trustee agrees to follow, all directions necessary to ensure that the Trustee complies with its obligations under any relevant Hedge Agreement including, without limitation:

                (i)     proposing a Replacement Provider (as defined in the
                        relevant Hedge Agreement) under section 16(d)(ii) of the
                        initial Interest Rate Swap (or the equivalent concept in
                        any other Interest Rate Swap);

                (ii)    ensuring that the Trustee designates any Early
                        Termination Date pursuant to Part 1(8)(ii) of each
                        Currency Swap only at the direction of the Manager;

                (iii)   procuring the substitution of Party B (as defined in the
                        relevant Currency Swap) as principal obligor under the
                        relevant Currency Swap in accordance with Section
                        6(aa)(iv) of the relevant Currency Swap;

                (iv)    directing the Trustee to enter into a Replacement
                        Currency Swap (as defined in Section 16(a) of the
                        relevant Currency Swap) under Section 16(a) of the
                        relevant Currency Swap;

                (v)     notifying the Swap Provider if the Manager becomes
                        actually aware of the occurrence of a Downgrade (as
                        defined in the relevant Hedge Agreement);

                (vi)    where the Trustee has not established a Swap Collateral
                        Account (as defined in the relevant Hedge Agreement) and
                        the Swap Provider is required to deposit monies into a
                        Swap Collateral Account, the Manager must direct the
                        Trustee to establish, as soon as practicable, and
                        maintain in the name of the Trustee, an account with an
                        Approved Bank (as defined in the relevant Hedge
                        Agreement);

                (vii)   ensuring that the Trustee only makes withdrawals from
                        the Swap Collateral Account (as defined in the relevant
                        Hedge Agreement) or refunds the amount of any reduction
                        in the Swap Collateral Amount (as defined in the
                        relevant Hedge Agreement) if directed to do so by the
                        Manager; and

                (viii)  directing the Trustee to pay to the Currency Swap
                        Provider the amounts referred to in Section 17(c)(C) to
                        (H) (inclusive) of the relevant Currency Swap.

        (d)     The Manager may from time to time direct the Trustee to, and on that direction, the trustee will, enter into additional interest swaps in relation to the interest rate risk arising from a
                Purchased Receivable which is a Fixed Rate Loan, upon
                confirmation from each Designated Rating Agency that the
                entering into of such additional interest swaps in relation to the interest rate risk arising from a Purchased Receivable which is a Fixed Rate Loan will not result in the downgrade or
                withdrawal of the rating of any Note.

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2.7     AUSTRALIAN FINANCIAL SERVICES LICENCE

        Perpetual Trustee Company Limited, a related body corporate of the
        Trustee and the Security Trustee, has obtained an Australian Financial
        Services Licence under Part 7.6 of the Corporations Act (Australian
        Financial Services Licence No. 236643). Perpetual Trustee Company
        Limited has appointed each of Perpetual Trustees Consolidated Limited
        (Authorised Representative Number 264840) and P.T. Limited (Authorised
        Representative Number 266797) as its authorised representatives under that licence.

3.      DIRECTION AND TRUST BACK
--------------------------------------------------------------------------------

        (a)     A Trust Back, entitled CRUSADE GLOBAL TRUST BACK NO. 2 OF 2006, is created in relation to Other Secured Liabilities secured by the Purchased Receivable Securities.

        (b)     The Trustee, the Manager, St.George, the Custodian and the
                Security Trustee agree that the Trust Back will be a TRUST BACK for the purposes of the Transaction Documents.

4.      NOTES
--------------------------------------------------------------------------------

4.1     CONDITIONS OF NOTES

        (a)     The conditions of the A$ Notes will be as set out in the Master
                Trust Deed, as supplemented and amended by the provisions set out in this Supplementary Terms Notice.

        (b)     The conditions of the Offshore Notes will be as set out in the
                Master Trust Deed, the Conditions, the Note Trust Deed and this
                Supplementary Terms Notice.

4.2     SUMMARY OF CONDITIONS OF NOTES

        Under clauses 6.2 and clause 6.3 (as applicable) of the Master Trust
        Deed, the Manager provides the following information in respect of the
        Notes.

        (a)     Class of Note:                    There will be the following Classes of Notes.
                                                  Under the Transaction Documents each shall be
                                                  treated as a separate Class of Notes:

                                                  (i)     Class A-1 Notes

                                                  (ii)    Class A-2 Notes

                                                  (iii)   Class A-3 Notes;

                                                  (iv)    Class B Notes

                                                  (v)     Class C Notes

        (b)     Total Initial Invested Amount     (i)     Class A-1 Notes - US$1,200,000,000
                of each Class of Notes:
                                                  (ii)    Class A-2 Notes - (euro)450,000,000

                                                  (iii)   Class A-3 Notes - A$600,000,000

                                                  (iv)    Class B Notes - A$53,200,000

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                                                  (v)     Class C Notes - A$24,300,000

        (c)     Manner and order in which         As set out in clause 5
                principal and interest is to be
                paid
                on Notes:

        (d)     Margin:                           In relation to a Note for an Interest Period
                                                  ending prior to the Call Date, the following:

                                                  (i)     Class A-1 Notes - 0.06% per annum;

                                                  (ii)    Class A-2 Notes - 0.08% per annum;

                                                  (iii)   Class A-3 Notes - 0.16% per annum;

                                                  (iv)    Class B Notes - 0.22% per annum;

                                                  (v)     Class C Notes - 0.32% per annum;

                                                  In relation to a Note for an Interest Period
                                                  ending after the Call Date, the Step-Up Margin in
                                                  respect of that Class of Note.

        (e)     Initial Invested Amount:          Class A-1 Notes: US$100,000 per Note and in
                                                  multiples of US$1 in excess thereof.

                                                  Class A-2 Notes: (euro)100,000 per Note and in
                                                  integral multiples thereof.

                                                  Class A-3 Notes: A$100,000 per Note.

                                                  Class B Notes: A$100,000 per Note.

                                                  Class C Notes: A$100,000 per Note.

        (f)     Rating:                           (i)     Class A Notes -
                                                          AAA (S&P)/Aaa (Moody's)/AAA (Fitch
                                                          Ratings).

                                                  (ii)    Class B Notes - AA (S&P))/AA (Fitch
                                                          Ratings).

                                                  (iii)   Class C Notes - A+ (S&P)/AA- (Fitch
                                                          Ratings).

        (g)     Issue Price:                      (i)     Class A Notes - issued at 100 per cent.

                                                  (ii)    Class B Notes - issued at 100 per cent.

                                                  (iii)   Class C Notes - issued at 100 per cent.

        (h)     Quarterly Payment Dates:          (i)     Class A-1 Notes - the 15th day of
                                                          February, May, August and November in each
                                                          year (New York time)

                                                  (ii)    Class A-2 Notes - the 15th day of
                                                          February, May, August and November in each
                                                          year (London time)

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                                                  (iii)   A$ Notes - the 15th day of February, May,
                                                          August and November in each year (Sydney
                                                          time)

                                                  (iv)    If, in each case, that day is not a
                                                          Business Day, the Quarterly Payment Date
                                                          shall be adjusted in accordance with the
                                                          Modified Following Business Day
                                                          Convention. The first Quarterly Payment
                                                          Date for the Class A-1 Notes will be 15
                                                          November 2006 (New York time), the first
                                                          Quarterly Payment Date for the Class A-2
                                                          Notes will be 15 November 2006 (London
                                                          Time) and the first Quarterly Payment Date
                                                          for the A$ Notes will be 15 November 2006
                                                          (Sydney time). In each case, the final
                                                          Quarterly Payment Date is the earlier of
                                                          the applicable Final Maturity Date and the
                                                          Payment Date on which the Notes are
                                                          redeemed in full or, in the case of the
                                                          Class A Notes, redeemed under the
                                                          Conditions.

        (i)     Monthly Payment Dates which are   (i)     The 15th day of January, March, April,
                not Quarterly Payment Dates               June, July, September, October and
                                                          December in each year (Sydney time)

                                                  (ii)    If, in each case, that day is not a
                                                          Business Day, the Monthly Payment Date
                                                          shall be adjusted in accordance with the
                                                          Modified Following Business Day
                                                          Convention. The first Monthly Payment Date
                                                          will be 15 November 2006 (Sydney time).

        (j)     Final Maturity Date:              (i)     Class A-1 Notes - the Quarterly Payment
                                                          Date falling in November 2037 (New York
                                                          time);

                                                  (ii)    Class A-2 Notes - the Quarterly Payment
                                                          Date falling in November 2037 (London
                                                          time);

                                                  (iii)   A$ Notes - the Quarterly Payment Date
                                                          falling in November 2037 (Sydney time).

                                                  (iii)   In each case, the date specified shall be
                                                          subject to adjustment in accordance with
                                                          the Modified Following Business Day
                                                          Convention.

4.3     ISSUE OF NOTES

        (a)     Class A-1 Notes must be issued in amounts, or on terms, such that their offer for subscription and their issue will comply with:

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                (i)     the Financial Services and Markets Act 2000 (UK) and all
                        regulations made under or in relation to that Act; and

                (ii)    the Securities Act, the Exchange Act, all regulations
                        made under or in relation to them, and all other laws or
                        regulations of any jurisdiction of the United States of
                        America regulating the offer or issue of, or
                        subscription for, Notes.

        (b)     The Class A-2 Notes must be issued in minimum parcels of
                subscriptions which have an aggregate initial participation amount of not less than (euro)100,000 and:

                (i)     will comply with the Financial Services and Markets Act
                        2000 (UK) and all regulations made under or in relation
                        to that Act;

                (ii)    in circumstances which conform to the provisions of the
                        Prospectus Regulations; and

                (iii)   in circumstances that would comply with the Market Abuse
                        (Directive 2003/6/EC) Regulations 2005.

        (c)     A$ Notes must be issued in minimum parcels or subscriptions which have an aggregate subscription amount of $500,000,
                (disregarding any amount payable to the extent to which it is to be paid out of money lent by the person offering the Notes or an associate (as defined in Division 2 of Part 1.2 of the
                Corporations Act) or must otherwise constitute an issue that does not require disclosure under Part 6D.2 of the Corporations
                Act.

        (d)     Other than the Class A-1 Notes, no Note has been or will be registered under the Securities Act and such Notes may not be offered or sold within the United States or to, or for the account of benefit of, US persons except in accordance with
                Regulation S under the Securities Act or pursuant to an
                exemption from the registration requirements of the Securities
                Act. Terms used in this paragraph have the meanings given to them by Regulation S under the Securities Act.

        (e)     If:

                (i)     the Trustee, or the Manager on behalf of the Trustee,
                        has issued or agreed to issue any Notes and has received
                        the Subscription Amount for them; and

                (ii)    on the Note Issue Date, the aggregate Subscription
                        Amount received is less than the amount specified in the
                        corresponding Note Issue Direction,

                then (unless otherwise agreed);

                (iii)   no Notes or no further Notes (as the case may be) shall
                        be issued; and

                (iv)    all Subscription Amounts received will be repaid without
                        interest to the prospective subscribers for those Notes,
                        and all issued Notes will be redeemed in full using the
                        relevant Subscription Amounts.

4.4     TRUSTEE'S COVENANT TO NOTEHOLDERS AND THE NOTE TRUSTEE

        Subject to the terms of the Master Trust Deed and this Supplementary
        Terms Notice, the Trustee:

        (a)     acknowledges its indebtedness in respect of the Invested Amount of each Note and interest thereon;

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        (b)     covenants for the benefit of each Noteholder and the Note
                Trustee that it will (subject to receiving any directions
                required under and given in accordance with the Transaction
                Documents):

                (i)     make all payments on or in respect of the Notes held by
                        that Noteholder on the due date for payment;

                (ii)    comply with the terms of this Supplementary Terms Notice
                        and the Transaction Documents to which it is a party;
                        and

                (iii)   pay the Stated Amount in relation to the Notes held by
                        that Noteholder on the Final Maturity Date and accrued
                        and unpaid interest thereon.

4.5     REPAYMENT OF NOTES ON PAYMENT DATES

        (a)     On each Payment Date for a Note in respect of which Principal
                Payments are required to be made, the Invested Amount of that
                Note shall be reduced by, and the obligations of the Trustee with respect to that Note shall be discharged to the extent of, the amount of the Principal Payment made on that Payment Date in respect of that Note.

        (b)     All payments of principal on Class A-1 Notes will be made on
                Quarterly Payment Dates in United States dollars.

        (c)     All payments of principal on Class A-2 Notes will be made on
                Quarterly Payment Dates in Euros.

        (d)     All payments of principal on Class A-3 Notes will be made on
                Monthly Payment Dates in A$.

        (e)     All payments of principal on Class B Notes and Class C Notes will be made on Quarterly Payment Dates in A$.

4.6     FINAL REDEMPTION

        Each Note shall be finally redeemed, and the obligations of the Trustee with respect to the payment of the Invested Amount of that Note shall be finally discharged, on the first to occur of:

        (a)     the date upon which the Invested Amount of that Note is reduced to zero;

        (b)     the date upon which the relevant Noteholder renounces in writing all of its rights to any amounts payable under or in respect of that Note;

        (c)     in relation to the Offshore Notes only, the date on which all amounts received by the Note Trustee with respect to the
                enforcement of the Security Trust Deed are paid to the Principal
                Paying Agent;

        (d)     in relation to A$ Notes only, the date on which all amounts are received by the relevant A$ Noteholders;

        (e)     the Quarterly Payment Date immediately following the date on which the Trustee completes a sale and realisation of all Assets of the Trust in accordance with the Master Trust Deed and this
                Supplementary Terms Notice; and

        (f)     the Final Maturity Date.

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4.7     PERIOD DURING WHICH INTEREST ACCRUES

        Each Note bears interest calculated and payable in arrears in accordance with this Supplementary Terms Notice from and including the Closing Date to but excluding the date upon which that Note is finally redeemed under clause 4.6.

4.8     CALCULATION OF INTEREST

        (a)     Subject to paragraph (b), interest payable on each Note in a
                Class of Notes (or, in the case of any Book Entry Note, interest on the beneficial ownership interest in that Note held by each beneficial owner of that Note) in respect of each Interest
                Period for that Class of Notes is calculated:

                (i)     on a daily basis at the Interest Rate for that Class of
                        Notes;

                (ii)    on the aggregate Invested Amount of all Notes in that
                        Class as at the first day of that Interest Period; and

                (iii)   on the basis of the actual number of days in that
                        Interest Period and a year of 365 days (in the case of
                        A$ Notes) or 360 days (in the case of Offshore Notes),

                allocated rateably in accordance with the Invested Amount of such Note or (in the case of any Note which is a Book Entry
                Note) the Invested Amount of the beneficial ownership interest in such class of Notes held by each beneficial owner of such
                Note, and shall accrue due from day to day.

        (b)     No interest will accrue on any Note for the period from and including:

                (i)     the date on which the Stated Amount of that Note is
                        reduced to zero (provided that interest shall thereafter
                        begin to accrue from (and including) any date on which
                        the Stated Amount of that Note becomes greater than
                        zero); or

                (ii)    if the Stated Amount of the Note on the due date for
                        redemption in full of the Note is not zero, the due date
                        for redemption of the Note, unless after the due date
                        for redemption, payment of principal due is improperly
                        withheld or refused, following which interest shall
                        continue to accrue on the Invested Amount of the Note at
                        the rate from time to time applicable to the Note until
                        the later of:

                        (A)     the date on which the moneys in respect of that
                                Note have been received by:

                                (1)     the Note Trustee or the Principal Paying
                                        Agent (in the case of the Offshore
                                        Notes; or

                                (2)     the relevant Noteholder (in the case of
                                        the A$ Notes)

                                and notice to that effect is given in accordance
                                with the Conditions; and

                        (B)     the Stated Amount of that Note has been reduced
                                to zero, provided that interest shall thereafter
                                begin to accrue from (and including) any date on
                                which the Stated Amount of that Note becomes
                                greater than zero.

        (c)     All payments of interest on Class A-1 Notes will be made in
                United States dollars.

        (d)     All payments of interest on Class A-2 Notes will be made in
                Euros.

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        (e)     All payments of interest on A$ Notes will be made in Australian dollars.

        (f)     If Interest is not paid in respect of a Note on the date when due and payable (other than because the due date is not a
                Business Day) that unpaid Interest shall itself bear interest at the Interest Rate applicable from time to time on that Note until the unpaid Interest, and interest on it, is available for payment and:

                (i)     in the case of the Offshore Notes, notice of that
                        availability has been duly given in accordance with
                        Condition 12; or

                (ii)    in the case of the A$ Notes, there is full satisfaction
                        of those amounts, to be determined in accordance with
                        clause 32.4 of the Master Trust Deed (as amended in
                        accordance with this Supplementary Terms Notice).

4.9     STEP-UP MARGIN

        If the Trustee has not redeemed all of a Class of Notes on or before the
        Call Date, the Margin for that Class will increase for each Interest
        Period for that Class beginning on or after that date to the following percentages per annum (each a STEP-UP MARGIN):

        (a)     in the case of the Class A-1 Notes, 0.12% per annum;

        (b)     in the case of the Class A-2 Notes, 0.16% per annum;

        (c)     in the case of the Class A-3 Notes, 0.32% per annum;

        (d)     in the case of the Class B Notes, 0.44% per annum; and

        (e)     in the case of the Class C Notes, 0.64% per annum.

4.10    AGGREGATE RECEIPTS

        (a)     Notwithstanding anything in clauses 5.5, 5.6 and 5.8, no
                Noteholder will be entitled to receive aggregate principal under any of those clauses on any Note at any time in excess of the
                Invested Amount for that Note at that time.

        (b)     The Trustee, the Manager, the Note Trustee, the Security Trustee
                and the Paying Agents may treat the Noteholder as the absolute owner of that Note (whether or not that Note is overdue and despite any notation or notice to the contrary or writing on it or any notice of previous loss or theft of it or of trust or other interest in it) for the purpose of making payment and for all other purposes.

4.11    TRANSFER OF NOTES

        Notes must only be transferred in accordance with clause 7 of the Master
        Trust Deed as amended by clause 6.2(t) of this Supplementary Terms
        Notice.

5.      CASHFLOW ALLOCATION METHODOLOGY
--------------------------------------------------------------------------------

5.1     TOTAL AVAILABLE FUNDS

        (a)     (MONTHLY) Subject to paragraph (b), on each Monthly Payment Date
                (other than a Quarterly Payment Date) and based on the
                calculations, instructions and directions provided to it by the
                Manager, the Trustee must pay or allocate or cause to be paid or allocated out of

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                Total Available Funds, in relation to the Monthly Collection
                Period ending immediately before that Monthly Payment Date, the following amounts in the following order of priority:

                (i)     first, an amount up to any Accrued Interest Adjustment
                        required to be paid to the Approved Seller (and each of
                        the Trustee, the Noteholders and the other Creditors
                        that have the benefit of the Security Trust Deed
                        acknowledges and agrees that it has no entitlement to
                        the moneys comprising the Accrued Interest Adjustment);

                (ii)    second, to each Swap Provider under each Interest Rate
                        Swap of any Break Payments, with respect to a Purchased
                        Receivable to which that Interest Rate Swap relates,
                        received by or on behalf of the Trustee from an Obligor
                        or the Mortgage Insurer during the Monthly Collection
                        Period;

                (iii)   third, unless specified later in this clause 5.1(a),
                        Trust Expenses which have been incurred prior to that
                        Monthly Payment Date and which have not previously been
                        paid or reimbursed on a prior Monthly Payment Date under
                        an application of funds under this clause 5.1 (subject
                        to sub-paragraphs (vii) and (viii)) in the order set out
                        in the definition of TRUST EXPENSES);

                (iv)    fourth, without duplication, any amounts that would have
                        been payable under this clause 5.1(a), other than
                        amounts which would have been payable or allocable under
                        paragraphs (v) to (xii) (inclusive), on any previous
                        Monthly Payment Date, if there had been sufficient Total
                        Available Funds, which have not been paid by the
                        Trustee, in the order they would have been paid under
                        that prior application of funds under this clause
                        5.1(a);

                (v)     fifth, pari passu and rateably as between themselves:

                        (A)     allocation to the Class A-1 Notes of accrued
                                interest in an amount equal to that portion of
                                the A$ Class A-1 Interest Amount for that
                                portion of the applicable Quarterly Interest
                                Period which fell during the applicable Monthly
                                Interest Period, to be retained in the
                                Collection Account or invested in Authorised
                                Investments until applied to payments of
                                interest to the Class A-1 Noteholders on the
                                following Quarterly Payment Date;

                        (B)     allocation to the Class A-2 Notes of accrued
                                interest in an amount equal to that portion of
                                the A$ Class A-2 Interest Amount for that
                                portion of the applicable Quarterly Interest
                                Period which fell during the applicable Monthly
                                Interest Period, to be retained in the
                                Collection Account or invested in Authorised
                                Investments until applied to payments of
                                interest to the Class A-2 Noteholders on the
                                following Quarterly Payment Date;

                        (C)     the payment to the Class A-3 Noteholders of the
                                Class A-3 Interest amount for the applicable
                                Monthly Interest Period;

                        (D)     payment to the relevant Swap Providers of the
                                net amount (if any) due to them under the
                                Interest Rate Swaps; and

                        (E)     payment to the relevant Swap Provider of the net
                                amount (if any) due to it under the Basis Swap;

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                (vi)    sixth, any amounts that would have been paid or
                        allocated under sub-paragraph (v) on any previous
                        Monthly Payment Date, if there had been sufficient Total
                        Available Funds, which have not been paid or allocated
                        by the Trustee;

                (vii)   seventh, pari passu and rateably, payment of:

                        (A)     an amount equal to the Trustee's Fee and
                                Security Trustee's Fee which has been incurred
                                prior to that Monthly Payment Date and which has
                                not previously been paid or reimbursed on a
                                prior Monthly Payment Date under an application
                                of funds under this paragraph (a); and

                        (B)     an amount equal to the Note Trustee's fee which
                                has been incurred prior to that Monthly Payment
                                Date and which has not previously been paid or
                                reimbursed on a prior Monthly Payment Date under
                                an application of funds under this paragraph
                                (a);

                (viii)  eight, pari passu and rateably, payments of an amount equal to any fee payable to the Principal Paying Agent,
                        any other Paying Agent, a Note Registrar or the
                        Calculation Agent under the Agency Agreement which has
                        been incurred prior to that Monthly Payment Date and
                        which has not previously been paid or reimbursed on a
                        prior Monthly Payment Date under an application of funds
                        under this paragraph (a);

                (ix)    ninth, an amount equal to interest accrued on the Class
                        B Notes for that portion of the applicable Quarterly
                        Interest Period which fell during the applicable Monthly
                        Interest Period, to be retained in the Collection
                        Account or invested in Authorised Investments to be
                        applied as Available Income on the following Quarterly
                        Payment Date;

                (x)     tenth, any amounts that would have been allocated under
                        sub-paragraph (ix) on any previous Monthly Payment Date,
                        if there had been sufficient Total Available Funds,
                        which have not been paid by the Trustee to be retained
                        in the Collection Account or invested in Authorised
                        Investments to be applied as Available Income on the
                        following Quarterly Payment Date;

                (xi)    eleventh, an amount equal to interest accrued on the
                        Class C Notes for that portion of the applicable
                        Quarterly Interest Period which fell during the
                        applicable Monthly Interest Period, to be retained in
                        the Collection Account or invested in Authorised
                        Investments to be applied as Available Income on the
                        following Quarterly Payment Date; and

                (xii)   twelfth, any amounts that would have been allocated
                        under sub-paragraph (xi) on any previous Monthly Payment
                        Date, if there had been sufficient Total Available
                        Funds, which have not been paid by the Trustee to be
                        retained in the Collection Account or invested in
                        Authorised Investments to be applied as Available Income
                        on the following Quarterly Payment Date.

        (b)     (LIMIT) The Trustee shall only make a payment or allocation under paragraph (a) if it is directed in writing to do so by the
                Manager and only to the extent that any Total Available

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                Funds remain from which to make the payment after amounts with priority to that payment have been paid.

        (c)     (QUARTERLY) Subject to paragraph (d), on each Quarterly Payment
                Date, and based on the calculations, instructions and directions provided to it by the Manager, the Trustee must pay or cause to be paid out of Total Available Funds on that Quarterly Payment
                Date, in relation to the Monthly Collection Period ending
                immediately before that Quarterly Payment Date, the following amounts in the following order of priority:

                (i)     first, an amount up to any Accrued Interest Adjustment
                        required to be paid to the Approved Seller (and each of
                        the Trustee, the Noteholders and the other Creditors
                        that have the benefit of the Security Trust Deed
                        acknowledges and agrees that it has no entitlement to
                        the moneys comprising the Accrued Interest Adjustment);

                (ii)    second, to each Swap Provider under each Interest Rate
                        Swap of any Break Payments, with respect to a Purchased
                        Receivable to which that Interest Rate Swap relates,
                        received by or on behalf of the Trustee from an Obligor
                        or a Mortgage Insurer during the Monthly Collection
                        Period immediately preceding that Quarterly Payment
                        Date;

                (iii)   third (unless specified later in this clause 5.1(c)),
                        Trust Expenses which have been incurred prior to that
                        Quarterly Payment Date and which have not previously
                        been paid or reimbursed on a prior Monthly Payment Date
                        under an application of funds under this clause 5.1
                        (subject to sub-paragraphs (vii) and (viii)) in the
                        order of priority set out in the definition of TRUST
                        EXPENSES);

                (iv)    fourth, without duplication, any amounts that would have
                        been payable under this clause 5.1(c) (other than under
                        sub-paragraphs (v) to (xii) (inclusive)) on any previous
                        Quarterly Payment Date, if there had been sufficient
                        Total Available Funds, which have not been paid by the
                        Trustee and in the order they would have been paid under
                        that prior application of funds under this clause 5;

                (v)     fifth, pari passu and rateably as between themselves:

                        (A)     the payment to the Currency Swap Provider under
                                the Class A-1 Currency Swap of the A$ Class A-1
                                Interest Amount payable under that Currency Swap
                                for the applicable Quarterly Interest Period
                                (including all amounts allocated under paragraph
                                (a)(v)(A) for the two preceding Monthly Payment
                                Dates);

                        (B)     the payment to the Currency Swap Provider under
                                the Class A-2 Currency Swap of the A$ Class A-2
                                Interest Amount payable under that Currency Swap
                                for the applicable Quarterly Interest Period
                                (including all amounts allocated under paragraph
                                (a)(v)(B) for the two preceding Monthly Payment
                                Dates);

                        (C)     the payment to the Class A-3 Noteholders of the
                                Class A-3 Interest amount for the applicable
                                Monthly Interest Period;

                        (D)     payment to the relevant Swap Providers of the
                                net amount (if any) due to them under the
                                Interest Rate Swaps; and

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                        (E)     payment to the relevant Swap Provider of the net
                                amount (if any) due to it under the Basis Swap;

                (vi)    sixth, any amounts that would have been payable under
                        sub-paragraph (v) on any previous Quarterly Payment
                        Date, if there had been sufficient Total Available
                        Funds, which have not been paid by the Trustee;

                (vii)   seventh, pari passu and rateably:

                        (A)     an amount equal to the Trustee's Fee and
                                Security Trustee's Fee which has been incurred
                                prior to that Quarterly Payment Date and which
                                has not previously been paid or reimbursed on a
                                prior Monthly Payment Date under an application
                                of funds under clause 5.1(a);

                        (B)     an amount equal to the Note Trustee's fee which
                                has been incurred prior to that Quarterly
                                Payment Date and which has not previously been
                                paid or reimbursed on a prior Monthly Payment
                                Date under an application of funds under clause
                                5.1(a); and

                (viii)  eight, an amount equal to any fee payable to the
                        Principal Paying Agent, any other Paying Agent, a Note
                        Registrar or the Calculation Agent under the Agency
                        Agreement which has been incurred prior to that
                        Quarterly Payment Date and which has not previously been
                        paid or reimbursed on a prior Monthly Payment Date under
                        an application of funds under clause 5.1(a);

                (ix)    ninth, the payment to the Class B Noteholders of the
                        relevant Class B Interest amount for the applicable
                        Quarterly Interest Period;

                (x)     tenth, any amounts that would have been payable under
                        sub-paragraph (ix) on any previous Quarterly Payment
                        Date, if there had been sufficient Total Available
                        Funds, which have not been paid by the Trustee;

                (xi)    eleventh, the payment to the Class C Noteholders of the
                        Class C Interest amount for the applicable Quarterly
                        Interest Period; and

                (xii)   twelfth, any amounts that would have been payable under
                        sub-paragraph (xi) on any previous Quarterly Payment
                        Date, if there had been sufficient Total Available
                        Funds, which have not been paid by the Trustee.

        (d)     The Trustee shall only make a payment under any of
                sub-paragraphs (c)(i) to (c)(xii) inclusive if it is directed in writing to do so by the Manager and only to the extent that any
                Total Available Funds remain from which to make the payment after amounts with priority to that payment have been paid.

5.2     EXCESS AVAILABLE INCOME - REIMBURSEMENT OF CHARGE OFFS AND PRINCIPAL
        DRAWS

        (a)     (MONTHLY) Subject to paragraph (c), on each Monthly
                Determination Date (which is not also a Quarterly Determination
                Date), the Manager must allocate any Excess Available Income for the Monthly Collection Period relating to that Monthly
                Determination Date in the following order of priority:

                (i)     first, an amount equal to all Principal Charge Offs for
                        that Monthly Collection Period;

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                (ii)    second, an amount equal to all Liquidity Draws which
                        have not been repaid as at that Monthly Payment Date;

                (iii)   third, an amount equal to all Principal Draws which have
                        not been repaid as at that Monthly Payment Date;

                (iv)    fourth, pari passu and rateably between themselves
                        (based on, in the case of the Class A-1 Notes, the A$
                        Equivalent of the Notional Stated Amount of the Class
                        A-1 Notes and, in the case of the Class A-2 Notes, on
                        the A$ Equivalent of the Notional Stated Amount of the
                        Class A-2 Notes and, in the case of the Class A-3 Notes,
                        on the Stated Amount of the Class A-3 Notes, as the case
                        may be):

                        (A)     an amount equal to the A$ Equivalent of any
                                Carryover Class A Charge Offs in respect of the
                                Class A-1 Notes;

                        (B)     an amount equal to the A$ Equivalent of any
                                Carryover Class A Charge Offs in respect of the
                                Class A-2 Notes; and

                        (C)     an amount equal to any Carryover Class A Charge
                                Offs in respect of the Class A-3 Notes;

                (v)     fifth, an amount equal to the Carryover Class B Charge
                        Offs relating to the Class B Notes; and

                (vi)    sixth, an amount equal to the Carryover Class C Charge
                        Offs relating to the Class C Notes,

                in the case of sub-paragraph (ii) to be applied to the Liquidity
                Account and in each other case to be retained in the Collection
                Account or invested in Authorised Investments until the next
                Quarterly Payment Date, and to be applied on that Quarterly
                Payment Date only for the purpose set out above for which it was allocated.

                No Excess Available Income will be applied on any Monthly
                Payment Date which is not also a Quarterly Payment Date.

        (b)     (QUARTERLY) Subject to paragraph (c), on each Quarterly
                Determination Date, the Manager must apply any Excess Available
                Income for the Monthly Collection Period ending immediately before that Quarterly Determination Date in the following order of priority:

                (i)     first, towards reimbursement of all Principal Charge
                        Offs for that Quarterly Collection Period;

                (ii)    second, towards all Liquidity Draws which have not been
                        repaid as at that Quarterly Payment Date;

                (iii)   third, towards all Principal Draws which have not been
                          repaid as at that Quarterly Payment Date;

                (iv)    fourth, to be applied pari passu and rateably between
                        themselves (based on, in the case of the Class A-1
                        Notes, the A$ Equivalent of the Stated Amount of the
                        Class A-1 Notes and, in the case of the Class A-2 Notes,
                        on the A$ Equivalent of the Stated Amount of the Class
                        A-2 Notes and, in the case of the Class A-3 Notes, on
                        the Stated Amount of the Class A-3 Notes (as the case
                        may be):

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                        (A)     as a payment, to the Currency Swap Provider
                                under the Confirmation relating to the Class A-1
                                Notes, of the A$ Equivalent of any Carryover
                                Class A Charge Offs relating to the Class A-1
                                Notes;

                        (B)     as a payment, to the Currency Swap Provider
                                under the Confirmation relating to the Class A-2
                                Notes, of the A$ Equivalent of any Carryover
                                Class A Charge Offs relating to the Class A-2
                                Notes; and

                        (C)     as a payment to the Class A-3 Noteholders of an
                                amount equal to the Carryover Class A Charge
                                Offs relating to the Class A-3 Notes;

                (v)     fifth, to be applied as a payment to the Class B
                        Noteholders of an amount equal to the Carryover Class B
                        Charge Offs relating to the Class B Notes; and

                (vi)    sixth, to be applied as a payment to the Class C
                        Noteholders of an amount equal to the Carryover Class C
                        Charge Offs relating to the Class C Notes.

                Any amount applied pursuant to sub-paragraph (ii) above will be applied to the Liquidity Account, and any amount applied
                pursuant to sub-paragraph (i) and sub-paragraphs (iii) to (vi)
                (inclusive) above will be treated as Principal Collections on that Quarterly Payment Date, to the extent of that application and in the case of amounts paid under sub-paragraph (iv), (v) or
                (vi) will be paid on the Quarterly Payment Date following that
                Quarterly Determination Date.

        (c)     (LIMIT) The Trustee shall only make a payment or allocation under any of sub-paragraphs (a)(i) to (a)(vi) (inclusive) or under (b)(i) to (b)(vi) (inclusive) if it is directed in writing to do so by the Manager and only to the extent that any Excess
                Available Income remains from which to make the payment after amounts with priority to that payment or allocation have been paid or allocated (as the case may be).

5.3     EXCESS DISTRIBUTIONS

        (a)     The Trustee must at the written direction of the Manager pay any
                Excess Distribution for a Quarterly Collection Period to the
                Residual Income Beneficiary on the relevant Quarterly Payment
                Date.

        (b)     The Trustee may not recover any Excess Distributions from the
                Residual Income Beneficiary once they are paid to the Residual
                Income Beneficiary except where there has been a manifest error in the relevant calculation of the Excess Distributions.

5.4     INITIAL PRINCIPAL DISTRIBUTIONS

        (a)     Subject to paragraph (b), on each Monthly Payment Date and based on the calculations, instructions and directions provided to it by the Manager, the Trustee must pay or cause to be paid out of
                Principal Collections, in relation to the Monthly Collection
                Period ending immediately before that Monthly Payment Date, the following amounts in the following order of priority:

                (i)     first, to allocate to Total Available Funds any
                        Principal Draw calculated in accordance with clause 5.9;

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                (ii)    second, to retain in the Collection Account as a
                        provision such amount as the Manager determines is
                        appropriate to make for any anticipated shortfalls in
                        payments under clause 5.1 on the following Monthly
                        Payment Date;

                (iii)   third, subject to clause 5.8(d), to repay any Redraws
                        provided by the Approved Seller in relation to Purchased
                        Receivables in accordance with clause 5.8 to the extent
                        that it has not previously been reimbursed in relation
                        to those Redraws; and

                (iv)    fourth, to retain in the Collection Account as a
                        provision to reimburse further Redraws an amount up to
                        the Redraw Retention Amount for the next Monthly
                        Collection Period.

        (b)     The Trustee shall only make a payment under any of
                sub-paragraphs (a)(i) to (a)(iv) (inclusive) if it is directed in writing to do so by the Manager and only to the extent that any Principal Collections remain from which to make the payment after amounts with priority to that payment have been paid.

5.5     PRINCIPAL DISTRIBUTIONS PRIOR TO STEPDOWN DATE OR AFTER TRIGGER EVENT

        (a)     Subject to paragraph (b), on each Monthly Payment Date prior to the Stepdown Date, or at any time if a Trigger Event is
                subsisting, and based on the calculations, instructions and directions provided to it by the Manager, the Trustee must pay or apply, or cause to be paid or applied, out of Principal
                Collections, in relation to the Monthly Collection Period ending immediately before that Monthly Payment Date, the following amounts in the following order of priority:

                (i)     first, all the Initial Principal Distributions for that
                        Monthly Collection Period;

                (ii)    second, as a deposit to the Liquidity Reserve until
                        amounts standing to the credit of the Liquidity Reserve
                        equal to the then Liquidity Limit;

                (iii)   third:

                        (A)     if that Monthly Payment Date is also a Quarterly
                                Payment Date, pari passu and rateably between
                                the Class A-1 Notes, the Class A-2 Notes and the
                                Class A-3 Notes:

                                (1)     as a payment to the Currency Swap
                                        Provider under the Class A-1 Currency
                                        Swap, of an amount equal to the lesser
                                        of:

                                        (a)     the aggregate of:

                                                (i)     the Class A-1 Proportion
                                                        of the amount available
                                                        for distribution under
                                                        this sub-paragraph (iii)
                                                        after all payments which
                                                        have priority under this
                                                        clause 5.5; and

                                                (ii)    the Class A-1 Principal
                                                        Carryover Amount for the
                                                        two immediately
                                                        preceding Monthly
                                                        Payment Dates; and

                                        (b)     the A$ Equivalent of the
                                                aggregate Invested Amounts of
                                                all Class A-1 Notes on that
                                                Monthly Payment Date;

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                                (2)     as a payment to the Currency Swap
                                        Provider under the Class A-2 Currency
                                        Swap, of an amount equal to the lesser
                                        of:

                                        (a)     the aggregate of:

                                                (i)     the Class A-2 Proportion
                                                        of the amount available
                                                        for distribution under
                                                        this sub-paragraph (iii)
                                                        after all payments which
                                                        have priority under this
                                                        clause 5.5; and

                                                (ii)    the Class A-2 Principal
                                                        Carryover Amount for the
                                                        two immediately
                                                        preceding Monthly
                                                        Payment Dates; and

                                        (b)     the A$ Equivalent of the
                                                aggregate Invested Amounts of
                                                all Class A-2 Notes on that
                                                Monthly Payment Date; and

                                (3)     as a payment to the Class A-3
                                        Noteholders, of an amount equal to the
                                        lesser of:

                                        (a)     the Class A-3 Proportion of the
                                                amount available for
                                                distribution under this
                                                sub-paragraph (iii) after all
                                                payments which have priority
                                                under this clause 5.5; and

                                        (b)     the aggregate Invested Amount of
                                                all Class A-3 Notes on that
                                                Monthly Payment Date; or

                        (B)     if that Monthly Payment Date is not also a
                                Quarterly Payment Date, pari passu and rateably
                                between the Class A-1 Notes, the Class A-2 Notes
                                and the Class A-3 Notes:

                                (1)     an amount equal to the lesser of:

                                        (a)     the Class A-1 Proportion of the
                                                amount available for
                                                distribution under this
                                                sub-paragraph (iii) after all
                                                payments which have priority
                                                under this clause 5.5; and

                                        (b)     the A$ Equivalent of the
                                                aggregate Notional Invested
                                                Amounts of all Class A-1 Notes
                                                on that Monthly Payment Date,

                                        to be retained in the Collection
                                        Account or invested in Authorised
                                        Investments as part of the Class A-1
                                        Principal Carryover Amount;

                                (2)     an amount equal to the lesser of:

                                        (a)     the Class A-2 Proportion of the
                                                amount available for
                                                distribution under this
                                                sub-paragraph (iii) after all
                                                payments which have priority
                                                under this clause 5.5; and

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                                        (b)     the A$ Equivalent of the
                                                aggregate Notional Invested
                                                Amounts of all Class A-2 Notes
                                                on that Monthly Payment Date,

                                        to be retained in the Collection Account
                                        or invested in Authorised Investments as
                                        part of the Class A-2 Principal
                                        Carryover Amount; and

                                (3)     as a payment to the Class A-3
                                        Noteholders of principal on the Class
                                        A-3 Notes, an amount equal to the lesser
                                        of:

                                        (a)     the Class A-3 Proportion of the
                                                amount available for
                                                distribution under this
                                                sub-paragraph (iii) after all
                                                payments which have priority
                                                under this clause 5.5; and

                                        (b)     the aggregate Invested Amounts
                                                of all Class A-3 Notes;

                (iv)    fourth, on each Quarterly Payment Date, as a payment to
                        the Class B Noteholders of principal on the Class B
                        Notes, of an amount equal to the lesser of:

                        (A)     the amount available for distribution under this
                                sub-paragraph (iv) after all payments which have
                                priority under this clause 5.5; and

                        (B)     the aggregate Invested Amounts of all Class B
                                Notes on that Monthly Payment Date;

                (v)     fifth, on each Quarterly Payment Date, as a payment to
                        the Class C Noteholders of principal on the Class C
                        Notes, of an amount equal to the lesser of:

                        (A)     the amount available for distribution under this
                                sub-paragraph (v) after all payments which have
                                priority under this clause 5.5; and

                        (B)     the aggregate Invested Amounts of all Class C
                                Notes on that Monthly Payment Date; and

                (vi)    sixth, on each Quarterly Payment Date, on the Business
                        Day immediately following the date on which all Secured
                        Moneys are fully and finally repaid, and only after
                        payment of all amounts referred to in the preceding
                        clauses, the Trustee first must pay remaining Principal
                        Collections to the Approved Seller in reduction of the
                        principal outstanding under the loan from the Approved
                        Seller to the Trustee, if any, for the purchase of the
                        housing loans, as a full and final settlement of the
                        obligations of the Trustee under that loan and then
                        (subject to clause 11.2) any remaining amounts to the
                        Residual Income Beneficiary as a distribution of capital
                        of the Trust.

        (b)     The Trustee shall only make a payment under any of
                sub-paragraphs (a)(i) to (a)(vi) inclusive if it is directed in writing to do so by the Manager and only to the extent that any
                Principal Collections remain from which to make the payment after amounts with priority to that payment have been paid.

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5.6     PRINCIPAL DISTRIBUTIONS ON AND AFTER STEPDOWN DATE IF NO TRIGGER EVENT
        IS SUBSISTING

        (a)     Subject to paragraph (b), on the Stepdown Date and on each
                Monthly Payment Date after the Stepdown Date, provided that no
                Trigger Event is subsisting, and based on the calculations, instructions and directions provided to it by the Manager, the
                Trustee must pay or apply or cause to be paid or applied out of
                Principal Collections, in relation to the Monthly Collection
                Period ending immediately before that Monthly Payment Date, the following amounts in the following order of priority:

                (i)     first, all the Initial Principal Distributions for that
                        Monthly Collection Period;

                (ii)    second, as a deposit to the Liquidity Reserve until the
                        amount standing to the credit of the Liquidity Reserve
                        is equal to the then current Liquidity Limit;

                (iii)   third:

                        (A)     if that Monthly Payment Date is also a Quarterly
                                Payment Date, pari passu and rateably between
                                the Class A-1 Notes, the Class A-2 Notes and the
                                Class A-3 Notes:

                                (1)     as a payment to the Currency Swap
                                        Provider under the Class A-1 Currency
                                        Swap, of an amount equal to the lesser
                                        of:

                                        (a)     the aggregate of:

                                                (i)     the Class A-1 Proportion
                                                        of that Class A
                                                        Principal Payment
                                                        Amount; and

                                                (ii)    the Class A-1 Principal
                                                        Carryover Amount for the
                                                        two immediately
                                                        preceding Monthly
                                                        Payment Dates; and

                                        (b)     the A$ Equivalent of the
                                                aggregate Invested Amounts for
                                                all Class A-1 Notes on that
                                                Monthly Payment Date,

                                        which is thereafter to be applied as
                                        payments of principal on the Class A-1
                                        Notes;

                                (2)     as a payment to the Currency Swap
                                        Provider under the Class A-2 Currency
                                        Swap, of an amount equal to the lesser
                                        of:

                                        (a)     the aggregate of:

                                                (i)     the Class A-2 Proportion
                                                        of that Class A
                                                        Principal Payment
                                                        Amount; and

                                                (ii)    the Class A-2 Principal
                                                        Carryover Amount for the
                                                        two immediately
                                                        preceding Monthly
                                                        Payment Dates; and

                                        (b)     the A$ Equivalent of the
                                                aggregate Invested Amounts for
                                                all Class A-2 Notes on that
                                                Monthly Payment Date,

                                        which is thereafter to be applied as
                                        payments of principal on the Class A-2
                                        Notes; and

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                                (3)     as a payment to the Class A-3
                                        Noteholders of principal on the Class
                                        A-3 Notes, of an amount equal to the
                                        lesser of:

                                        (a)     the Class A-3 Proportion of that
                                                Class A Principal Payment
                                                Amount; and

                                        (b)     the aggregate Invested Amounts
                                                of all Class A-3 Notes on that
                                                Monthly Payment Date; or

                        (B)     if that Monthly Payment Date is not also a
                                Quarterly Payment Date, pari passu and rateably
                                between the Class A-1 Notes, the Class A-2 Notes
                                and the Class A-3 Notes:

                                (1)     an amount equal to the lesser of:

                                        (a)     the Class A-1 Proportion of that
                                                Class A Principal Payment
                                                Amount; and

                                        (b)     the A$ Equivalent of the
                                                aggregate Notional Invested
                                                Amounts of all Class A-1 Notes
                                                on that Monthly Payment Date,

                                        to be retained in the Collection Account
                                        or invested in Authorised Investments as
                                        part of the Class A-1 Principal
                                        Carryover Amount;

                                (2)     an amount equal to the lesser of:

                                        (a)     the Class A-2 Proportion of that
                                                Class A Principal Payment
                                                Amount; and

                                        (b)     the A$ Equivalent of the
                                                aggregate Notional Invested
                                                Amounts of all Class A-2 Notes
                                                on that Monthly Payment Date,

                                        to be retained in the Collection Account
                                        or invested in Authorised Investments as
                                        part of the Class A-2 Principal
                                        Carryover Amount; and

                                (3)     as a payment to the Class A-3
                                        Noteholders of principal on the Class
                                        A-3 Notes, an amount equal to the lesser
                                        of:

                                        (a)     the Class A-3 Proportion of that
                                                Class A Principal Payment
                                                Amount; and

                                        (b)     the aggregate Invested Amounts
                                                of all Class A-3 Notes on that
                                                Monthly Payment Date;

                (iv)    fourth:

                        (A)     if that Monthly Payment Date is also a Quarterly
                                Payment Date, as a payment to the Class B
                                Noteholders of principal on the Class B Notes of
                                an amount equal to the lesser of:

                                (1)     the aggregate of:

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                                        (a)     the Class B Principal Payment
                                                Amount; and

                                        (b)     the Class B Principal Carryover
                                                Amount for the two immediately
                                                preceding Monthly Payment Dates;
                                                and

                                (2)     the aggregate Invested Amounts of all
                                        Class B Notes on that Monthly Payment
                                        Date; or

                        (B)     if that Monthly Payment Date is not also a
                                Quarterly Payment Date, an amount equal to the
                                lesser of:

                                (1)     the Class B Principal Payment Amount;
                                        and

                                (2)     the aggregate Notional Invested Amounts
                                        of the Class B Notes on that Monthly
                                        Payment Date,

                                to be retained in the Collection Account or
                                invested in Authorised Investments as part of
                                the Class B Principal Carryover Amount;

                (v)     fifth:

                        (A)     if that Monthly Payment Date is also a Quarterly
                                Payment Date, as a payment to the Class C
                                Noteholders of principal on the Class C Notes,
                                of an amount equal to the lesser of:

                                (1)     the aggregate of:

                                        (a)     the Class C Principal Payment
                                                Amount; and

                                        (b)     the Class C Principal Carryover
                                                Amount for the two immediately
                                                preceding Monthly Payment Dates;
                                                and

                                (2)     the aggregate Invested Amounts of all
                                        Class C Notes on that Monthly Payment
                                        Date; or

                        (B)     if that Monthly Payment Date is not also a
                                Quarterly Payment Date, an amount equal to the
                                lesser of:

                                (1)     the Class C Principal Payment Amount;
                                        and

                                (2)     the aggregate Notional Invested Amounts
                                        of all Class C Notes on that Monthly
                                        Payment Date,

                                to be retained in the Collection Account or
                                invested in Authorised Investments as part of
                                the Class C Principal Carryover Amount; and

                (vi)    sixth, on each Quarterly Payment Date, on the Business
                        Day immediately following the date on which all Secured
                        Moneys are fully and finally repaid, and only after
                        payment of all amounts referred to in the preceding
                        clauses, the Trustee first must pay remaining Principal
                        Collections to the Approved Seller in reduction of the
                        principal outstanding under the loan from the Approved
                        Seller to the Trustee, if any, for the purchase of the
                        housing loans, as a full and final settlement of the
                        obligations of the Trustee under that loan and then
                        (subject to clause 11.2) any remaining amounts to the
                        Residual Income Beneficiary as a distribution of capital
                        of the Trust.

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        (b)     The Trustee shall only make a payment under any of
                sub-paragraphs (a)(i) to (a)(vi) (inclusive) above if it is directed in writing to do so by the Manager and only to the extent that any Principal Collections remain from which to make the payment after amounts with priority to that payment have been paid.

5.7     FINAL MATURITY DATE

        On the Business Day immediately following the date on which all Secured
        Moneys (as defined in the Security Trust Deed) are fully and finally repaid, and only after payment of all amounts referred to in clauses
        5.3, 5.4, 5.5(a) and 5.6(a), the Trustee must pay any Principal
        Collections which remain available:

        (a)     first, to the Approved Seller in reduction of the Principal
                Outstanding (as defined in the Seller Loan Agreement) as a full and final settlement of the obligations of the Trustee under the
                Seller Loan Agreement; and

        (b)     second, to the Residual Income Beneficiary as a distribution of capital of the Trust.

5.8     REDRAWS

        (a)     The Approved Seller, after receiving confirmation that it may do so from the Manager, may make Redraws to Obligors under
                Purchased Receivables so that the then scheduled principal balance of those Purchased Receivables is not exceeded.

        (b)     The Approved Seller will be reimbursed in relation to any Redraw for which it has not previously been reimbursed under clause
                5.4.

        (c)     On each Monthly Determination Date the Manager shall determine an amount, not exceeding 2% of the A$ Equivalent of the
                aggregate of the Invested Amounts of all Notes, which it
                reasonably anticipates will be required in the Monthly
                Collection Period in which that Monthly Determination Date occurs to fund further Redraws under Purchased Receivables in addition to any prepayments of principal that it anticipates will be received from Obligors during that Monthly Collection
                Period. That amount, from time to time, less amounts withdrawn or deposited as described in this clause 5.8, is called the
                REDRAW RETENTION AMOUNT. The Manager shall on the day of such determination advise the Trustee of the amount so determined.

        (d)     In addition to the Approved Seller's right of reimbursement under clause 5.8(b), the Trustee shall on each Business Day it receives a direction from the Manager to do so, reimburse the
                Approved Seller for Redraws made on or before that Business Day for which it has not received reimbursement but only to the extent of the Redraw Retention Amount for that Monthly
                Collection Period to the extent it has been funded under clause
                5.4(a)(iv).

5.9     DETERMINATION DATE - PAYMENT SHORTFALL

        If the Manager determines on any Monthly Determination Date that there is a Payment Shortfall for the relevant Monthly Collection Period, the
        Manager must direct the Trustee to pay out of Principal Collections, as a principal payment under clause 5.4, an amount (the PRINCIPAL DRAW)
        equal to the lesser of:

        (a)     the Payment Shortfall; and

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        (b)     the amount of Principal Collections available for distribution on the Monthly Payment Date following that Monthly Determination
                Date.

5.10    LIQUIDITY DRAWS

        (a)     The Manager, on behalf of the Trustee, shall, by no later than the Closing Date, establish an Australian dollar account with an
                Approved Bank (the LIQUIDITY ACCOUNT) to which amounts may be credited, or from which amounts may be drawn, under this
                Supplementary Terms Notice.

        (b)     If the Manager determines on any Monthly Determination Date that, after having made a Principal Draw, the relevant Payment
                Shortfall will not be fully met (the remaining shortfall being a
                LIQUIDITY SHORTFALL), the Manager must direct the Trustee to apply from the Liquidity Account an amount (the LIQUIDITY DRAW)
                on or before the Monthly Payment Date following that Monthly
                Determination Date equal to the lesser of:

                (i)     the Liquidity Shortfall; and

                (ii)    the Liquidity Reserve.

        The Trustee must, if so directed by the Manager, make that Liquidity
        Draw and have the proceeds of the Liquidity Draw deposited or transferred into the Collection Account on or before the relevant
        Monthly Payment Date. The Manager must deal with the amount so deposited in accordance with this clause 5.

5.11    ALLOCATING LIQUIDATION LOSSES

        On each Monthly Determination Date, the Manager must determine, in relation to the aggregate of all Liquidation Losses arising during that
        Monthly Collection Period:

        (a)     the amount of those Liquidation Losses which is attributable to interest, fees and expenses in relation to the relevant
                Purchased Receivables (FINANCE CHARGE LOSS); and

        (b)     the amount of those Liquidation Losses which is attributable to principal in relation to the relevant Purchased Receivables
                (PRINCIPAL LOSS),

        on the basis that all Liquidation Proceeds actually received by or on behalf of the Trustee in relation to a Purchased Receivable are applied first against interest, fees and other Enforcement Expenses (other than
        Property Restoration Expenses) relating to that Purchased Receivable, and then against the Housing Loan Principal and Property Restoration
        Expenses relating to that Purchased Receivable.

5.12    INSURANCE CLAIMS

        (a)     If, on any Monthly Determination Date, the Manager determines that there has been a Liquidation Loss in relation to a
                Purchased Receivable during the immediately preceding Monthly
                Collection Period, the Manager shall direct the Servicer (if the
                Servicer has not already done so), promptly, and in any event so that the claim is made within the time limit specified in the relevant Mortgage Insurance Policy for that Purchased Receivable without the amount of the claim becoming liable to be reduced by reason of delay, to make a claim under the relevant Mortgage
                Insurance Policy.

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        (b)     Upon receipt of any amount under or in respect of a Mortgage
                Insurance Policy in payment of a claim referred to in paragraph
                (a), the Manager must determine which part of the amount is attributable to interest, fees and other amounts in the nature of income, and which part of that amount is attributable to principal.

5.13    PAYMENTS BEFORE PAYMENT DATE

        (a)     Subject to the Transaction Documents, by no later than 4:00 pm
                (Sydney time) on the Remittance Date for a Collection Period, the Manager must deposit or use its best endeavours to procure that the Servicer deposits, in the Collection Account all
                Available Income and Principal Collections for that Collection
                Period to the extent received on or before that date.

        (b)     The Manager must direct the Trustee to:

                (i)     apply amounts credited to the Collection Account in
                        making payments in discharge of the Trustee's
                        obligations under this clause 5; and

                (ii)    make the applications and reinstatements required or
                        contemplated by this clause 5,

                in each case, under and in accordance with this clause 5.

5.14    CHARGE OFFS

        If the Principal Charge Offs for any Monthly Collection Period exceed the Excess Available Income calculated on the Monthly Determination Date for that Monthly Collection Period, the Manager must, on and with effect from the Monthly Payment Date immediately following the end of the
        Monthly Collection Period:

        (a)     reduce pari passu and rateably as between themselves the
                Notional Stated Amount of each of the Class C Notes by the amount of that excess which is attributable to each Class C Note until the Notional Stated Amount of that Class C Note is zero
                (CLASS C CHARGE OFFS); and

        (b)     if the Notional Stated Amount of the Class C Notes is zero and any amount of that excess has not been applied under paragraph
                (a), reduce pari passu and rateably as between themselves the
                Notional Stated Amount of each of the Class B Notes by the amount of that excess which is attributable to each Class B Note until the Notional Stated Amount of that Class B Note is zero
                (CLASS B CHARGE OFFS); and

        (c)     if both the Notional Stated Amount of the Class C Notes and the
                Notional Stated Amount of the Class B Notes are zero and any amount of that excess has not been applied under paragraph (b), reduce pari passu and rateably as between each of the Class A
                Notes (based on, in the case of the Class A-1 Notes, the A$
                Equivalent of the Notional Stated Amount of the Class A-1 Notes,
                in the case of the Class A-2 Notes, the A$ Equivalent of the
                Notional Stated Amount of the Class A-2 Notes and, in the case of the Class A-3 Notes, the Stated Amount of the Class A-3
                Notes), the Notional Stated Amount of each Class A-1 Note by the
                US$ Equivalent of the amount of that excess which is so
                attributable to that Class A-1 Note, the Notional Stated Amount of each Class A-2 Note by the Euro Equivalent of the amount of that excess which is so attributable to that Class A-2 Note and the Stated Amount of each Class A-3 Note, until the Notional
                Stated Amount of each Class A Note is zero (CLASS A CHARGE
                OFFS),

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        provided, however, that with respect to paragraphs (a) to (c) above, amounts by which the Class A-1 Notes, the Class A-2 Notes; the Class B
        Notes and the Class C Notes are to be reduced, will be aggregated on each such Monthly Payment Date which is not also a Quarterly Payment
        Date until the next Quarterly Payment Date and such aggregate amount for such Class of Notes, together with any excess amount to be reduced from the Stated Amount of such Class of Notes, with respect to the Monthly
        Collection Period immediately preceding the Quarterly Payment Date, will be applied to reduce the Stated Amount of such Class of Notes pursuant to paragraphs (a) to (c) above. In the case of Class A-3 Notes, such reduction will occur on the relevant Monthly Payment Date.

5.15    PAYMENTS INTO US$ ACCOUNT

        (a)     The Trustee shall direct the Currency Swap Provider to pay all amounts denominated in US$ payable to the Trustee by the
                Currency Swap Provider under the Class A-1 Currency Swap into the US$ Account or to the Principal Paying Agent under the
                Agency Agreement on behalf of the Trustee.

        (b)     If any of the Trustee, the Manager or the Servicer receives any amount denominated in US$ from the Currency Swap Provider under the Class A-1 Currency Swap they will promptly pay that amount to the credit of the US$ Account.

5.16    PAYMENTS OUT OF US$ ACCOUNT

        (a)     The Trustee shall, on the direction of the Manager, or shall require that the Principal Paying Agent on its behalf, pay all amounts credited to the US$ Account as follows and in accordance with the Note Trust Deed and the Agency Agreement.

        (b)     All amounts credited to the US$ Account by the Currency Swap
                Provider in relation to a payment by the Trustee in no order of priority:

                (i)     under clauses 5.1(c)(v)(A) and 5.1(c)(vi), will be paid
                        pari passu in relation to Class A-1 Notes as payments of
                        Class A Interest on those Class A-1 Notes;

                (ii)    under clause 5.2(a)(iv)(A), will be paid pari passu in
                        relation to Class A-1 Notes in or towards reinstating
                        the Stated Amount of those Class A-1 Notes, to the
                        extent of the Carryover Class A Charge Offs in respect
                        of the Class A-1 Notes; and

                (iii)   amounts credited under clauses 5.5(a)(iii)(A)(1) and
                        5.6(a)(iii)(A)(1), pari passu to Class A-1 Noteholders
                        as Class A Principal Payments on the Class A-1 Notes
                        until the Invested Amounts of the Class A-1 Notes have
                        been reduced to zero.

5.17    PAYMENTS INTO EURO ACCOUNT

        (a)     The Trustee shall direct the Currency Swap Provider to pay all amounts denominated in Euros payable to the Trustee by the
                Currency Swap Provider under the Class A-2 Currency Swap into the Euro Account or to the Principal Paying Agent under the
                Agency Agreement on behalf of the Trustee.

        (b)     If any of the Trustee, the Manager or the Servicer receives any amount denominated in Euros from the Currency Swap Provider under the Currency Swap they will promptly pay that amount to the credit of the Euro Account.

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5.18    PAYMENTS OUT OF EURO ACCOUNT

        (a)     The Trustee shall, on the direction of the Manager, or shall require that the Principal Paying Agent on its behalf, pay (on each Quarterly Payment Date) all amounts credited to the Euro
                Account as follows and in accordance with the Note Trust Deed and the Agency Agreement.

        (b)     All amounts credited to the Euro Account by the Currency Swap
                Provider in relation to a payment by the Trustee in no order of priority:

                (i)     under clauses 5.1(c)(v)(B) and 5.1(c)(vi), will be paid
                        pari passu in relation to Class A-2 Notes as payments of
                        Class A Interest on those Class A-2 Notes;

                (ii)    under clause 5.2(b)(iv)(B), will be paid pari passu in
                        relation to Class A-2 Notes in or towards reinstating
                        the Stated Amount of those Class A-2 Notes, to the
                        extent of the Carryover Class A Charge Offs in respect
                        of the Class A-2 Notes; and

                (iii)   payment of amounts credited under clauses
                        5.5(a)(iii)(A)(2) and 5.6(a)(iii)(A)(2), pari passu to
                        Class A-2 Noteholders as Class A Principal Payments on
                        the Class A-2 Notes until the Invested Amounts of the
                        Class A-2 Notes have been reduced to zero.

5.19    ROUNDING OF AMOUNTS

        In making the calculations required or contemplated by this clause 5, the Manager shall round calculations to four decimal places, except that all monetary amounts shall be rounded down to the nearest cent or as otherwise required in this Supplementary Terms Notice.

5.20    MANAGER'S REPORT

        The Manager will provide to the Trustee, the Note Trustee and the
        Designated Rating Agencies, the Manager's Report for a Collection Period
        no later than 4pm (Sydney time) on the Monthly Payment Date following that Collection Period.

5.21    PAYMENT PRIORITIES FOLLOWING AN EVENT OF DEFAULT:  SECURITY TRUST DEED

        (a)     The proceeds from the enforcement of the Charge over the
                Mortgaged Property (each as defined in the Security Trust Deed)
                are to be applied in the following order of priority, subject to any other priority which may be required by statute or law:

                (i)     first, to pay (pari passu and rateably):

                        (A)     any Expenses then due and unpaid with respect to
                                the Trust, to the extent not dealt within
                                another sub-paragraph of this clause 5.21(a);

                        (B)     any unpaid fees due to St.George as standby
                                basis swap provider under the Basis Swap;

                        (C)     any unpaid fees due to St.George as standby
                                interest rate swap provider under any Interest
                                Rate Swap; and

                        (D)     the Receiver's remuneration;

                (ii)    second, to pay all costs, charges, expenses and
                        disbursements properly incurred in the exercise of any
                        Power (as defined in the Security Trust Deed) by the
                        Security

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                        Trustee, the Note Trustee, a Receiver or an Attorney or
                        other amounts payable to the Security Trustee or the
                        Note Trustee under the Security Trust Deed;

                (iii)   third, to pay any unpaid Accrued Interest Adjustment due
                        to the Approved Seller;

                (iv)    fourth, to pay to each Swap Provider under each Interest
                        Rate Swap any Break Payments, with respect to a
                        Purchased Receivable to which that Interest Rate Swap
                        relates, received by or on behalf of the Trustee from a
                        Borrower or any Mortgage Insurer and which have not
                        previously been paid to those Swap Providers;

                (v)     fifth, to pay (pari passu and rateably):

                        (A)     all Secured Moneys owing to the Support Facility
                                Providers (other than the Currency Swap
                                Provider);

                        (B)     subject to paragraph (f) below, all Secured
                                Moneys owing to the Class A Noteholders (as at
                                the date of payment);

                        (C)     all Secured Moneys owing in relation to any
                                Redraws made by the Approved Seller for which it
                                has not been reimbursed under the Trust
                                Documents; and

                        (D)     all Secured Moneys owing to the Currency Swap
                                Provider specified in the Class A-1 Currency
                                Swap (but without double counting with payments
                                under sub-paragraph (ii) or (v)(B));

                        (E)     all Secured Moneys owing to the Currency Swap
                                Provider specified in the Class A-2 Currency
                                Swap (but without double counting with payments
                                under sub-paragraph (ii) or (v)(B));

                (vi)    sixth, to pay (pari passu and rateably), fees due to the
                        Trustee, the Security Trustee and the Note Trustee,
                        respectively;

                (vii)   seventh, to pay (pari passu and rateably) any fees due
                        to a Paying Agent, the Calculation Agent and the Note
                        Registrars, respectively;

                (viii)  eighth, subject to paragraph (f) below, to pay (pari passu) all Secured Moneys owing to the Class B
                        Noteholders (as at the date of payment);

                (ix)    ninth, subject to paragraph (f) below, to pay (pari
                        passu) all Secured Moneys owing to the Class C
                        Noteholders (as at the date of payment);

                (x)     tenth, to pay (pari passu and rateably) any amounts not
                        covered above owing to any Mortgagee under any
                        Transaction Document;

                (xi)    eleventh, to pay the holder of any subsequent Security
                        Interest over Trust Assets of which the Security Trustee
                        has notice of the amount properly secured by the
                        Security Interest; and

                (xii)   twelfth, to pay any surplus to the Trustee to be paid in
                        accordance with the Master Trust Deed and the
                        Supplementary Terms Notice.

        (b)     The surplus will not carry interest. If the Security Trustee or a Receiver, Mortgagee or Attorney pays the surplus to the credit of an account in the name of the Trustee with any

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                bank carrying on business in Australia, the Security Trustee,
                Receiver, Mortgagee or Attorney (as the case may be) will be under no further liability in respect of it.

        (c)     For the purposes of determining the pro rata entitlements of
                Class A Noteholders to amounts available for distribution under paragraph (a) (but without limiting the amounts actually
                available to be converted to the relevant currency at any time, or to be applied towards paying Class A Noteholders under
                paragraph (a)), the A$ Equivalent of the US$ denominated
                principal amount owed to the Class A-1 Noteholders will be determined by the Manager and notified to the Trustee as being the A$ amount equal to:

                (i)     if the Currency Swap is then in full force and effect,
                        the A$ Exchange Rate multiplied by the aggregate Secured
                        Moneys (in US$) of the Class A-1 Notes; or

                (ii)    if the Currency Swap is not then in full force and
                        effect, the spot rate of exchange advised to the
                        Security Trustee by the Manager which is used for
                        calculation of amounts payable on the occurrence of an
                        Early Termination Date under the Currency Swap (as
                        defined in that Currency Swap) multiplied by the
                        aggregate Secured Moneys (in US$) of the Class A-1
                        Notes.

        (d)     For the purposes of determining the pro rata entitlements of
                Class A Noteholders to amounts available for distribution under paragraph (a) (but without limiting the amounts actually
                available to be converted to the relevant currency at any time, or to be applied towards paying Class A Noteholders under
                paragraph (a)), the A$ Equivalent of the Euro denominated
                principal amount owed to the Class A-2 Noteholders will be determined by the Manager and notified to the Trustee as being the A$ amount equal to:

                (i)     if the Currency Swap is then in full force and effect,
                        the A$ Exchange Rate multiplied by the aggregate Secured
                        Moneys (in Euros) of the Class A-2 Notes; or

                (ii)    if the Currency Swap is not then in full force and
                        effect, the spot rate of exchange advised to the
                        Security Trustee by the Manager which is used for
                        calculation of amounts payable on the occurrence of an
                        Early Termination Date under the relevant Currency Swap
                        (as defined in that Currency Swap) multiplied by the
                        aggregate Secured Moneys (in Euros) of the Class A-2
                        Notes.

        (e)     Any amount to be paid to a Class of Noteholders must be made in
                A$, US$ or Euros as applicable, based on the respective
                entitlements calculated under paragraph (c) or (d) (as the case may be). All amounts held in A$ must, to the extent required to be converted to the relevant currency after the Currency Swap has terminated, be converted to the relevant currency at the available spot rate of exchange for acquiring that currency in the spot foreign exchange market as at the time of conversion, provided that if, following that conversion and based on their respective entitlements, any Class of Noteholders would be entitled to an amount greater than their Secured Moneys as at the relevant date of payment, the excess is to be applied (in the applicable currency) towards payment of the Secured Moneys of Mortgagees who rank equally within that Class of Noteholders.

        (f)     Notwithstanding paragraph (a), any moneys allocated to the
                Collection Account on a Monthly Payment Date which is not a
                Quarterly Payment Date (and which moneys have not subsequently been distributed on a Quarterly Payment Date) under:

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                (i)     clause 5.1(a)(v)(A) (including by reason of clause
                        5.1(a)(vi)), clause 5.2(a)(iv)(A), clause
                        5.5(a)(iii)(B)(1) or clause 5.6(a)(iii)(B)(1) is payable
                        to, or to the Currency Swap Provider on behalf of, the
                        Class A-1 Noteholders;

                (ii)    clause 5.1(a)(v)(B) (including by reason of clause
                        5.1(a)(vi)), clause 5.2(a)(iv)(B), clause
                        5.5(a)(iii)(B)(2) or clause 5.6(a)(iii)(B)(2) is payable
                        to, or to the Currency Swap Provider on behalf of, the
                        Class A-2 Noteholders;

                (iii)   clause 5.1(a)(vii), clause 5.1(a)(viii), clause
                        5.2(a)(v) or clause 5.6(a)(iv)(B) is payable to the
                        Class B Noteholders; and

                (iv)    clause 5.1(a)(ix), clause 5.1(a)(x), clause 5.2(a)(vi)
                        or clause 5.6(a)(v)(B) is payable to the Class C
                        Noteholders,

                and for no other purpose.

5.22    PRESCRIPTION

        Despite any other provision of this Supplementary Terms Notice and the
        Master Trust Deed, Condition 8 of the Offshore Notes applies to all amounts payable in relation to any Offshore Note.

5.23    ACCOUNTING PROCEDURES: PRINCIPAL & INTEREST

        To facilitate the implementation of this Cashflow Allocation
        Methodology, the Manager will keep accounting records in accordance with the Transaction Documents and will keep separate ledgers, including a
        "Principal Account", "Income Account" and "Cash Account", into which credit and debit entries will be made to record receipts and payments of principal, income or amounts unallocated at the relevant time.

5.24    REPLACEMENT OF CURRENCY SWAP

        (a)     If a Currency Swap is terminated, the Trustee must, at the direction of the Manager, enter into one or more currency swaps which replace that Currency Swap (other than by way of transfer under section 6(b) of that Currency Swap) (collectively a
                REPLACEMENT CURRENCY SWAP) but only on the condition:

                (i)     that the Settlement Amount (as defined in that Currency
                        Swap), if any, which is payable by the Trustee to that
                        Currency Swap Provider on termination of that Currency
                        Swap will be paid in full when due in accordance with
                        this Supplementary Terms Notice and that Currency Swap;

                (ii)    the ratings assigned to the Notes are not adversely
                        affected; and

                (iii)   the liability of the Trustee under that Replacement
                        Currency Swap is limited to at least the same extent
                        that its liability is limited under that Currency Swap.

        (b)     If the condition in paragraph (a) is satisfied, the Trustee must at the direction of the Manager enter into the Replacement
                Currency Swap and if it does so it must direct the provider of the Replacement Currency Swap (the REPLACEMENT SWAP PROVIDER) to
                pay any upfront premium to enter into the Replacement Currency
                Swap due to the Trustee directly to the Currency Swap Provider in satisfaction of and to the extent of the Trustee's obligation to pay the Settlement Amount to the Currency Swap Provider as
                referred to in

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                paragraph (a). If the Settlement Amount (if any) is payable by the Currency Swap Provider to the Trustee, the Manager shall direct the Currency Swap Provider to pay such amount direct to the Replacement Currency Swap Provider in satisfaction of any upfront premium to enter into the Replacement Currency Swap.
                Where the upfront premium payable upon entry into the
                Replacement Currency Swap is:

                (i)     payable by the Trustee to the Replacement Swap Provider,
                        then the:

                        (A)     excess of the Settlement Amount over the upfront
                                premium will be included as Available Income for
                                the relevant Collection Period; and

                        (B)     excess of the upfront premium payable over the
                                Settlement Amount will be satisfied by the
                                Trustee as a TRUST EXPENSE; and

                (ii)    payable by the Replacement Swap Provider to the Trustee,
                        then the:

                        (A)     excess of the Settlement Amount over the upfront
                                premium will be satisfied by the Trustee as a
                                Trust Expense; and

                        (B)     excess of the upfront premium over the
                                Settlement Amount will be included as Available
                                Income for the relevant Collection Period.

5.25    NOTICE OF CALCULATIONS

        The calculations outlined in this clause 5, or required to be made by the Manager under any Condition, must be made by the Manager and notified to the Trustee on each Monthly Determination Date. The Manager must also notify the Trustee of all details of payments which are to be made by or on behalf of the Trustee on each Payment Date. The Manager must also notify the Currency Swap Provider of all payments which are to be made by or on behalf of the Trustee on each Quarterly Payment Date under clauses 5.1(c)(v)(A), 5.1(c)(v)(B), 5.1(c)(vi), 5.2(b)(iv)(A),
        5.2(b)(iv)(B), 5.5(a)(iii)(A) and 5.6(a)(iii)(A) on each relevant
        Quarterly Determination Date. In the absence of manifest error, each of the Trustee and the Currency Swap Provider is entitled to rely conclusively on (and will rely on) the Manager's calculations and notifications and is not required to (and it will not) investigate the accuracy of them.

5.26    BOND FACTORS

        (a)     On each Monthly Determination Date, the Manager will, in respect of the Monthly Collection Period ending before that Monthly
                Determination Date, calculate or otherwise ascertain the
                relevant Class A Bond Factors, the Class B Bond Factor and the
                Class C Bond Factor.

        (b)     The Manager shall notify all Noteholders, the Principal Paying
                Agent, the Note Trustee and the Calculation Agent as soon as practicable after (and in any event by not later than the
                Monthly Payment Date immediately following) the relevant Monthly
                Determination Date of the relevant Class A Bond Factors, the
                Class B Bond Factor and the Class C Bond Factor.

5.27    LOAN OFFSET INTEREST

        On each Monthly Determination Date, the Approved Seller shall pay to the
        Trustee an amount equal to all Loan Offset Interest Amounts for the
        Monthly Collection Period immediately preceding that Monthly
        Determination Date.

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6.       MASTER TRUST DEED AND SERVICING AGREEMENT
--------------------------------------------------------------------------------

6.1     COMPLETION OF DETAILS IN RELATION TO MASTER TRUST DEED

        (a)     (MANAGER FEE)

                For the purpose of clause 15 of the Master Trust Deed, the fee payable to the Manager in respect of the Trust for each Monthly
                Collection Period (but in the case of the first Monthly
                Collection Period, calculated from the Closing Date rather than the Cut-Off Date) will be an amount calculated:

                (i)     on the aggregate Housing Loan Principal of the Purchased
                        Receivables on the first day of that Monthly Collection
                        Period;

                (ii)    at the rate of 0.09% per annum or as otherwise agreed by
                        the Manager and the Trustee from time to time; and

                (iii)   on the actual number of days in the Monthly Collection
                        Period divided by 365 days,

                and shall accrue due from day to day. That fee is payable in
                Australian dollars.

        (b)     (TRUSTEE'S FEE AND SECURITY TRUSTEE'S FEE)

                (i)     For the purpose of clause 19.1 of the Master Trust Deed
                        and clause 11.2 of the Security Trust Deed, the combined
                        fee payable to the Trustee and the Security Trustee in
                        respect of the Trust for each Monthly Collection Period
                        (but in the case of the first Monthly Collection Period,
                        calculated from the Closing Date rather than the Cut-Off
                        Date) will be an amount calculated:

                        (A)     on the aggregate Housing Loan Principal of the
                                Purchased Receivables on the first day of that
                                Monthly Collection Period;

                        (B)     at the rate agreed by the Manager, the Trustee
                                and the Security Trustee in writing from time to
                                time; and

                        (C)     on the actual number of days in the Monthly
                                Collection Period divided by 365 days,

                        and shall accrue due from day to day. That fee is
                        payable in Australian dollars.

                (ii)    If the Trustee or the Security Trustee (as the case may
                        be) is required at any time to undertake duties which
                        relate to the enforcement of the terms of any
                        Transaction Document by the Trustee or Security Trustee
                        (as the case may be) upon a default by any other party
                        under the terms of that Transaction Document, the
                        Trustee or Security Trustee (as the case may be) is
                        entitled to such additional remuneration as may be
                        agreed between the Trustee or the Security Trustee (as
                        the case may be) and the Manager or, failing agreement,
                        such amount as is determined by a merchant bank (acting
                        as an expert and not as an arbitrator) selected by the
                        Trustee or the Security Trustee (as the case may be).
                        The determination of such merchant bank shall be
                        conclusive and binding on the Manager and the Trustee or
                        the Security Trustee (as the case may be) so far as the
                        law allows.

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        (c)     (SERVICING FEE)

                For the purpose of clause 6.1 of the Servicing Agreement, the fee payable to the Servicer in respect of the Trust for each
                Monthly Collection Period (but in the case of the first Monthly
                Collection Period, calculated from the Closing Date rather than the Cut-Off Date) will be an amount calculated:

                (i)     on the aggregate Housing Loan Principal of the Purchased
                        Receivables on the first day of that Monthly Collection
                        Period;

                (ii)    at the rate of 0.30% per annum or as otherwise agreed by
                        the Manager, the Trustee and the Servicer from time to
                        time; and

                (iii)   on the actual number of days in the Monthly Collection
                        Period divided by 365 days,

                or as otherwise agreed by the Trustee, the Manager and the
                Servicer. That fee shall accrue due from day to day. That fee is payable in Australian dollars.

        (d)     (CUSTODIAN FEE)

                For the purpose of clause 6.1 of the Custodian Agreement, the fee payable to the Custodian in respect of the Trust for each
                Monthly Collection Period (but in the case of the first Monthly
                Collection Period, calculated from the Closing Date rather than the Cut-Off Date) will be an amount calculated:

                (i)     on the aggregate Housing Loan Principal of the Purchased
                        Receivables on the first day of that Monthly Collection
                        Period;

                (ii)    at the rate of 0.015% per annum or as otherwise agreed
                        by the Manager, the Trustee and the Custodian from time
                        to time; and

                (iii)   on the actual number of days in the Monthly Collection
                        Period divided by 365 days,

                or as otherwise agreed by the Trustee, the Manager and the
                Custodian. That fee shall accrue due from day to day. That fee is payable in Australian dollars.

        (e)     (FEE CHANGES TO TAKE ACCOUNT OF GST)

                Subject to clause 6.1(b)(i)(B), none of the above fees in this clause 6.1 are to be increased by reference to any applicable goods and services tax unless:

                (i)     the Trustee, the Manager and the recipient of the
                        relevant fee agree (that agreement not to be
                        unreasonably withheld); and

                (ii)    the increase will not result in the downgrading or
                        withdrawal of the rating of any Notes.

        (f)     (AMENDMENT TO THE CUSTODIAN AGREEMENT)

                Clause 3.1(b) of the Custodian Agreement is amended, for the purpose of the Trust only, by deleting that clause and replacing it with the following clause 3.1(b):

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                "(IDENTIFY AND KEEP SEPARATE) ensure that each Relevant Document is capable of identification as an asset of that Trust and is kept in a Security Vault, separate from other documents held by the Custodian for other persons (although they may be held in the same Security Vault as Relevant Documents for another
                Trust)."

6.2     AMENDMENTS TO MASTER TRUST DEED

        The Master Trust Deed is amended for the purpose of the Trust as follows:

        (a)     CLAUSE 1.1 - ACCOUNTS

                The definition of ACCOUNTS in clause 1.1 of the Master Trust
                Deed is deleted and replaced with the following definition:

                "ACCOUNTS means accounts prepared in accordance with clause
                23.3."

        (b)     CLAUSE 1.1 - AUTHORISED INVESTMENT

                For the purposes of the definition of AUTHORISED INVESTMENT in clause 1.1 of the Master Trust Deed:

                (i)     each of the investments in paragraphs (b), (d), (e),
                        (f), (g), (h), (i) and (j) of that definition must have
                        a rating of AAA (long term) or A-1+ (short term) (as the
                        case may be) from S&P, a rating of Aaa (long term) or
                        P-1 (short term) (as the case may be) from Moody's and a
                        rating of AAA (long term) or F1+ (short term) (as the
                        case may be) from Fitch Ratings to be an AUTHORISED
                        INVESTMENT for the Trust;

                (ii)    each of the investments in paragraphs (b) and (d)-(j)
                        inclusive of that definition must mature no later than
                        the next Quarterly Payment Date following its
                        acquisition;

                (iii)   each investment must be denominated in A$;

                (iv)    each investment must be of a type which does not
                        adversely affect the 50% risk weighting attributed to
                        the Notes by the Bank of England (as to which the
                        Trustee may rely on external advice);

                (v)     each investment must be held by, or in the name of the
                        Trustee or its nominee;

                (vi)    sub-paragraph (i) is deleted and replaced with the
                        following

                                securities which are "mortgage-backed
                                securities" within the meaning of each of the
                                Duties Act, 1997 of New South Wales and the
                                Duties Act, 2000 of Victoria, the Duties Act,
                                2001 of Queensland and the Duties Act, 1999 of
                                the Australian Capital Territory (if
                                applicable).

                (vii)   sub-paragraph (j) is deleted and replaced with the
                        following: any other assets of a class of assets that
                        are:

                                (A)     included within the definition "pool of
                                        mortgages" under the DUTIES ACT 1997 of
                                        New South Wales;

                                (B)     included within the definition of "pool
                                        of mortgages" under the DUTIES ACT 2000
                                        of Victoria;

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                                (C)     included within the definition "pool of
                                        mortgages" under the DUTIES ACT 2001 of
                                        Queensland; and

                                (D)     included within the definition "pool of
                                        mortgages" (if applicable) under the
                                        DUTIES ACT 1999 of the Australian
                                        Capital Territory.

                (viii)  the reference to STAMP DUTIES ACT, 1920 in the last paragraph of that definition is deleted and replaced
                        with DUTIES ACT, 1997 and the reference to STAMPS ACT,
                        1958 in that paragraph is deleted and replaced with
                        DUTIES ACT, 2000.

        (c)     CLAUSE 1.1 - AUTHORISED SIGNATORY

                The definition of Authorised Signatory is deleted and replaced with the following:

                        AUTHORISED SIGNATORY in relation to any corporation
                        means any person from time to time certified in writing
                        by two directors of the corporation (or, in the case of
                        the Trustee, by any divisional manager) to be an
                        authorised signatory of the corporation, whose signature
                        appears on such certificate and which signature is
                        certified thereon by such directors (or such divisional
                        manager) to be that person's signature (and, in the case
                        of the Trustee or the Security Trustee (as the case may
                        be), also includes any officer of the Trustee or the
                        Security Trustee (as the case may be) who has the word
                        "manager", "head of", "group executive" or "counsel" in
                        their title).

        (d)     CLAUSE 1.1 - CEDEL BANK

                (i)     The definition of Cedel Bank is deleted and the
                        following definition inserted:

                        CLEARSTREAM, LUXEMBOURG means Clearstream Banking,
                        societe anonyme.

                (ii)    Each reference to "Cedel Bank" in:

                        (A)     paragraph (u) of the definition of EXPENSES in
                                clause 1.1; and

                        (B)     the definition of NOTEHOLDERS in clause 1.1,

                        is deleted and replaced with the words Clearstream,
                        Luxembourg.

        (e)     CLAUSE 1.1 - EUROCLEAR

                The definition of Euroclear is deleted and the following
                definition inserted:

                        EUROCLEAR means Euroclear Bank S.A./N.V.

        (f)     CLAUSE 1.1 - EXPENSES

                For the purposes of the definition of EXPENSES in clause 1.1 of the Master Trust Deed, a new paragraph (w) is inserted as
                follows and the existing paragraph (w) becomes paragraph (x).

                        (w)     any fees and expenses payable to the ASX or any
                                other Stock Exchange, or DTC, Euroclear or
                                Clearstream, Luxembourg, from time to time by
                                the Trustee;

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        (g)     CLAUSE 1.1 - EXTRAORDINARY RESOLUTION

                For the purposes of the definition of EXTRAORDINARY RESOLUTION in clause 1.1 of the Master Trust Deed, that definition is deleted and the following definition is inserted.

                        EXTRAORDINARY RESOLUTION means, in relation to:

                        (a)     any Class of A$ Noteholders subject to the
                                provisions of the Security Trust Deed:

                                (i)     a resolution passed at a meeting of that
                                        Class of A$ Noteholders duly convened
                                        and held in accordance with the
                                        provisions contained in clause 29 of
                                        this Master Trust Deed by a majority
                                        consisting of not less than 75% of the
                                        votes able to be cast by the relevant
                                        Noteholders (cast by show of hands or
                                        poll, as the case may be); or

                                (ii)    a resolution in writing under clause 29
                                        of this Master Trust Deed signed by all
                                        Noteholders in the relevant Class of
                                        Noteholders;

                        (b)     all Noteholders means, subject to the provisions
                                of the Security Trust Deed a resolution passed,
                                in a meeting of all A$ Noteholders duly convened
                                and held in accordance with the provisions
                                contained in clause 29 of this Master Trust Deed
                                and in a meeting of Offshore Noteholders in
                                accordance with the Note Trust Deed, by majority
                                consisting of not less than 75% calculated as
                                follows:

                                        A+E+U
                                        -----
                                          T

                                        Where:

                                        A =     the US$ Equivalent of the
                                                aggregate Invested Amount of all
                                                A$ Notes held by A$ Noteholders
                                                who voted in favour of the
                                                resolution;

                                        E =     the US$ Equivalent of the
                                                aggregate Invested Amount of the
                                                Class A-2 Notes held by Class
                                                A-2 Noteholders who voted in
                                                favour of the resolution;

                                        U =     the aggregate Invested Amount of
                                                the Class A-1 Notes of the Class
                                                A-1 Notes held by Class A-1
                                                Noteholders who voted in favour
                                                of the resolution

                                        T =     the US$ Equivalent of the
                                                aggregate of the Invested
                                                Amounts of all Class A Notes at
                                                the relevant time.

                        (c)     all Class A Noteholders means, subject to the
                                provisions of the Security Trust Deed a
                                resolution passed, in a meeting of all Class A-1
                                Noteholders and all Class A-2 Noteholders duly
                                convened and held in accordance with the Note
                                Trust Deed and in a meeting of Class A-3

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                                Noteholders held in accordance with the
                                provisions contained in clause 29 of this Master
                                Trust Deed, by majority consisting of not less
                                than 75% calculated as follows:

                                        A+E+U
                                        -----
                                          T

                                        Where:

                                                A =     the US$ Equivalent of
                                                        the aggregate Invested
                                                        Amount of all Class A-3
                                                        Notes held by Class A-3
                                                        Noteholders who voted in
                                                        favour of the resolution

                                                E =     the US$ Equivalent of
                                                        the aggregate Invested
                                                        Amount of the Class A-2
                                                        Notes held by Class A-2
                                                        Noteholders who voted in
                                                        favour of the resolution

                                                U =     the aggregate Invested
                                                        Amount of the Class A-1
                                                        Notes held by Class A-1
                                                        Noteholders who voted in
                                                        favour of the
                                                        resolution;

                                                T =     the US$ Equivalent of
                                                        the aggregate of the
                                                        Invested Amounts of all
                                                        Class A Notes at the
                                                        relevant time.

                        (d)     all Offshore Noteholders or a Class of Offshore
                                Noteholders, has the meaning given in the Note
                                Trust Deed; and

                        (e)     the Voting Mortgagees means, subject to the
                                provisions of the Security Trust Deed;

                                (i)     where the Note Trustee is the only
                                        Voting Mortgagee, a resolution of the
                                        Note Trustee alone; or

                                (ii)    otherwise, in relation to the Voting
                                        Mortgagees;

                                        (A)     a resolution passed at a meeting
                                                of the Voting Mortgagees duly
                                                covered and held in accordance
                                                with the provisions contained in
                                                the Security Trustee Deed by a
                                                majority consisting of not less
                                                than 75% of the votes capable of
                                                being cast at that meeting by
                                                Voting Mortgagees present in
                                                person or by proxy; or

                                        (B)     a resolution in writing pursuant
                                                to the Security Trust Deed
                                                signed by all the Voting
                                                Mortgagees.

        (h)     CLAUSE 1.1 - FITCH IBCA

                The definition of Fitch IBCA is deleted and the following
                definition inserted:

                        FITCH RATINGS means Fitch Australia Pty Ltd (ACN 081 339
                        184).

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        (i)     CLAUSE 1.1 - INSOLVENCY EVENT

                For the purposes of the definition of Insolvency Event is
                amended by deleting the first paragraph and replacing it with the following:

                        INSOLVENCY EVENT in relation to the Trustee (in its
                        personal capacity or as trustee of a Trust), the
                        Manager, the Custodian, an Approved Seller, the Servicer
                        or any other person (each a relevant corporation) means
                        the happening of any of the following events:

        (j)     CLAUSE 1.1 - DEFINITIONS

                For the purpose of the Trust, the following new definitions are inserted, in alphabetical order, in clause 1.1 of the Master
                Trust Deed:

                APPLICATION FOR NOTES means an application for A$ Notes in the form of schedule 2 to the Supplementary Terms Notice or in such other form as may from time to time be agreed between the
                Trustee and the Manager.

                ASX means the Australian Stock Exchange Limited.

                AUSTRACLEAR means Austraclear Limited.

                AUSTRACLEAR REGULATIONS means the regulations published by
                Austraclear.

                AUSTRACLEAR SYSTEM means the System as defined in the
                Austraclear Regulations.

                MARKED NOTE TRANSFER means a Note Transfer marked as in
                accordance with clause 7.15 of this Master Trust Deed.

                NOTE ACKNOWLEDGEMENT means an acknowledgement of the
                registration of a person as the holder of an A$ Note in the form set out in schedule 3 to the relevant Supplementary Terms Notice or in such other form as may from time to time be agreed between the Trustee and the Manager.

                NOTE TRANSFER means a transfer and acceptance of A$ Notes
                materially in the form of schedule 4 to the relevant
                Supplementary Terms Notice or in such other form as may from time to time be agreed between the Trustee and the Manager.

                OFFSET ARRANGEMENt means any agreement or arrangement between the Approved Seller and a borrower under which the amount of interest which would (but for such agreement or arrangement)
                have been payable under or in respect of a Loan is reduced by reference to any credit balance on any savings or cheque account in the name of a borrower (whether alone or jointly with another person) which is kept with the Seller.

                REGISTER means in relation to a Trust, the register required to be maintained in accordance with clause 28 of this Master Trust
                Deed.

                REPRESENTATIVE means:

                (i)     in the case of any A$ Noteholder, a person appointed as
                        a proxy for that Noteholder under clause 29.9; and

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                (ii)    without limiting the generality of paragraph (a), in the
                        case of an A$ Noteholder which is a body corporate, a
                        person appointed under clause 29.10 by that A$
                        Noteholder."

        (k)     CLAUSE 1.1 - GUARANTEED INVESTMENT CONTRACT

                For the purposes of the definition of GUARANTEED INVESTMENT
                CONTRACT in clause 1.1 of the Master Trust Deed, the words "or any equivalent regulations issued under the Duties Act 1997" are inserted at the end of that definition.

        (l)     CLAUSE 1.1 - RESIDUAL INCOME BENEFICIARY

                New definitions are inserted in clause 1.1 as follows:

                RESIDUAL INCOME BENEFICIARY, in relation to a Trust, means any person who holds or is taken to hold a Residual Income Unit.

                RESIDUAL INCOME UNIT, in relation to a Trust, has the meaning given in the Supplementary Terms Notice for that Trust.

        (m)     CLAUSE 1.1 - TERMINATION DATE

                For the purpose of the definition of TERMINATION DATE in clause
                1.1 of the Master Trust Deed, the words "and the Trustee and the
                Manager agree that no further Notes are proposed to be issued by the Trustee in relation to that Trust" are inserted at the end of paragraph (c)(i) of that definition.

        (n)     CLAUSE 1.2

                For the purposes of clause 1.2 of the Master Trust Deed,
                paragraph (l) is deleted.

        (o)     CLAUSE 4 - NOTES

                For the purposes of the Trust, clause 4 in the Master Trust Deed is deleted and the following new clause 4 is inserted as
                follows.

                4.      NOTES

                4.1     ACKNOWLEDGEMENT OF INDEBTEDNESS

                        Subject to the terms of this Master Trust Deed and the
                        Supplementary Terms Notice:

                        (a)     each entry in the Register relating to a Trust
                                in respect of an A$ Note; and

                        (b)     each Offshore Note issued by a Trust,

                        constitutes an independent and separate acknowledgement
                        to the relevant Noteholder by the Trustee of its
                        indebtedness as trustee of the Trust for the Invested
                        Amount of that Note together with the other rights given
                        to Noteholders under this Master Trust Deed, the
                        Supplementary Terms Notice and the Security Trust Deed,
                        and (in relation to an Offshore Note) the Note Trust
                        Deed and the relevant Conditions.

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                4.2     LEGAL NATURE OF NOTES

                        (a)     A$ Notes will be in the form of inscribed stock,
                                and the Trustee's obligations in relation to
                                those A$ Notes and under this Master Trust and
                                this Supplementary Terms Notice in respect of
                                those A$ Notes (including any obligation to pay
                                interest or principal) will become effective on
                                inscription in the Register for the Trust under
                                this Master Trust and this Supplementary Terms
                                Notice of the details for those A$ Notes.

                        (b)     Offshore Notes will be in registered form in
                                respect of Book Entry Notes and will be in
                                registered form in respect of Definitive Notes.

                4.3     TERMS OF NOTES

                        (a)     All Notes issued by the Trustee as trustee of a
                                Trust shall be issued with the benefit of, and
                                subject to, this Master Trust Deed, the relevant
                                Supplementary Terms Notice and the relevant
                                Security Trust Deed and, in relation to the
                                Offshore Notes, the Note Trust Deed and the
                                relevant Conditions.

                        (b)     The documents referred to in paragraph (a) are
                                binding on the Manager, the Trustee, the Note
                                Trustee, the Security Trustee and the
                                Noteholders.

                4.4     INTEREST AND PRINCIPAL ENTITLEMENT OF NOTEHOLDERS

                        Subject to this Master Trust Deed, the relevant
                        Supplementary Terms Notice and the relevant Security
                        Trust Deed and, in relation to the Offshore Notes, the
                        Note Trust Deed and the relevant Conditions (and, in
                        particular, subject to any such provisions which provide
                        for principal losses to be charged off against any
                        Notes), the Trustee as trustee of a Trust shall, in
                        respect of the Notes issued by it in that capacity, pay
                        or cause to be paid to the Noteholders (as relevant) of
                        those Notes;

                        (a)     (INTEREST) Interest Entitlement on each Interest
                                Payment Date; and

                        (b)     (PRINCIPAL) their Principal Entitlement on each
                                Quarterly Payment Date.

                4.5     NOTES NOT INVALID IF ISSUED IN BREACH

                        No Note shall be invalid or unenforceable on the ground
                        that it was issued in breach of this Master Trust Deed,
                        the relevant Supplementary Terms Notice or any other
                        Transaction Document.

                4.6     LOCATION OF A$ NOTES

                        The property in the A$ Notes shall for all purposes be
                        regarded as situated at the place where the Register on
                        which those A$ Notes are recorded is located.

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                4.7     NO DISCRIMINATION BETWEEN NOTEHOLDERS

                        There shall not be any discrimination or preference
                        between Notes within the same Class, or the
                        corresponding Noteholders, in relation to a Trust by
                        reason of the time of issue of Notes or for any other
                        reason, subject only to the Supplementary Terms Notice
                        relating to the Notes, the terms of the Security Trust
                        Deed (if any) relating to the Trust and (in relation to
                        the Offshore Notes) the Note Trust Deed and the relevant
                        Conditions.

                4.8     NOTE REGISTER

                        (a)     In the event that any Definitive Notes (in
                                relation to any Class A-1 Notes) are issued in
                                registered form, the Trustee (or if the Trustee
                                fails to do so, the Manager on behalf of the
                                Trustee) will appoint a person to operate and
                                maintain a register of those Definitive Class
                                A-1 Notes in accordance with standard United
                                States practice and law.

                        (b)     In the event that any Definitive Notes (in
                                relation to any Class A-2 Notes) are issued in
                                registered form, the Trustee (or if the Trustee
                                fails to do so, the Manager on behalf of the
                                Trustee) will appoint a person to operate and
                                maintain a register of those Definitive Class
                                A-2 Notes in accordance with standard practice
                                and law.

        (p)     CLAUSE 5.3 - RANKING OF INTEREST OF BENEFICIARY

                For the purposes of clause 5.3 of the Master Trust Deed, the
                Trustee may seek and rely upon a direction from the Note Trustee as to the interests of the Offshore Noteholders.

        (q)     CLAUSES 6.1 AND 6.6(A) - NOTE ISSUE DIRECTION

                (i)     For the purposes of clause 6.1 of the Master Trust Deed,
                        the Note Issue Direction for the Notes may be issued by
                        the Manager on or at any time prior to the Note Issue
                        Date for the Notes.

                (ii)    For the purposes of clause 6.6(a) of the Master Trust
                        Deed, the certification by the Manager may occur on or
                        at any time prior to the Note Issue Date for the Notes.

        (r)     CLAUSE 6.7 - SUBSCRIPTION AGREEMENT

                (i)     Clause 6.7(c) of the Master Trust Deed is amended by
                        replacing paragraph (i) with the following:

                        (i)     (TRANSACTION DOCUMENTS) entered into the
                                Transaction Documents to which it is a party in
                                its capacity as trustee of the Trust.

                (ii)    For the purposes of clause 6.7(c)(iii), the Trustee will
                        enter into the Subscription Agreements.

        (s)     CLAUSE 6.8 - ACTION FOLLOWING NOTE ISSUE

                For the purposes of the Trust, clause 6.8 of the Master Trust
                Deed is deleted and the following new clause 6.8 is inserted:

                        6.8     ACTION FOLLOWING NOTE ISSUE

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                                As soon as practicable after a Note Issue Date
                                for a Trust:

                                (a)     in relation to A$ Notes only:

                                        (i)     (ENTER DETAILS IN THE REGISTER)
                                                the Trustee shall enter into the
                                                Register for that Trust in
                                                accordance with clause 28 the
                                                information required under
                                                clause 28.1;

                                        (ii)    (ISSUE NOTE ACKNOWLEDGEMENT) the
                                                Trustee shall issue a Note
                                                Acknowledgement to each A$
                                                Noteholder in respect of its
                                                holding of A$ Notes; and

                                        (iii)   (ISSUE MARKED NOTE TRANSFERS) if
                                                requested by an A$ Noteholder in
                                                its Application for Notes, the
                                                Trustee shall issue a Marked
                                                Note Transfer to that A$
                                                Noteholder; and

                                (b)     in relation to Offshore Notes only, the
                                        Trustee shall issue those Offshore Notes
                                        in accordance with the relevant Note
                                        Trust Deed and the relevant
                                        Supplementary Terms Notice.

        (t)     CLAUSE 7 - TRANSFER OF NOTES

                For the purpose of this Trust, clause 7 of the Master Trust Deed is deleted and the following new clause 7 is inserted:

                7.      TRANSFER OF NOTES

                7.1     NO RESTRICTIONS ON TRANSFER OF NOTES

                        Subject to this Master Trust Deed and the relevant
                        Supplementary Terms Notice and (in respect of the
                        Offshore Notes) the Note Trust Deed and Conditions,
                        there shall be no restriction on the transfer of Notes.

                7.2     MINIMUM TRANSFER

                        (a)     A Class A Noteholder must not transfer any Class
                                A Notes held by it unless:

                                (i)     if the Class A Notes are traded on the
                                        ASX, they are traded in parcels with a
                                        minimum value of $500,000;

                                (ii)    if the transfer is in of from Australia:

                                        (A)     the amount payable for the Class
                                                A Notes on transfer (whether on
                                                the ASX or elsewhere in
                                                Australia) by the transferee is
                                                a minimum amount of A$500,000
                                                (disregarding amounts, if any,
                                                lent by the Trustee or other
                                                person offering the Class A
                                                Notes or an associate (as
                                                defined in the Corporations Act
                                                2001 (Cth)) of either of them;
                                                or

                                        (B)     the offer or invitation to the
                                                transferee by the Class A
                                                Noteholder otherwise does not
                                                require disclosure under Part
                                                6D.2 of the Corporations Act
                                                2001 (Cth) and the

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                                                Corporations Regulations made
                                                under the Corporations Act 2001
                                                (Cth); and

                                (iii)   if the transfer is in or from Australia,
                                        the transfer is to a person who is not a
                                        retail client within the meaning of
                                        section 761 of the Corporations Act.

                        (b)     A Class B Noteholder or Class C Noteholder must
                                not transfer any Class B Notes or Class C Notes
                                held by it (as the case may be) unless:

                                (i)     the amount payable by the transferee for
                                        those A$ Notes is not less than
                                        A$500,000; or

                                (ii)    the offer or invitation to the
                                        transferee by the A$ Noteholder in
                                        relation to the A$ Notes is an offer or
                                        invitation that will not require
                                        disclosure under Part 6D.2 of the
                                        Corporations Act 2001 (Cth).

                        (c)     No Class A Note (other than Class A-1 Notes),
                                Class B Note or Class C Note has been or will be
                                registered under the United States Securities
                                Act of 1933 as amended (the SECURITIES ACT) and
                                may not be offered or sold within the United
                                States or to, or for the account or benefit of,
                                US persons except in accordance with Regulation
                                S under the Securities Act or pursuant to an
                                exemption from the registration requirements of
                                the Securities Act. Terms used in this paragraph
                                have the meanings given to them by Regulation S
                                under the Securities Act.

                        (d)     No transfer may be made of any Offshore Notes in
                                circumstances which would fail to comply with
                                all applicable provisions of the Financial
                                Services and Markets Act 2000 (as amended) and
                                all rules and regulations made thereunder.

                        (e)     None of the Trustee, the Manager, the Servicer,
                                the Note Managers, the Note Trustee, the
                                Security Trustee or an Approved Seller is liable
                                to any Noteholder in relation to a breach by
                                that Noteholder of paragraph (b).

                7.3     FORM OF TRANSFER

                        Every transfer of A$ Notes shall be effected by a Note
                        Transfer.

                7.4     EXECUTION OF NOTE TRANSFER

                        Every Note Transfer shall be duly completed and executed
                        by the transferor and transferee.

                7.5     STAMPING OF NOTE TRANSFER

                        Every Note Transfer lodged with the Trustee shall be
                        duly stamped (if applicable).

                7.6     DELIVERY OF NOTE TRANSFER TO TRUSTEE

                        Every Note Transfer shall be delivered to the Trustee,
                        together with the Note Acknowledgement to which it
                        relates, for registration.

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                7.7     REGISTRATION OF TRANSFEREE AS A$ NOTEHOLDER

                        Subject to this clause 7, the Trustee shall, on receipt
                        of a Note Transfer, enter the transferee in the Register
                        as the holder of the A$ Notes which are the subject of
                        the Note Transfer.

                7.8     TRUSTEE ENTITLED TO REFUSE TO REGISTER NOTE TRANSFER

                        The Trustee may refuse to register any Note Transfer
                        which would result in:

                        (a)     (BREACH) a contravention of or failure to
                                observe:

                                (i)     (MASTER TRUST DEED) the terms of this
                                        Master Trust Deed;

                                (ii)    (SUPPLEMENTARY TERMS NOTICE) the terms
                                        of the Supplementary Terms Notice;

                                (iii)   (SECURITY TRUST DEED) the terms of the
                                        Security Trust Deed; or

                                (iv)    (THE LAW) any law of an Australian
                                        Jurisdiction; or

                        (b)     (REQUIRES REGISTRATION) an obligation to procure
                                registration of any of the above with, or the
                                approval of any of the above by, any Government
                                Agency.

                7.9     REFUSAL TO REGISTER ABSOLUTE

                        The Trustee shall not be bound to give any reason for
                        refusing to register any Note Transfer and its decision
                        shall be final, conclusive and binding. If the Trustee
                        refuses to register a Note Transfer it shall, as soon as
                        practicable (and in no event later than 7 days after the
                        date the Note Transfer was lodged with it), send to the
                        transferor and the transferee notice of such refusal.

                7.10    NO FEE FOR REGISTRATION OF A NOTE TRANSFER

                        No fee shall be charged for the registration of any Note
                        Transfer.

                7.11    TAKING EFFECT OF NOTE TRANSFERS

                        (a)     (NOTE TRANSFER NOT EFFECTIVE UNTIL REGISTRATION)
                                A Note Transfer shall not take effect until
                                registered by the Trustee and until the
                                transferee is entered in the Register as the
                                holder of the A$ Notes which are the subject of
                                the Note Transfer, the transferor shall remain
                                the holder of those A$ Notes.

                        (b)     (TRANSFER RECEIVED WHEN REGISTER CLOSED) When a
                                Note Transfer is received by the Trustee during
                                any period when the Register is closed for any
                                purpose, the Trustee shall not register the Note
                                Transfer until the Business Day after the day on
                                which that Register is reopened.

                7.12    RIGHTS AND OBLIGATIONS OF TRANSFEREE

                        Subject to this Master Trust Deed and the relevant
                        Supplementary Terms Notice, a transferee of A$ Notes, on
                        being noted in the Register as the holder of the A$
                        Notes, shall have the following rights and obligations:

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                        (a)     (THOSE OF THE TRANSFEROR) all the rights and the
                                obligations which the transferor previously had;
                                and

                        (b)     (THOSE UNDER MASTER TRUST DEED) all the rights
                                and obligations of an A$ Noteholder as provided
                                by this Master Trust Deed and the relevant
                                Supplementary Terms Notice as if the transferee
                                was originally a party to this Master Trust Deed
                                and that Supplementary Terms Notice.

                7.13    PAYMENTS TO TRANSFEREE

                        Subject to this Master Trust Deed (including clause 32.1
                        of the Master Trust Deed), on the entry of a transferee
                        of A$ Notes in the Register, the transferee shall become
                        entitled to receive any payments then due or which may
                        become due to the holder of the relevant A$ Notes
                        (including whether or not the entitlement to payment
                        wholly or partly arose or accrued prior to the transfer
                        and the Trustee shall be discharged for any such payment
                        made to the transferee).

                7.14    TRANSMISSION OF ENTITLEMENTS

                        (a)     (ELECTION) Any person becoming entitled to an A$
                                Note as a result of the death, mental incapacity
                                or bankruptcy of an A$ Noteholder may, on
                                producing such evidence as the Trustee requires
                                of their entitlement, elect to be either
                                registered as the A$ Noteholder in respect of
                                the relevant A$ Notes or to transfer the
                                relevant A$ Notes to a third party in the manner
                                specified in this clause.

                        (b)     (METHOD OF ELECTION) If an entitled person
                                elects to be registered as the A$ Noteholder,
                                the person shall deliver to the Trustee a notice
                                in writing to this effect signed by the person.
                                If the person elects to have another person
                                registered he or she shall execute a Note
                                Transfer in relation to the relevant A$ Notes in
                                favour of that other person. All the provisions
                                of this Master Trust Deed and the relevant
                                Supplementary Terms Notice relating to the
                                transfer of A$ Notes and the registration of
                                Note Transfers shall be applicable to any such
                                notice or Note Transfer as if the death, mental
                                incapacity or bankruptcy of the A$ Noteholder
                                had not occurred and the notice or Note Transfer
                                was a Note Transfer executed by the A$
                                Noteholder.

                        (c)     (DISCHARGE) A person entitled to A$ Notes under
                                this clause shall be entitled to receive and may
                                give a good discharge for all moneys payable in
                                respect of such A$ Notes but, except as
                                otherwise provided by this Master Trust Deed and
                                the relevant Supplementary Terms Notice, shall
                                not be entitled to any of the rights or
                                privileges of an A$ Noteholder unless and until
                                the person is entered in the Register as the
                                holder of those A$ Notes.

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                7.15    MARKED NOTE TRANSFER

                        (a)     (ENTITLEMENT TO MARKING) An A$ Noteholder may
                                from time to time request the Trustee to provide
                                the A$ Noteholder with a Marked Note Transfer.

                        (b)     (MARKING) The A$ Noteholder shall deliver a Note
                                Transfer to the Trustee and the Trustee shall
                                mark the Note Transfer in such manner as agreed
                                from time to time by the Trustee and the Manager
                                and issue the same to the A$ Noteholder.

                        (c)     (TRUSTEE WILL NOT REGISTER TRANSFER) Until the
                                expiry of 90 days (or any substitute period as
                                the Trustee and Manager agree from time to time
                                and as advised to A$ Noteholders) from the date
                                on which the Note Transfer was marked, the
                                Trustee shall not register any transfer of A$
                                Notes relating to the Marked Note Transfer
                                otherwise than on that Marked Note Transfer.

                        (d)     (NO EXTENSION BY CLOSING OF REGISTER) The period
                                referred to in sub-paragraph (c) shall not be
                                extended by the closing of the Register for any
                                purpose.

                        (e)     (DELIVERY) A Marked Note Transfer shall be
                                issued to an A$ Noteholder by personal delivery
                                at the time the A$ Noteholder attends the
                                offices of the Trustee (or such other place
                                nominated by the Trustee) for the marking of the
                                Note Transfer by the Trustee.

                7.16    RELIANCE ON DOCUMENTS

                        The Trustee shall be entitled to accept and assume the
                        authenticity and genuineness of any Note Transfer or
                        other document produced to it and to assume that any
                        Note Transfer or other document produced to it has been
                        duly executed. The Trustee shall not be bound to enquire
                        into the authenticity or genuineness of any Note
                        Transfer or other document, nor shall it incur any
                        liability for registering any Note Transfer which is
                        subsequently discovered to be a forgery or otherwise
                        defective, unless the Trustee had actual notice of such
                        forgery or defect at the time of registration of such
                        Note Transfer.

                7.17    SPECIMEN SIGNATURES

                        The Trustee may (but need not) require each A$
                        Noteholder to submit specimen signatures (and in the
                        case of a corporation may require those signatures to be
                        authenticated by the secretary or director of such A$
                        Noteholder) of persons authorised to execute Note
                        Transfers on behalf of such A$ Noteholder and shall be
                        entitled to assume (until notified to the contrary) that
                        such authority has not been revoked.

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                7.18    NOTES LODGED WITH AUSTRACLEAR

                        If A$ Notes are lodged into the Austraclear System, the
                        Trustee shall enter Austraclear in the Register as the
                        holder of those A$ Notes. While those A$ Notes remain in
                        the Austraclear System:

                        (a)     all payments and notices required of the Trustee
                                and the Manager in relation to those A$ Notes
                                will be directed to Austraclear; and

                        (b)     all dealings (including transfers) and payments
                                in relation to those A$ Notes within the
                                Austraclear System will be governed by the
                                Austraclear Regulations and need not comply with
                                this clause 7 to the extent of any
                                inconsistency.

        (u)     CLAUSE 7A - NOTE ACKNOWLEDGEMENT

                For the purposes of the Trust a new clause 7A is inserted in the
                Master Trust Deed as follows:

                        7A.     NOTE ACKNOWLEDGEMENT

                        7A.1    ISSUE OF NOTE ACKNOWLEDGEMENT

                                When a person has been entered in the Register
                                as the holder of A$ Notes, as soon as
                                practicable (and in any event no later than 5
                                Business Days or such shorter period specified
                                in the relevant Supplementary Terms Notice or as
                                otherwise agreed by the Trustee with the person
                                or the Manager) thereafter, the Trustee shall
                                issue a Note Acknowledgement to that person in
                                respect of those A$ Notes. If the person has
                                been entered into the Register under a Note
                                Transfer and the transferor continues to retain
                                a holding of A$ Notes, the Trustee shall, within
                                the same period stated above, issue to the
                                transferor a Note Acknowledgement in respect of
                                that retained holding of A$ Notes. No
                                certificates will be issued in respect of A$
                                Notes.

                        7A.2    NOTE ACKNOWLEDGEMENT NOT CERTIFICATE OF TITLE

                                A Note Acknowledgement shall not be a
                                certificate of title as to A$ Notes and the
                                Register shall be the only conclusive evidence
                                of the ownership of A$ Notes and the
                                entitlements under them. A Note Acknowledgement
                                cannot be pledged or deposited as security nor
                                can an A$ Note be transferred by delivery of
                                only a Note Acknowledgement.

                        7A.3    EXECUTION OF NOTE ACKNOWLEDGEMENT

                                Each Note Acknowledgement shall be signed on
                                behalf of the Trustee manually, or in facsimile
                                by mechanical or electronic means, by any
                                Authorised Signatory of the Trustee. If any
                                Authorised Signatory of the Trustee whose
                                signature appears on a Note Acknowledgement dies
                                or otherwise ceases to be an Authorised
                                Signatory before the Note Acknowledgement has
                                been issued, the Trustee may nevertheless issue
                                the Note Acknowledgement.

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                        7A.4    MORE THAN ONE NOTE ACKNOWLEDGEMENT

                                If an A$ Noteholder wishes to receive more than
                                one Note Acknowledgement it shall return its
                                Note Acknowledgement to the Trustee and at the
                                same time request in writing the issue of a
                                specified number of separate Note
                                Acknowledgements. Subject to clause 4.5, the
                                Trustee shall then cancel the original Note
                                Acknowledgement and issue, in lieu, separate
                                Note Acknowledgements. A fee prescribed by the
                                Trustee (not exceeding $10 for each Note
                                Acknowledgement) shall be paid by the A$
                                Noteholder to the Trustee.

                        7A.5    WORN OUT, DEFACED OR LOST NOTE ACKNOWLEDGEMENT

                                If any Note Acknowledgement is worn out or
                                defaced then, on production to the Trustee, the
                                Trustee may cancel the same and may issue a new
                                Note Acknowledgement. If any Note
                                Acknowledgement is lost or destroyed then, on
                                proof to the satisfaction of the Trustee, and on
                                such indemnity as the Trustee may consider
                                adequate having been given, a new Note
                                Acknowledgement shall be given to the person
                                entitled to such lost or destroyed Note
                                Acknowledgement. An entry as to the issue of the
                                new Note Acknowledgement and of the indemnity
                                (if any) shall be made in the Register. A fee
                                prescribed by the Trustee (not exceeding $10)
                                shall be paid by the person requesting the new
                                Note Acknowledgement to the Trustee.

                        7A.6    JOINT HOLDINGS

                                If a single parcel of A$ Notes is held by more
                                than one person, only the person whose name
                                stands first in the Register in relation to that
                                parcel of A$ Notes shall be entitled to:

                                (a)     be issued the relevant Note
                                        Acknowledgement and, if applicable, a
                                        Marked Note Transfer;

                                (b)     be given any notices; and

                                (c)     be paid any moneys due in respect of
                                        such A$ Notes.

                        7A.7    DELIVERY OF NOTE ACKNOWLEDGEMENT

                                A Note Acknowledgement may be sent to the
                                relevant A$ Noteholder by mail or by personal
                                delivery to the A$ Noteholder's address
                                appearing in the Register and the Note
                                Acknowledgement so sent shall be at the risk of
                                that A$ Noteholder.

        (v)     CLAUSE 8.5 - AUTHORISED INVESTMENT

                For the purposes of clause 8.5 of the Master Trust Deed, but subject always to the right of substitution under clause 8,
                Authorised Investments shall not include those investments specified in paragraphs (a) and (c) of the definition of
                Authorised Investments in the Master Trust Deed, namely:

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                (i)     Loans secured by Mortgages, those Mortgages, other
                        Related Securities and Receivable Rights; and

                (ii)    other Receivables, Receivable Securities and Receivable
                        Rights approved by the Manager.

        (w)     CLAUSE 12.3(B) - SALE NOTICE

                For the purposes of clause 12.3(b) of the Master Trust Deed, a
                Sale Notice may be delivered to the Trustee by the Approved
                Seller on or at any time prior to the Expiry Time.

        (x)     CLAUSE 12.5(A)(III) - CONDITIONS PRECEDENT TO PURCHASE

                For the purposes of clause 12.5(a)(iii) of the Master Trust
                Deed, the following is a condition precedent to the giving of a
                Sale Notice:

                (i)     (CERTIFIED COPIES) Certified copies of the forms of each
                        Mortgage Insurance Policy relating to the Purchased
                        Receivables.

        (y)     CLAUSE 12.6(A)(VII) REPRESENTATIONS AND WARRANTIES

                For the purposes of clause 12.6(a)(vii) of the Master Trust
                Deed, the Approved Seller makes the following additional
                representations and warranties in relation to each Sale Notice.

                (i)     (ASSIGNABILITY) All consents required in relation to the
                        assignment of the Receivables specified in the Sale
                        Notice and the related Receivable Rights have been
                        obtained. Those Receivables and Receivable Rights are
                        assignable.

                (ii)    (QUALITY OF TITLE) It is the sole, legal and beneficial
                        owner of the Receivables specified in the Sale Notice
                        and the related Receivable Rights. Those Receivables and
                        the related Receivable Rights, together with the
                        interest of the Approved Seller under the Relevant
                        Documents, are owned by it free and clear of any
                        Security Interest (other than any Security Interest
                        arising solely as the result of any action taken by the
                        Trustee in connection with the Trust).

                (iii)   (ELIGIBLE RECEIVABLE) As at the relevant Cut-Off Date,
                        each Receivable which is specified in the Sale Notice is
                        an Eligible Receivable. In relation to any related
                        Receivable Security that is required to be registered
                        with any Government Agency and which is not registered
                        at its Cut-Off Date, it will be registered.

                (iv)    (RECEIVABLE SECURITIES) Each Receivable and Receivable
                        Security which is specified in the Sale Notice and each
                        Related Security is legally valid, binding and
                        enforceable against the relevant Obligor(s) in all
                        material respects except to the extent that it is
                        affected by laws relating to creditors rights generally,
                        or doctrines of equity.

                (v)     (SET OFF) Once equitably assigned to the Trustee, no
                        Receivable which is specified in the Sale Notice or
                        related Receivable Right will be subject to any right of
                        rescission, set off, counterclaim or similar defence.

                (vi)    (COMPLIANCE WITH LAWS) At the time each Receivable and
                        Receivable Security which is specified in the Sale
                        Notice and each Related Security was entered into

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                        and up to and including the Closing Date, it complied in
                        all material respects with applicable laws, including,
                        without limitation, where the Consumer Credit
                        Legislation applies, the Consumer Credit Legislation and
                        the performance by the Approved Seller of its
                        obligations in respect of each such Receivable,
                        Receivable Security and Related Security (including
                        without limitation, its variation, discharge, release,
                        administration, servicing and enforcement) up to and
                        including the Closing Date complied in all material
                        respects with applicable laws including, without
                        limitation, where the Consumer Credit Legislation
                        applied, the Consumer Credit Legislation.

                (vii)   (OWNERSHIP) In relation to each Receivable Security
                        which is specified in the Sale Notice, the relevant
                        Obligor(s) is or are the sole legal owner of the
                        relevant Mortgaged Property and registered as the sole
                        proprietor(s) of the relevant Mortgaged Property.

                (viii)  (INSURANCE) Each Receivable which is specified in the
                        Sale Notice is the subject of a Mortgage Insurance
                        Policy from a Mortgage Insurer for the scheduled term of
                        that Receivable. The sale of each such Receivable to the
                        Trustee is not contrary to the relevant Mortgage
                        Insurance Policy. The Approved Seller has not done or
                        omitted to do anything which might prejudicially affect
                        or limit its rights or the rights of the Trustee under
                        or in respect of a Mortgage Insurance Policy (including
                        the payment of any premiums due under that Mortgage
                        Insurance Policy) to the extent that those rights relate
                        to that Receivable or the related Receivable Rights. On
                        transfer to the Trustee of equitable title to a
                        Purchased Receivable:

                        (A)     the Trustee will have the benefit of the
                                relevant Mortgage Insurance Policy for that
                                Receivable; and

                        (B)     the Approved Seller will procure that the
                                Trustee receives evidence of each Mortgage
                                Insurer's acknowledgement of the transfer.

                (ix)    (SOLVENCY OF MORTGAGE INSURER) The Approved Seller does
                        not have actual notice that any Mortgage Insurer under
                        any Mortgage Insurance Policy in relation to a
                        Receivable is insolvent or will be unable to pay a valid
                        claim.

                (x)     (SOLVENCY OF OTHER INSURERS) The officers of the
                        Approved Seller who have responsibility for the
                        transactions contemplated by the Transaction Documents
                        do not have actual notice that any insurer under any
                        insurance policy (other than a Mortgage Insurer under
                        any Mortgage Insurance Policy) in relation to a
                        Receivable is insolvent or will be unable to pay a valid
                        claim.

                (xi)    (SELECTION PROCESS) There is no fraud, dishonesty,
                        material misrepresentation or negligence on the part of
                        the Approved Seller in connection with the selection and
                        offer to the Trustee of any Receivables or related
                        Receivable Securities which is specified in the Sale
                        Notice.

                (xii)   (NO VOID TRANSACTIONS) The assignment of the Receivables
                        which are specified in the Sale Notice and Receivable
                        Rights will not be held by a court to be an

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                        undervalue transfer, a fraudulent conveyance, or a
                        voidable preference under any law relating to
                        insolvency.

                (xiii)  (SECURITY INTEREST) The sale, transfer and assignment of the Approved Seller's interest in the Receivables which
                        are specified in the Sale Notice and the related
                        Receivable Rights, will not constitute a breach of any
                        Relevant Document or the Approved Seller's obligations
                        or a default by the Approved Seller under any Security
                        Interest.

                (xiv)   (RELEVANT DOCUMENTS) The Approved Seller holds in its
                        possession or control all Relevant Documents that relate
                        to the Receivables and the related Receivable Securities
                        which are specified in the Sale Notice necessary to
                        register and enforce the provisions of and the security
                        created by the relevant Receivable Securities.

                (xv)    (SOLVENCY) The Approved Seller is solvent, is able to
                        pay its debts as and when they become due and payable
                        and has no notice of, nor taken any steps in relation
                        to, any application or order for its winding up or the
                        appointment of a receiver or liquidator to it or any of
                        its assets.

                (xvi)   (NO RESCISSION, ETC) As at the Cut-Off Date, none of the
                        Receivables and none of the Receivable Securities which
                        are specified in the Sale Notice were satisfied,
                        cancelled, discharged or rescinded and the Mortgaged
                        Property relating to each relevant Receivable and
                        Receivable Security had not been released from the
                        security of the relevant Receivable Securities.

                (xvii)  (INTEREST RATE) Except as specified in a Receivable
                        Agreement, a Receivable Security or the Sale Notice, and
                        subject to applicable laws, the interest rate for each
                        such Receivable is not subject to any limitation, no
                        consent, additional memoranda or other writing is
                        required from the relevant Obligor to give effect to a
                        change in that rate and any change in that rate will be
                        effective on notice being given to that Obligor in
                        accordance with the terms of the relevant Receivable or
                        Receivable Security.

                (xviii) (COMPLIANCE WITH PROCEDURES) At the time each Receivable and each Receivable Security which is specified in the
                        Sale Notice and each Related Security was entered into
                        it complied in all material respects with the Approved
                        Seller's underwriting and operations procedures, as
                        agreed with the Manager.

                (xix)   (GOOD FAITH) Each Receivable and Receivable Security
                        which is specified in the Sale Notice and each Related
                        Security was entered into by the Approved Seller in good
                        faith.

                (xx)    (ORDINARY COURSE OF BUSINESS) At the time each
                        Receivable and each Receivable Security which is
                        specified in the Sale Notice and each Related Security
                        was entered into, it was not purchased by the Approved
                        Seller but was originated in the ordinary course of the
                        Approved Seller's business.

                (xxi)   (FIRST RANKING SECURITY) In respect of each Receivable
                        and each Receivable Security which is specified in the
                        Sale Notice and each Related Security, the Approved
                        Seller has taken all reasonably necessary steps to
                        ensure that each

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                        related Mortgage complies with the applicable legal
                        requirements to be a first ranking Mortgage secured over
                        land, subject to registration in due course.

                (xxii)  (NO NOTICE OF BANKRUPTCY OR WINDING UP) At the time each
                        Receivable and each Receivable Security which is
                        specified in the Sale Notice and each Related Security
                        was entered into at any time prior to the Closing Date,
                        the Approved Seller had not received any notice of any
                        insolvency, bankruptcy or liquidation of the Obligor(s)
                        or any guarantors or security providers (except that if
                        a Receivable is in Arrears but complies with the
                        Eligibility Criteria, the fact that it is in Arrears is
                        not in and of itself notice of insolvency) or any notice
                        that any such person did not have the legal capacity to
                        enter into the relevant Mortgage.

                (xxiii) (NO WAIVER, ETC) As at the Cut-Off Date, none of the
                        Receivables and none of the Receivable Securities which
                        is specified in the Sale Notice and no Related Security
                        had been waived or altered, except in writing and as
                        part of the Relevant Documents.

                (xxiv)  (INFORMATION ON RECEIVABLES) All information provided by the Approved Seller to the Trustee in connection with
                        the Receivables, the Receivable Securities and the
                        Related Securities was, when given, true and accurate in
                        all material respects and not misleading or deceptive
                        and did not omit to state a material fact necessary in
                        order to make the statements therein in light of the
                        circumstances in which they were made not misleading or
                        deceptive.

                (xxv)   (NO KNOWLEDGE OF ADVERSE EVENT) As at the Cut-Off Date,
                        the Approved Seller was not aware of any circumstance or
                        event that may materially and adversely affect:

                        (A)     the value or enforceability of any Receivable,
                                Receivable Security or Related Security; or

                        (B)     the ability of the Approved Seller to perform
                                its obligations under the Transaction Documents.

                (xxvi)  (FAIR CONSIDERATION) The Approved Seller regards the consideration paid for the Receivables specified in the
                        Sale Notice as fair and equals the outstanding principal
                        of the Receivables on the Closing Date (plus or minus
                        $1,000).

                (xxvii) (NO BREACH OF OBLIGATIONS) The Approved Seller is not in
                        breach of any obligation or agreement which has had or
                        may have a Material Adverse Effect.

                (xxviii)(DEPOSIT ACCOUNT) If the Approved Seller has required an
                        Obligor to establish a deposit account with it in
                        relation to a Receivable, the Approved Seller has done
                        so for administrative convenience only.

                (xxix)  (WAIVER OF SET-oFF) The Approved Seller's standard form of Receivable Agreement includes a clause to the effect
                        that the relevant Obligor waives all rights of set-off
                        as between the Obligor and the Approved Seller.

                (xxx)   (AUSTRALIAN DOLLARS) Each Receivable is, at the Closing
                        Date, denominated and payable only in Australian dollars
                        in Australia.

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                (xxxi)  (STAMP DUTY) The Approved Seller will pay all applicable stamp duties imposed by Queensland as a result of the
                        initial equitable assignment by the Approved Seller to
                        the Trustee of the Receivables specified in the Sales
                        Notice.

        (z)     CLAUSE 12.6(D)(II) - OFFER AND ACCEPTANCE Clause 12.6(d)(ii) of
                the Master Trust Deed is amended by:

                (i)     deleting "to the satisfaction of the Manager and the
                        Trustee" and inserting in place of those words "(if
                        capable of remedy to the satisfaction of the Manager and
                        the Trustee)";

                (ii)    replacing "." at the end of sub-clause (G) with "; and";
                        and

                (iii)   inserting a new sub-clause (H) as follows:

                        (H)     the Approved Seller shall indemnify the Trustee
                                from and against any and all damages, losses,
                                claims, liabilities and related costs and
                                expenses including legal costs and expenses on a
                                full indemnity basis that the Trustee may
                                sustain or incur under the Consumer Credit
                                Legislation as a direct or indirect consequence
                                of a breach of the Approved Seller's
                                representation and warranty under clause
                                6.2(y)(vi) of the Supplementary Terms Notice,
                                together with any relevant break costs for which
                                the Trustee is liable in relation to the
                                prepayment of any Hedge Agreement for the Trust.

        (aa)    CLAUSE 12.6(D)(V) - LIMIT ON DAMAGES

                Clause 12.6(d)(v) of the Master Trust Deed is amended by adding the following after the word "damages" in the last line:

                        except for a breach of the Approved Seller's
                        representation and warranty under clause 6.2(y)(vi) of
                        the Supplementary Terms Notice where, in addition, the
                        Approved Seller will indemnify the Trustee from and
                        against any and all damages, losses, claims, liabilities
                        and related costs and expenses including legal costs and
                        expenses on a full indemnity basis the Trustee may
                        sustain or incur under the Consumer Credit Legislation
                        as a direct or indirect consequence of that breach.

        (bb)    CLAUSE 12.7(A)(I) - APPROVED SELLER UNDERTAKINGS

                For the purposes of clause 12.7(a)(i) of the Master Trust Deed, the Approved Seller provides the following further undertakings:

                (i)     (MORTGAGE INSURANCE POLICY REQUIREMENTS) it will do, or
                        refrain from doing, at the direction of the Trustee or
                        the Manager, such acts and things as may be required
                        under the relevant Mortgage Insurance Policy which may
                        only be done or not done (as the case may be) by a
                        credit provider for the purposes of the Consumer Credit
                        Legislation;

                (ii)    (OFFSET ARRANGEMENTS) it will, following the occurrence
                        of a Title Perfection Event, ensure that any Offset
                        Arrangement in respect of a Loan is terminated on or
                        prior to the legal assignment of that Loan to the
                        Trustee under clause 12.9(b).

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        (cc)    CLAUSE 12.8(A)(IV)(B) - PRIORITY

                For the purposes of clause 12.8(a)(iv)(B) of the Master Trust
                Deed, replace the word "Receivable" in the second line with
                "Purchased Receivable".

        (dd)    CLAUSE 14.9 - ACCOUNTING FOR MONEYS RECEIVED

                Clause 14.9(a) of the Master Trust Deed shall be replaced by the following:

                        The Manager will pay to, or to an account of the
                        Trustee, within 2 Business Days of receipt, all moneys
                        coming into its hands belonging to the Trust or payable
                        to the Trust.

        (ee)    CLAUSE 14.10 - REUTERS

                The Manager may prepare and arrange for the publication by
                Reuters (or another customary electronic medium) of summary pool performance data for the Trust in a format similar to that used by other mortgage-backed securities or asset-backed securities
                (as the case may be) in the Australian market. If it does, the
                Manager shall provide a copy of the report as soon as
                practicable after preparation to the Designated Rating Agencies.
                The report shall include a statement agreed between the Manager and the Trustee summarising the extent of the Trustee's
                liability under the Trust.

        (ff)    CLAUSE 14.20 - ADDITIONAL COVENANTS BY MANAGER

                For the purposes of clause 14.20 of the Master Trust Deed, the
                Manager shall also:

                (i)     (FILING) make all filings which the Manager is actually
                        aware are required in connection with the Trust or the
                        Assets of the Trust with any Governmental Agency in any
                        jurisdiction;

                (ii)    (COMPLY WITH OBLIGATIONS AND LAWS) promptly comply with
                        all other duties and obligations imposed on the Manager
                        by the Transaction Documents in relation to the Trust
                        and comply with all relevant material laws in the
                        relevant jurisdiction in carrying out such duties and
                        obligations;

                (iii)   (NOTIFICATION TO DESIGNATED RATING AGENCIES) notify the
                        Designated Rating Agencies that a Class of Notes has
                        been fully and finally redeemed when the aggregate
                        Invested Amount of that Class of Notes has been reduced
                        to zero; and

                (iv)    (STEP-UP MARGIN) if a Step-Up Margin applies to any Note
                        under clause 4.9, not direct the Trustee to enter into
                        or extend a Transaction under an Interest Hedge (as
                        defined in the relevant Interest Hedge) unless the
                        Manager is of the opinion that the amounts payable by
                        the provider of that Interest Hedge to the Trustee in
                        relation to the Transaction are calculated with
                        reference to that Step-Up Margin.

        (gg)    CLAUSE 14.22

                A new clause 14.22 is inserted in the Master Trust Deed as follows:

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                14.22   PROVISION OF HEDGING

                        Notwithstanding any other provision of this clause 14,
                        the Trust Manager may enter into a Hedge Agreement with
                        the Trustee, as a counterparty, in relation to any
                        Trust.

        (hh)    CLAUSE 16.1(C) - RETIREMENT BY MANAGER

                Clause 16.1(c) of the Master Trust Deed shall be amended by replacing the words "fraud, negligence or wilful default" in the second last and last lines with the words "breach of contract".

        (ii)    CLAUSE 16.4 - VOLUNTARY RETIREMENT

                For the purposes of this Trust, clause 16.4 of the Master Trust
                Deed is amended by deleting the number "120" and replacing it with the number "90".

        (jj)    CLAUSE 16.6 - TRUSTEE TO ACT AS MANAGER IF NO SUCCESSOR
                APPOINTED

                Clause 16.6 of the Master Trust Deed shall be replaced with the following:

                (a)     When a notice is given under clause 16.4 of this Master
                        Trust Deed, the Trustee shall be entitled to appoint
                        some other corporation to be the Manager of the Trust on
                        any terms the Trustee sees fit (including the amount of
                        Manager's Fee that would be payable to the replacement
                        Manager at market rates) provided that the terms of that
                        appointment will not have an adverse affect on the
                        ratings of the Notes.

                (b)     Subject to paragraph (c) below, until a replacement
                        Manager is appointed under paragraph (a) above, the
                        Manager must continue to act as Manager and be entitled
                        to the Manager's Fee while so acting.

                (c)     If a replacement Manager is not appointed at the end of
                        the period of notice specified in a notice given under
                        clause 16.4 of this Master Trust Deed:

                        (i)     the Trustee must itself perform the obligations
                                and functions which this Deed contemplates being
                                performed by the Manager, until a successor
                                Manager is appointed in accordance with this
                                Deed and be entitled to the Manager's Fee while
                                so acting; and

                        (ii)    the resignation of the Manager will become
                                effective.

        (kk)    CLAUSE 17.2

                For the purposes of this Trust clause 17.2 of the Master Trust
                Deed, the following new paragraph (z) is inserted and the
                existing paragraph (z) becomes paragraph (aa).

                        (CLEARING SYSTEMS) to lodge Notes, or arrange for Notes
                        to be lodged, with all or any of DTC, a depository for
                        DTC, Euroclear, Clearstream, Luxembourg, or a depository
                        for Euroclear and/or Clearstream Luxembourg; and

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        (ll)    CLAUSE 18.3 - TO ACT HONESTLY, DILIGENTLY AND PRUDENTLY

                Clause 18.3 of the Master Trust Deed is amended by:

                (i)     replacing "." at the end of paragraph (j) with "; and";
                        and

                (ii)    inserting a new sub-clause (k) as follows:

                                (REMOVAL OF THE TRUSTEE'S AGENTS OR DELEGATES)
                                as soon as practicable in any event within 45
                                days' notice from the Manager to do so, remove
                                any agent or delegate of the Trustee that
                                breaches any obligation or duty imposed on the
                                Trustee under this Master Trust Deed or any
                                other Transaction Document in relation to the
                                Trust provided that the Manager reasonably
                                believes such breach will have a Material
                                Adverse Effect.

        (mm)    CLAUSE 21.1 - OPENING OF BANK ACCOUNTS

                For the purposes of this Trust, clause 21.1(d) of the Master
                Trust Deed is amended by:

                (i)     adding the words "other than a Collection Account" after
                        the words "if an Account" in line 1 of that clause; and

                (ii)    adding the following new clause 21.1(e):

                        (e)     (CHANGE BANK ACCOUNTS) If a Collection Account
                                is held with a Bank which ceases to be an
                                Approved Bank then the Manager must direct the
                                Trustee to, and the Trustee shall, as soon as
                                practicable, and in any event, within 2 days of
                                receipt of actual notice of that cessation;

                                (i)     commence opening an account with an
                                        Approved Bank (the NEW COLLECTION
                                        ACCOUNT); and

                                (ii)    commence transferring funds standing to
                                        the credit of the Collection Account to
                                        the New Collection Account,

                                and as soon as practicable (and in any event
                                within 5 Business Days of receipt of actual
                                notice of that cessation) ensure that all funds
                                standing to the credit of the Collection Account
                                have been transferred to the New Collection
                                Account.

                        (f)     The Servicer shall do all things necessary to
                                assist the Manager and the Trustee to comply
                                with their obligations under this clause 21.1.

        (nn)    CLAUSE 23.3 - ACCOUNTS TO BE KEPT IN ACCORDANCE WITH APPROVED
                ACCOUNTING STANDARDS

                For the purposes of the Trust, clause 23.3 of the Master Trust
                Deed is deleted and a new clause 23.3 inserted as follows:

                "23.3   MANNER IN WHICH ACCOUNTS TO BE KEPT

                        The accounting records of each Trust shall be maintained
                        in a manner which reflects the Trust Income determined
                        under clause 24.2 and which will enable the Accounts of
                        the Trust to be prepared and audited in accordance with
                        the Transaction Documents."

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        (oo)    CLAUSES 23.5 AND 23.6

                The heading to each of clause 23.5 and clause 23.6 is amended by adding the words: "or Supplementary Accounts".

                Clause 23.5 is amended by adding the following:

                        "If Supplementary Accounts are required to be prepared
                        then the Manager shall require the Auditor to audit the
                        Supplementary Accounts (instead of the Accounts) within
                        3 months of the end of each financial year of the
                        Trust."

                Clause 23.6 is amended by adding, after the word "Accounts", the words "or Supplementary Accounts".

        (pp)    CLAUSE 23.10 - REQUEST FOR ACCOUNTS

                A new clause 23.10 of the Master Trust Deed is inserted as follows:

                "23.10 - SUPPLEMENTARY ACCOUNTS IN ACCORDANCE WITH APPROVED
                ACCOUNTING STANDARDS

                        If, in order to comply with any law, regulation, order
                        or requirement of any regulatory body, accounts are
                        required to be prepared in accordance with Approved
                        Accounting Standards, such accounts (the Supplementary
                        Accounts) must be prepared in addition to the Accounts
                        of the Trust prepared pursuant to clauses 23.3 and 23.4.
                        The profit or loss shown in any such Supplementary
                        Accounts, does not constitute the income of the Trust,
                        which must always be determined solely in accordance
                        with clause 24.2(b)."

        (qq)    CLAUSE 23.9 - NO RESPONSIBILITY FOR SERVICER

                Clause 23.9 of the Master Trust Deed shall be amended by
                replacing the words "the fraud, negligence or wilful default of"
                in the second last line with the words "a breach of contract
                by."

        (rr)    CLAUSE 24 - INCOME ENTITLEMENTS AND PAYMENTS

                For the purposes of this Trust clause 24 of the Master Trust
                Deed is deleted and a new clause 24 inserted as follows:

                24. INCOME ENTITLEMENTS AND PAYMENTS

                24.1    CASHFLOW ALLOCATION METHODOLOGY

                        Collections in relation to a Trust and other amounts
                        credited to the Collection Account for that Trust will
                        be allocated by the Manager on behalf of the Trustee,
                        and paid by the Trustee, as directed by the Manager, in
                        accordance with the Supplementary Terms Notice for that
                        Trust.

                24.2    INCOME OF THE TRUST

                        For each Financial Year in respect of a Trust the
                        Manager will ascertain the following on behalf of the
                        Trustee:

                        (a)     the net income of that Trust in accordance with
                                section 95(1) of the Taxation Act (the TAX
                                INCOME); and

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                        (b)     the income of that Trust in accordance with the
                                laws applicable to the administration of that
                                Trust (the TRUST INCOME).

                        In calculating the Trust Income, the Manager shall:

                        (A)     if no determination has been made under
                                paragraph (B) below, recognise interest income,
                                interest expense, swap payments and swap
                                receipts on an accruals basis and recognise
                                other items of income and expense on either an
                                accruals basis or a cash basis, in each case
                                disregarding unrealised gains and losses;

                        (B)     if the Manager and the Trustee so determine in
                                writing, apply such accounting policies as the
                                Manager and the Trustee agree provided that such
                                policies, if applied, would not lead to the
                                downgrade or withdrawal of the rating of any of
                                the Notes or cause a breach of any reporting
                                requirements of the United States Securities and
                                Exchange Commission or the ASX, or any other
                                registered stock exchange on which any of the
                                Notes are listed).

                24.3    INCOME ENTITLEMENT

                        Notwithstanding anything to the contrary contained in
                        this deed, but subject to clause 24.4:

                        (a)     (PRESENT ENTITLEMENT) the Residual Income
                                Beneficiaries shall, as at the end of each
                                Financial Year for that Trust, have an absolute
                                vested interest in, and be presently entitled
                                to, the income of that Trust; and

                        (b)     (APPLICATION OF INCOME) unless the Trustee
                                otherwise determines, having regard to any
                                relevant taxation or other implications for the
                                Trustee (disregarding for these purposes any
                                possible operation of clause 24.4) or both for
                                any Financial Year for that Trust, for the
                                purposes of paying, applying, distributing,
                                setting aside or allocating any income for the
                                benefit of the Residual Income Beneficiaries in
                                accordance with the terms of this deed in
                                respect of that Financial Year, the income that
                                is to be so paid, applied, distributed, set
                                aside or allocated shall be whichever is the
                                greater of the Tax Income or the Trust Income
                                for that Financial Year.

                24.4    DISTRIBUTION OF EXCESS TAX INCOME

                        For the avoidance of doubt, in the event that the Tax
                        Income exceeds the income of the Trust for the purposes
                        of clause 24.3(a) for a Trust in any Financial Year for
                        that Trust then, notwithstanding anything to the
                        contrary in this deed, provided there is an amount to
                        which clause 24.3(a) applies, the Manager must direct
                        the Trustee to, and the Trustee shall, so far as
                        possible, ensure that such excess is allocated to the
                        Residual Income Beneficiaries of that Trust for that
                        Financial Year and shall take such action as is
                        necessary to give effect to this clause.

                24.5    PAYMENTS TO BENEFICIARIES

                        (a)     (DISTRIBUTABLE INCOME DUE AS AT CLOSE OF
                                FINANCIAL YEAR) The income of a Trust for a
                                Financial Year (to the extent not previously
                                distributed)

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                                shall, subject to clause 24.7, constitute a debt
                                due as at the end of that Financial Year by the
                                Trustee to each Residual Income Beneficiary of
                                that Trust who is entitled to the income under
                                clause 24.3(a) and shall, subject to clause
                                24.7, be payable under clause 24.5(b).

                        (b)     (PAYMENT) Subject to clause 24.7, the Trustee
                                may make interim distributions of the income of
                                a Trust to the relevant Residual Income
                                Beneficiary in accordance with the terms of the
                                Supplementary Terms Notice for that Trust and
                                shall as soon as practicable after the end of a
                                Financial Year transfer an amount representing
                                the income of that Trust (to the extent not
                                previously distributed) from the central bank
                                account of that Trust to the bank accounts of
                                each Residual Income Beneficiary of that Trust
                                as directed by the relevant Beneficiary.

                        (c)     (RESIDUAL CAPITAL) On the termination of a
                                Trust, the surplus capital of that Trust
                                remaining after satisfaction by the Trustee of
                                all its obligations in respect of that Trust
                                shall be paid to the Residual Income
                                Beneficiaries of that Trust in accordance with
                                the terms of the Supplementary Terms Notice for
                                that Trust.

                24.6    APPLICATION OF TRUST INCOME

                        (a)     If by the last day of any Financial Year for a
                                Trust (the LAST DAY) the Trustee has not
                                effectively dealt with the whole of the income
                                of that Trust for that Financial Year by paying,
                                applying or distributing it, or by setting it
                                aside, then the income not so paid, applied,
                                distributed or set aside shall be deemed to have
                                been irrevocably applied and set aside on the
                                Last Day by the Trustee on behalf of, and shall
                                be held by the Trustee on and from the Last Day
                                upon trust absolutely for, the Residual Income
                                Beneficiaries of that Trust in accordance with
                                their entitlement to income under this deed
                                (including, for these purposes, the allocation
                                of excess Tax Income (if any) pursuant to clause
                                24.4).

                        (b)     If the Trustee fails to effectively allocate any
                                excess to the Residual Income Beneficiaries in
                                accordance with clause 24.4, then such excess
                                shall vest or be deemed to be vested in those
                                Residual Income Beneficiaries.

                        (c)     For the purposes of this clause 24.6 references
                                to income of that Trust for any Financial Year
                                shall be to the greater of the Tax Income or the
                                Trust Income for that Financial Year.

                24.7    SUBORDINATION OF RESIDUAL INCOME BENEFICIARY
                        ENTITLEMENTS

                        (a)     No moneys may be paid out of a Trust during a
                                Financial Year to Residual Income Beneficiaries
                                under clause 24.5, whilst there is any amount
                                due, but unpaid, which is in accordance with
                                clause 24.1 to be paid in priority to those
                                amounts and before the Trustee is satisfied,
                                after consulting with the Manager, that
                                sufficient allowance has been made for those
                                priority amounts in relation to that Trust,
                                accruing during that

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                                Financial Year. To the extent that there is an
                                amount payable under clause 24.1 which is to be
                                paid in priority to the amounts payable to the
                                Residual Income Beneficiaries, those Residual
                                Income Beneficiaries direct the Trustee to meet
                                the amount payable under clause 24.1 as an
                                application of their entitlement to the income
                                of that Trust.

                        (b)     Notwithstanding paragraph (a) of this clause,
                                once an amount is paid out of a Trust to the
                                Residual Income Beneficiaries during a Financial
                                Year, that amount may not be recovered from
                                those Residual Income Beneficiaries for any
                                reason or by any person except to the extent
                                that the amount was paid in error or as
                                otherwise required by the relevant Supplementary
                                Terms Notice.

                24.8    INSUFFICIENT MONEYS

                        If after the application of the provisions of clauses
                        24.1 and 24.3 there is insufficient money available to
                        the Trustee in respect of a Trust to pay the full amount
                        due to Noteholders for that Trust, the deficiency shall,
                        subject to the Supplementary Terms Notice for the Notes
                        or any Class of Notes issued in relation to that Trust,
                        be borne by the Noteholders in the manner set out in the
                        relevant Supplementary Terms Notice.

                24.9    MANAGER TO ENSURE COMPLIANCE BY TRUSTEE

                        Without limiting its other obligations under this deed,
                        the Manager, in exercising its powers and carrying out
                        its duties in accordance with this deed, must, to the
                        extent possible, ensure that the Trustee complies with
                        its obligations under clauses 24.3(b) and 24.4.

        (ss)    CLAUSE 28 - ASSET REGISTER

                For the purposes of this Trust clause 28 of the Master Trust
                Deed is deleted and a new clause 28 inserted as follows:

                28.     THE REGISTER

                        28.1    DETAILS TO BE KEPT ON REGISTER

                                The Trustee shall keep or cause to be kept a
                                register with respect to the Trust, on which
                                shall be entered:

                                (a)     the following information relating to
                                        the Trust:

                                        (i)     (NAME) the name of the Trust;

                                        (ii)    (CREATION) the date of the
                                                creation of the Trust;

                                (b)     the following information relating to
                                        each A$ Note issued in relation to the
                                        Trust:

                                        (iii)   (CLASS) the Class of that A$
                                                Note;

                                        (iv)    (NOTE ISSUE DATES) its Note
                                                Issue Date;

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                                        (v)     (INITIAL INVESTED AMOUNT) the
                                                total Initial Invested Amount of
                                                all A$ Notes of the same Class
                                                and the total Initial Invested
                                                Amount of all A$ Notes;

                                        (vi)    (INVESTED AMOUNT) its Invested
                                                Amount from time to time;

                                        (vii)   (STATED AMOUNT) its Stated
                                                Amount from time to time;

                                        (viii)  (SUPPLEMENTARY TERMS) details of
                                                any supplementary terms
                                                applicable to it;

                                        (ix)    (DATE OF ENTRY) the date on
                                                which a person was entered as
                                                the holder of that A$ Note;

                                        (x)     (DATE OF CESSATION) the date on
                                                which a person ceased to be a
                                                holder of that A$ Note;

                                        (xi)    (DETAILS) where applicable,
                                                Payment Dates, Principal
                                                Amortisation Dates, Maturity
                                                Dates and Margin on that A$
                                                Note; and

                                        (xii)   (PAYMENTS) a record of each
                                                payment made in respect of that
                                                A$ Note, and

                                (c)     the following information relating to
                                        each A$ Noteholder:

                                        (xiii)  (DETAILS OF NOTEHOLDERS) that A$
                                                Noteholder's name and address;

                                        (xiv)   (NUMBER OF A$ NOTES) the number
                                                of A$ Notes in each Class held
                                                by that A$ Noteholder;

                                        (A)     (NOTE ACKNOWLEDGEMENT) the
                                                serial number of each Note
                                                Acknowledgement issued to that
                                                A$ Noteholder and the number and
                                                Class of the A$ Notes to which
                                                that Note Acknowledgement
                                                relates;

                                        (B)     (ACCOUNT) the account to which
                                                any payments due to that A$
                                                Noteholder are to be made (if
                                                applicable);

                                        (C)     (TAX FILE NUMBER) a record of
                                                whether the Trustee has or has
                                                not received the tax file number
                                                (TFN), ABN or reason for TFN
                                                exemption, in respect of that A$
                                                Noteholder; and

                                (d)     (ADDITIONAL INFORMATION) such other
                                        information as:

                                        (i)     is required by the Supplementary
                                                Terms Notice;

                                        (ii)    the Trustee considers necessary
                                                or desirable; or

                                        (iii)   the Manager reasonably requires.

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                        28.2    ASSET REGISTER

                                The Trustee shall keep or cause to be kept an
                                asset register with respect to the Trust, in
                                which shall be entered the Authorised
                                Investments and other Assets of the Trust (other
                                than Purchased Receivables and the related
                                Receivable Rights) entered into the relevant
                                asset register on an individual basis.

                        28.3    PLACE OF KEEPING REGISTER, COPIES AND ACCESS

                                The Register shall be:

                                (a)     (PLACE KEPT) kept at the Trustee's
                                        principal office in Sydney or at such
                                        place as the Trustee and the Manager may
                                        agree;

                                (b)     (ACCESS TO MANAGER AND AUDITOR) open to
                                        the Manager and the Auditor of the Trust
                                        to which it relates to inspect during
                                        normal business hours;

                                (c)     (INSPECTION BY A$ NOTEHOLDERS) open for
                                        inspection by A$ Noteholders during
                                        normal business hours but only in
                                        respect of information relating to that
                                        A$ Noteholder or the Class of A$ Notes
                                        in respect of which that A$ Noteholder
                                        is a Noteholder; and

                                (d)     (NOT FOR COPYING) unavailable to be
                                        copied by any person (other than the
                                        Manager) except in compliance with such
                                        terms and conditions (if any) as the
                                        Manager and Trustee in their absolute
                                        discretion nominate from time to time.

                        28.4    DETAILS ON REGISTER CONCLUSIVE

                                (a)     (RELIANCE ON REGISTER) The Trustee shall
                                        be entitled to rely on the Register in
                                        clause 28.1 as being a correct, complete
                                        and conclusive record of the matters set
                                        out in it at any time and whether or not
                                        the information shown in the Register is
                                        inconsistent with any other document,
                                        matter or thing.

                                (b)     (NO TRUSTS ETC) The Trustee shall not be
                                        obliged to enter on the Register notice
                                        of any trust, Security Interest or other
                                        interest whatsoever in respect of any
                                        Note and the Trustee shall be entitled
                                        to recognise person named in the
                                        Register as the A$ Noteholder and the
                                        absolute owner of relevant A$ Notes and
                                        the Trustee shall not be bound or
                                        affected by any trust affecting the
                                        ownership of any A$ Note unless ordered
                                        by a court or required by statute.

                                (c)     (REGISTER NOT TO BE SIGNED) The Trustee
                                        shall ensure that it does not sign or
                                        otherwise execute any entry in a
                                        Register.

                        28.5    CLOSING OF REGISTER

                                The Trustee may:

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                                (a)     without prior notice to any Noteholder
                                        close the Register established under
                                        clause 28.1:

                                        (i)     in relation to all A$ Notes,
                                                each period from the close of
                                                business (Sydney time) on the
                                                Business Day preceding each
                                                Payment Date in respect of such
                                                A$ Notes to close of business on
                                                that Payment Date; or

                                        (ii)    when required for the Auditor to
                                                conduct any audit in relation to
                                                the Trust; or

                                (b)     with prior notice to each A$ Noteholder,
                                        close the Register for other periods not
                                        exceeding 30 days (or, subject to the
                                        Corporations Act 2001 (Cth), such other
                                        period of time as agreed between the
                                        Trustee and the Manager, with the
                                        approval of an Extraordinary Resolution
                                        of the relevant Class of A$
                                        Noteholders), in aggregate, in any
                                        calendar year.

                        28.6    ALTERATION OF DETAILS ON REGISTER

                                On the Trustee being notified of any change of
                                name or address or payment or other details of
                                any A$ Noteholder by that A$ Noteholder, the
                                Trustee shall alter the Register accordingly, as
                                soon as reasonably practicable (and in any event
                                within 5 Business Days of receipt of that
                                notice).

                        28.7    CERTIFICATION OF REGISTER

                                If:

                                (a)     an entry is omitted from the Register;

                                (b)     an entry is made in the Register
                                        otherwise than in accordance with the
                                        Master Trust Deed or this Supplementary
                                        Terms Notice;

                                (c)     an entry wrongly exists in the Register;

                                (d)     there is an error, omission,
                                        misdescription or defect in any entry in
                                        the Register; or

                                (e)     default is made or unnecessary delay
                                        takes place in entering in the Register
                                        that any person has ceased to be the
                                        holder of any A$ Notes,

                                the Trustee shall rectify the same upon becoming
                                aware of it.

                        28.8    CORRECTNESS OF REGISTER

                                Neither the Manager nor the Trustee shall be
                                liable for any mistake in the Register or in any
                                purported copy except to the extent that the
                                mistake is attributable to its fraud, negligence
                                or breach of trust.

                        28.9    MANAGER MUST PROVIDE INFORMATION

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                                The Manager must provide the Trustee and any
                                person appointed in accordance with clause 28.10
                                with such information as the Trustee or that
                                other person may reasonably require to maintain
                                the Register.

                        28.10   THIRD PARTY REGISTRAR

                                The Trustee may cause the Register to be
                                maintained by a third party on its behalf and
                                require that person to discharge the Trustee's
                                obligations under the Master Trust Deed and this
                                Supplementary Terms Notice in relation to the
                                Register.

        (tt)    CLAUSE 29 - MEETINGS OF NOTEHOLDERS

                For the purposes of the Trust, clause 29 of the Master Trust
                Deed is deleted and a new clause 29 inserted as follows:

                        29.1    CLASS A-1 NOTEHOLDERS AND CLASS A-2 NOTEHOLDERS

                                (a)     Any proposal requiring the consent of
                                        the Offshore Noteholders or any Class of
                                        Offshore Noteholders will be determined
                                        in accordance with the Note Trust Deed.

                                (b)     The provisions of this clause 29, other
                                        than this clause 29.1, shall not apply
                                        to the Offshore Noteholders or Offshore
                                        Notes.

                        29.2    CONVENING OF MEETINGS BY TRUSTEE AND MANAGER

                                (a)     The Trustee or the Manager may at any
                                        time convene a meeting of the A$
                                        Noteholders or of a Class or Classes of
                                        A$ Noteholders.

                                (b)     A$ Noteholders, who together hold A$
                                        Notes with an aggregate Invested Amount
                                        of not less than 20% of the total
                                        Invested Amounts of all A$ Notes in the
                                        relevant Class or Classes or Notes, may
                                        at any time convene a meeting of the
                                        relevant Class or Classes of A$
                                        Noteholders (as the case may be).

                        29.3    NOTICE OF MEETINGS

                                (a)     (PERIOD OF NOTICE) Subject to clause
                                        29.3(b) at least 7 days' notice
                                        (inclusive of the day on which the
                                        notice is given and of the day on which
                                        the meeting is held) of a meeting of a
                                        Class or Classes of A$ Noteholders (as
                                        the case may be) shall be given to all
                                        A$ Noteholders in the relevant Class or
                                        Classes of A$ Noteholders.

                                (b)     (SHORT NOTICE) Notwithstanding clause
                                        29.3(a), if it is so agreed by a
                                        majority in number of the Class or
                                        Classes of A$ Noteholders (as the case
                                        may be) having the right to attend and
                                        vote at a meeting, being a majority that
                                        together hold at least 95% of the then
                                        outstanding A$ Notes in the relevant
                                        Class or Classes of A$ Notes, a
                                        resolution may be proposed and passed at
                                        a meeting of which less than 7 days'
                                        notice has been given.

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                                (c)     (FAILURE TO GIVE NOTICE) The accidental
                                        omission to give notice to or the
                                        non-receipt of notice by an A$
                                        Noteholder shall not invalidate the
                                        proceedings at any meeting.

                                (d)     (COPIES) A copy of a notice convening a
                                        meeting shall be given by the Trustee or
                                        the Manager (whichever is convening the
                                        meeting) to the other, and also to the
                                        Residual Income Beneficiaries and the
                                        Designated Rating Agencies. Failure to
                                        give such a notice in accordance with
                                        this clause shall invalidate the meeting
                                        unless the party who has not received
                                        the notice waives the invalidation.

                                (e)     (METHOD OF GIVING NOTICE) Notice of a
                                        meeting shall be given in the manner
                                        provided in this deed.

                                (f)     (CONTENTS OF A NOTICE) Notice of a
                                        meeting of any Class or Classes of A$
                                        Noteholders shall specify:

                                        (i)     (TIME ETC) the day, time and
                                                place of the proposed meeting;

                                        (ii)    (AGENDA) the agenda of the
                                                business to be transacted at the
                                                meeting;

                                        (iii)   (PROPOSED RESOLUTION) the terms
                                                of any proposed resolution;

                                        (iv)    (CLOSING OF REGISTER) that the
                                                persons appointed to maintain
                                                the relevant Register, for the
                                                purpose of determining those
                                                entitled to attend, may not
                                                register any Note Transfer
                                                relating to A$ Notes in the
                                                relevant Class or Classes for
                                                the period of 2 Business Days
                                                prior to the meeting;

                                        (v)     (APPOINTMENT OF PROXIES) that
                                                appointments of proxies must be
                                                lodged no later than 24 hours
                                                prior to the time fixed for the
                                                meeting; and

                                        (vi)    (ADDITIONAL INFORMATION) such
                                                additional information as the
                                                person giving the notice thinks
                                                fit.

                        29.4    CHAIRPERSON

                                The Trustee may nominate a person to be
                                chairperson of a meeting which has been convened
                                by the Trustee or the Manager. The chairperson
                                need not be an A$ Noteholder and may be a
                                representative of the Trustee. If such a person
                                is not present or is present but unwilling to
                                act, then the relevant Class or Classes of A$
                                Noteholders (as the case may be) present may
                                choose an A$ Noteholder to be the chairperson.

                        29.5    QUORUM

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                                At any meeting any two or more persons present
                                in person being either of the relevant Class or
                                Classes of A$ Noteholders (as the case may be)
                                or a Representative, holding or representing, A$
                                Notes in the relevant Class, with an aggregate
                                Invested Amount of not less than 75% of the
                                Invested Amounts of all A$ Notes outstanding in
                                that Class shall form a quorum for the
                                transaction of business and no business (other
                                than the choosing of a chairperson) shall be
                                transacted at any meeting unless the requisite
                                quorum is present at the commencement of
                                business.

                        29.6    ADJOURNMENT

                                (a)     (QUORUM NOT PRESENT) If within 15
                                        minutes from the time appointed for any
                                        meeting a quorum is not present, the
                                        meeting shall stand adjourned (unless
                                        the Trustee agrees that it be dissolved)
                                        for such period, not being less than 7
                                        days nor more than 42 days, as may be
                                        appointed by the chairperson. At such
                                        adjourned meeting two or more persons
                                        present in person being either of the
                                        relevant Class or Classes of A$
                                        Noteholders (as the case may be) or a
                                        Representative, holding or representing,
                                        A$ Notes in the relevant Class, with an
                                        aggregate Invested Amount of not less
                                        than 50% of the Invested Amounts of all
                                        A$ Notes outstanding in that Class shall
                                        form a quorum and shall have the power
                                        to pass any resolution and to decide on
                                        all matters which could properly have
                                        been dealt with at the meetings from
                                        which the adjournment took place had a
                                        quorum been present at such meeting.

                                (b)     (ADJOURNMENT OF MEETING) The chairperson
                                        may with the consent of (and shall if
                                        directed by) any meeting adjourn the
                                        same from time to time and from place to
                                        place but no business shall be
                                        transacted at any adjourned meeting
                                        except business which might lawfully
                                        have been transacted at the meeting from
                                        which the adjournment took place.

                                (c)     (NOTICE OF ADJOURNED MEETING) At least 5
                                        days' notice of any meeting adjourned
                                        through want of a quorum shall be given
                                        in the same manner as for the original
                                        meeting and such notice shall state the
                                        quorum required at such adjourned
                                        meeting. It shall not, however,
                                        otherwise be necessary to give any
                                        notice of an adjourned meeting.

                        29.7    VOTING PROCEDURE

                                (a)     (SHOW OF HANDS) Every resolution
                                        submitted to a meeting shall be decided
                                        in the first instance by a show of hands
                                        and, in case of equality of votes, the
                                        chairperson shall both on a show of
                                        hands and on a poll have a casting vote
                                        in addition to the vote

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                                        or votes (if any) to which he or she may
                                        be entitled as an A$ Noteholder or as a
                                        Representative.

                                (b)     (DECLARATION) At any meeting, unless a
                                        poll is (before or on the declaration of
                                        the result of the show of hands)
                                        demanded, a declaration by the
                                        chairperson that a resolution has been
                                        carried by a particular majority or lost
                                        or not carried by any particular
                                        majority is conclusive evidence of the
                                        fact without proof of the number or
                                        proportion of the votes recorded in
                                        favour of or against such resolution.

                                (c)     (POLL) If at any meeting a poll is
                                        demanded by the chairperson, the Trustee
                                        or the Manager or by one or more persons
                                        being either of the relevant Class or
                                        Classes of A$ Noteholders (as the case
                                        may be) or a Representative, holding or
                                        representing, A$ Notes in the relevant
                                        Class, with an aggregate Invested Amount
                                        of not less than 2% of the Invested
                                        Amounts of all A$ Notes outstanding in
                                        that Class, it shall be taken in such
                                        manner and (subject to this clause)
                                        either at once or after such an
                                        adjournment as the chairperson directs
                                        and the result of such poll shall be
                                        deemed to be the resolution of the
                                        meeting at which the poll was demanded
                                        as at the date of the taking of the
                                        poll. The demand for a poll shall not
                                        prevent the continuance of the meeting
                                        for the transaction of any business
                                        other than the question on which the
                                        poll has been demanded. The demand for a
                                        poll may be withdrawn.

                                (d)     (NO ADJOURNMENT) Any poll demanded at
                                        any meeting on the election of a
                                        chairperson or on any question of
                                        adjournment shall be taken at the
                                        meeting without adjournment.

                                (e)     (VOTES) Subject to clause 29.7(a), at
                                        any meeting:

                                        (i)     on a show of hands, every person
                                                present being an A$ Noteholder
                                                in respect of the relevant Class
                                                or Classes of A$ Notes holding,
                                                or being a Representative
                                                holding or representing, then
                                                outstanding A$ Notes of the
                                                relevant Class or Classes (as
                                                the case may be) shall have one
                                                vote; and

                                        (ii)    on a poll, every person present
                                                shall have one vote for each A$
                                                Note of the relevant Class or
                                                Classes (as the case may be)
                                                then outstanding that he or she
                                                holds or in respect of which he
                                                or she is a Representative as
                                                stated in the relevant Register
                                                at the date the notices are
                                                dispatched to the relevant A$
                                                Noteholders for the meeting.

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                                        Any person entitled to more than one
                                        vote need not use all his or her votes
                                        or cast all his or her votes to which he
                                        or she is entitled in the same way.

                        29.8    RIGHT TO ATTEND AND SPEAK

                                The Trustee, the Manager and each relevant
                                Residual Income Beneficiary (through their
                                respective representatives) and their respective
                                financial and legal advisers shall be entitled
                                to attend and speak at any meeting of the A$
                                Noteholders or any Class (as the case may be).
                                No person shall otherwise be entitled to attend
                                or vote at any meeting of the A$ Noteholders or
                                any Class (as the case may be) unless he or she
                                holds outstanding A$ Notes of the relevant Class
                                or is a Representative holding , or representing
                                the holder of, A$ Notes of the relevant Class.

                        29.9    APPOINTMENT OF PROXIES

                                (a)     (REQUIREMENTS) Each instrument
                                        appointing a proxy shall be in writing
                                        and, together (if so required by the
                                        Trustee) with proof satisfactory to the
                                        Trustee of its due execution, shall be
                                        deposited at the registered office of
                                        the Trustee or at such other place as
                                        the Trustee shall designate or approve
                                        not less than 24 hours before the time
                                        appointed for holding the meeting or
                                        adjourned meeting at which the named
                                        proxy proposes to vote and in default,
                                        the instrument or proxy shall be treated
                                        as invalid unless the chairperson of the
                                        meeting decides otherwise before such
                                        meeting or adjourned meeting proceeds to
                                        business. A notarially certified copy
                                        proof (if applicable) of due execution
                                        shall if required by the Trustee be
                                        produced by the proxy at the meeting or
                                        adjourned meeting but the Trustee shall
                                        not be obliged to investigate or be
                                        concerned with the validity of the
                                        instrument, or the authority of, the
                                        proxy named in any such instrument. Any
                                        person may act as a proxy whether or not
                                        that person is an A$ Noteholder.

                                (b)     (PROXY REMAINS VALID) Any vote given in
                                        accordance with the terms of an
                                        instrument of proxy conforming with
                                        clause 29.9(a) shall be valid
                                        notwithstanding the previous death or
                                        insanity of the principal, revocation or
                                        amendment of the proxy or of any of the
                                        A$ Noteholder's instructions under which
                                        it was executed, so long as no
                                        intimation in writing of such death,
                                        insanity, revocation or amendment is
                                        received by the Trustee at its
                                        registered office or by the chairperson
                                        of the meeting in each case not less
                                        than 24 hours before the commencement of
                                        the meeting or adjourned meeting at
                                        which the proxy is used.

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                        29.10   CORPORATE REPRESENTATIVES

                                A person authorised under section 250D of the
                                Corporations Act 2001 (Cth), by an A$ Noteholder
                                being a body corporate, to act for it at any
                                meeting shall, in accordance with his or her
                                authority until his or her authority is revoked
                                by the body corporate concerned, be entitled to
                                exercise the same powers on behalf of that body
                                corporate as that body corporate could exercise
                                if it were an individual A$ Noteholder and shall
                                be entitled to produce evidence of his or her
                                authority to act at any time before the time
                                appointed for the holding of or at the meeting
                                or adjourned meeting or for the taking of a poll
                                at which he proposes to vote.

                        29.11   RIGHTS OF REPRESENTATIVES

                                A Representative of an A$ Noteholder shall have
                                the right to demand or join in demanding a poll
                                and shall (except and to the extent to which the
                                Representative is specially directed to vote for
                                or against any proposal) have power generally to
                                act at a meeting for that A$ Noteholder. The
                                Trustee, the Manager and any officer of the
                                Trustee and the Manager may be appointed a
                                Representative.

                        29.12   POWERS OF A MEETING OF A$ NOTEHOLDERS

                                (a)     (POWERS) Subject to the Security Trust
                                        Deed (and in particular any power of the
                                        Note Trustee and the Class A-3
                                        Noteholders to override the decisions of
                                        either or both of the Class B
                                        Noteholders and the Class C
                                        Noteholders), a meeting of all or any
                                        Class A$ Noteholders shall, without
                                        prejudice to any rights or powers
                                        conferred on other persons by the
                                        Transaction Documents, only have power
                                        to do the following exercisable by
                                        Extraordinary Resolution:

                                        (i)     to sanction any action that the
                                                Trustee, the Manager or the
                                                relevant Servicer proposes to
                                                take to enforce the provisions
                                                of any Transaction Document;

                                        (ii)    to sanction any proposal by the
                                                Manager, the Trustee or the
                                                relevant Servicer for any
                                                modification, abrogation,
                                                variation or compromise of, or
                                                arrangement in respect of, the
                                                rights of the relevant Class or
                                                Classes of A$ Noteholders
                                                against the Trustee, the
                                                Manager, an Approved Seller or
                                                the relevant Servicer whether
                                                such rights arise under any
                                                Transaction Document or
                                                otherwise;

                                        (iii)   to sanction the exchange or
                                                substitution of the relevant
                                                Class or Classes of A$ Notes
                                                for, or the conversion of the
                                                relevant Class or Classes of A$
                                                Notes into, other

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                                                obligations or securities of the
                                                Trustee or any other body
                                                corporate formed or to be
                                                formed;

                                        (iv)    under clause 33.2 of the Master
                                                Trust Deed, to consent to any
                                                alteration, addition or
                                                modification of any Transaction
                                                Document which shall be proposed
                                                by the Trustee or the Manager;

                                        (v)     to discharge or exonerate the
                                                Trustee, the Manager, an
                                                Approved Seller or the relevant
                                                Servicer from any liability in
                                                respect of any act or omission
                                                for which it may become
                                                responsible under any
                                                Transaction Document;

                                        (vi)    to authorise the Trustee, the
                                                Manager, the relevant Servicer
                                                or any other person to concur in
                                                and execute and do all such
                                                documents, acts and things as
                                                may be necessary to carry out
                                                and give effect to any
                                                Extraordinary Resolution; and

                                        (vii)   to exercise any other power
                                                expressly granted under the
                                                Supplementary Terms Notice.

                        (b)     (NO POWER) No meeting of the Class A$
                                Noteholders shall have power to, nor shall any
                                resolution submitted to the meeting propose or
                                have the effect of:

                                        (i)     removing the Servicer or the
                                                Manager from office;

                                        (ii)    interfering with the management
                                                of the Trust;

                                        (iii)   winding up or terminating the
                                                Trust (except as contemplated by
                                                clause 29.12(a)(vii));

                                        (iv)    altering the Authorised
                                                Investments of the Trust;

                                        (v)     amending any Transaction
                                                Document (except as contemplated
                                                by clause 29.12(a)); or

                                        (vi)    altering the Interest Payment
                                                Dates, Principal Payment Dates,
                                                Interest, Principal Entitlements
                                                or the other terms of the
                                                Supplementary Terms Notice
                                                (subject to clause
                                                29.12(a)(iii)).

                        29.13   EXTRAORDINARY RESOLUTION BINDING ON A$
                                NOTEHOLDERS

                                An Extraordinary Resolution passed at a meeting
                                of any Class or Classes of A$ Noteholders duly
                                convened and held in accordance with this deed
                                shall be binding on all of the relevant Class or
                                Classes of A$ Noteholders whether or not present
                                at such meeting. Each such A$ Noteholder, the
                                Trustee and the Manager shall be bound to give
                                effect to that resolution accordingly.

                        29.14   MINUTES AND RECORDS

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                                Minutes of all resolutions and proceedings at
                                every meeting of any Class of A$ Noteholders
                                shall be made and duly entered in the books to
                                be from time to time provided for that purpose
                                by the Trustee and any such minutes purporting
                                to be signed by the chairperson of the meeting
                                at which such resolutions were passed or
                                proceedings transacted or by the chairperson of
                                the next succeeding meeting of that Class of A$
                                Noteholders shall be conclusive evidence of
                                those matters and until the contrary is proved
                                every such meeting in respect of the proceedings
                                of which minutes have been made and signed shall
                                be deemed to have been duly convened and held
                                and all resolutions passed or proceedings
                                transacted at such meeting to have been duly
                                passed and transacted.

                        29.15   WRITTEN RESOLUTIONS

                                Notwithstanding the preceding provisions of this
                                clause 29, a resolution of a Class or Classes of
                                A$ Noteholders (including an Extraordinary
                                Resolution) may be passed, without any meeting
                                or previous notice being required, by an
                                instrument or instruments in writing which has
                                or have:

                                (a)     in the case of a resolution (including
                                        an Extraordinary Resolution) of the
                                        relevant Class or Classes of A$
                                        Noteholders (as the case may be), been
                                        signed by all of the A$ Noteholders in
                                        the relevant Class or Classes of Class
                                        A$ Noteholders; and

                                (b)     any such instrument shall be effective
                                        on presentation to the Trustee for entry
                                        in the records referred to in clause
                                        29.14.

                        29.16   FURTHER PROCEDURES FOR MEETINGS

                                Subject to all other provisions contained in
                                this deed, the Trustee may, without the consent
                                of any A$ Noteholders, prescribe such further
                                regulations regarding the holding of any
                                meetings of any or all Classes of A$ Noteholders
                                and attendance and voting at such meetings as
                                the Trustee may, with the agreement of the
                                Manager, determine including particularly (but
                                without prejudice to the generality of the
                                above) such regulations and requirements as the
                                Trustee thinks reasonable:

                                (a)     (ENTITLEMENT TO VOTE) so as to satisfy
                                        itself that persons who purport to
                                        attend or vote at any meeting of any A$
                                        Noteholders are entitled to do so in
                                        accordance with this deed; and

                                (b)     (FORMS OF REPRESENTATIVE) as to the form
                                        of appointment of a Representative,

                                but the Trustee may not decrease the percentage
                                of a Class or Classes of A$ Noteholders required
                                to pass an Extraordinary Resolution or an
                                ordinary resolution.

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        (UU)    CLAUSE 30.13

                For the purpose of the Trust, in clause 30.13, a new paragraph
                (g) is inserted as follows:

                        (g)     The Trustee will not be regarded as negligent or
                                in breach of trust to the extent to which it
                                accepts and relies on an opinion, advice or
                                letter from a professional adviser (legal,
                                financial, audit or otherwise) which contains a
                                dollar amount limitation on that professional
                                adviser's liability.

        (vv)    CLAUSE 30.15

                (i)     For the purpose of the Trust, clause 30.15 is amended by
                        deleting each reference to "Civil Penalty Payments" and
                        replacing it with the words "Penalty Payments"

                (ii)    For the purpose of the Trust, in clause 30.15(f) a new
                        sub paragraph (v) is inserted as follows:

                                (v)     the amount of any criminal penalty which
                                        the Trustee is ordered to pay under the
                                        Consumer Credit Legislation.

        (WW)    CLAUSE 30.15A - TRUSTEES RIGHT OF INDEMNITY - LAND TITLE ACT
                1994 (QLD)

                (i)     The Servicer indemnifies the Trustee, free of any set
                        off or counterclaim, against all Title Penalty Payments
                        which the Trustee is required to pay personally or in
                        its capacity as trustee of the Trust and arising as a
                        result of a breach of a representation or warranty made
                        by the Servicer under a Transaction Document in relation
                        to the Assets of the Trust or a breach of the
                        Eligibility Criteria.

                (ii)    TITLE PENALTY PAYMENT, in relation to an Asset of the
                        Trust, means:

                        (A)     any civil or criminal penalty incurred by the
                                Trustee under the Land Title Act 1994 (Qld);

                        (B)     any money ordered by a court or other judicial
                                body to be paid by the Trustee in relation to
                                any claim against the Trustee under the Land
                                Title Act 1994 (Qld);

                        (C)     a payment by the Trustee in settlement of a
                                liability or alleged liability under the Land
                                Title Act 1994 (Qld),

                        in each case in respect of an Asset of the Trust, and
                        includes any legal costs incurred by the Trustee or
                        which the Trustee is ordered by a court of other
                        judicial body to pay in connection with paragraphs (A)
                        to (C) above.

        (xx)    CLAUSE 32 - PAYMENTS GENERALLY

                For the purpose of the Trust clause 32 is amended as follows:

                (i)     Clause 32.1 of the Master Trust Deed is deleted and
                        replaced with the following.

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                        32.1    PAYMENTS TO NOTEHOLDERS

                        (a)     Any payment made by or on behalf of the Trustee
                                in respect of any Offshore Note shall be made in
                                accordance with the relevant Supplementary Terms
                                Notice, the Note Trust Deed and the Agency
                                Agreement;

                        (b)     Any payment made by or on behalf of the Trustee
                                in respect of any A$ Note shall be made to the
                                person whose name is, on the Record Date,
                                entered in the Register as the holder of the
                                relevant A$ Note (or in the case of joint A$
                                Noteholders, to the person whose name first
                                appears in the Register).

                (ii)    Clause 32.2 of the Master Trust Deed is deleted and
                        replaced with the following.

                        32.2    MANAGER TO ARRANGE PAYMENTS

                                The Trustee will:

                                (a)     prepare or cause to be prepared all
                                        cheques which are to be issued to A$
                                        Noteholders and to Beneficiaries and
                                        stamp the same as required by law; or

                                (b)     otherwise arrange payments under clause
                                        32.7.

                                The Trustee will sign (by autographical,
                                mechanical or other means) cheques for despatch
                                on the day on which they ought to be despatched.

                (iii)   Clause 32.4 of the Master Trust Deed is deleted and
                        replaced with the following.

                        32.4    PAYMENT GOOD DISCHARGE

                                There is a full satisfaction of the moneys
                                payable under an A$ Note, and a good discharge
                                to the Trustee, the Manager or the Servicer (as
                                the case may be) in relation to that A$ Note,
                                when the cheque is despatched by post in
                                accordance with clause 32.2(a) or, if not
                                posted, delivered to the A$ Noteholder or as
                                directed by the A$ Noteholder. None of the
                                Trustee, the Manager or the Servicer shall be
                                responsible for any moneys which are not
                                credited to the bank account of an A$ Noteholder
                                or a Beneficiary if the Trustee's bank has been
                                instructed to effect the direct transfer
                                referred to in clause 32.7(c).

                                There is a full satisfaction of the moneys
                                payable under an Offshore Note, and a good
                                discharge to the Trustee, the Manager or the
                                Servicer (as the case may be) in relation to
                                that Offshore Note, when so provided under the
                                Note Trust Deed.

                (iv)    Clause 32.6 of the Master Trust Deed is deleted and
                        replaced with the following.

                        32.6    TAXATION

                                (a)     (NET PAYMENTS) Subject to this clause,
                                        payments in respect of the Notes shall
                                        be made free and clear of, and without
                                        deduction

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                                        for, or by reference to, any present or
                                        future Taxes of any Australian
                                        Jurisdiction unless required by law.

                                (b)     (INTEREST WITHHOLDING TAX)

                                        (i)     All payments in respect of the
                                                A$ Notes will be made without
                                                withholding or deduction for, or
                                                on account of, any present or
                                                future taxes, duties or charges
                                                of whatsoever nature unless the
                                                Trustee or any person making
                                                payments on behalf of the
                                                Trustee is required by
                                                applicable law to make any such
                                                payment in respect of the A$
                                                Notes subject to any withholding
                                                or deduction for, or on account
                                                of, any present or future taxes,
                                                duties or charges of whatever
                                                nature.

                                        (ii)    Payments on Offshore Notes by or
                                                on behalf of the Trustee will be
                                                made subject to deduction for
                                                any Interest Withholding Tax and
                                                all other withholdings and
                                                deductions referred to in
                                                relevant Condition 7 of the
                                                Offshore Notes.

                                        (iii)   In the event the Trustee or the
                                                person making payments on behalf
                                                of the Trustee (as the case may
                                                be) makes such payment after
                                                such withholding or deduction
                                                has been made, the Trustee or
                                                the person making such payments
                                                on behalf of the Trustee (as the
                                                case may be) shall account to
                                                the relevant authorities for the
                                                amount so required to be
                                                withheld or deducted and neither
                                                the Trustee nor any person
                                                making payments on behalf of the
                                                Trustee (as the case may be)
                                                will be obliged to make any
                                                additional payments to the
                                                relevant Noteholders in respect
                                                of that withholding or
                                                deduction.

                                (c)     The interest payments on the Notes will
                                        not be subject to TFN withholding as the
                                        Notes will not be "Part VA Investments"

                (v)     A new clause 32.7 is inserted into the Master Trust Deed
                        as follows.

                        32.7    PAYMENT METHODS - A$ NOTES

                                Any moneys payable by the Trustee, the Manager
                                or the Servicer to an A$ Noteholder or to a
                                Beneficiary under this Master Trust Deed and the
                                relevant Supplementary Terms Notice shall be
                                paid by the Trustee in Sydney or if the Trustee
                                elects may be paid by:

                                (a)     (CHEQUE) crossed not negotiable cheque
                                        in favour of the A$ Noteholder or the
                                        Beneficiary (as the case may be) and
                                        despatched by post to the address of the
                                        A$ Noteholder shown in the Register

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                                        on the Record Date or to the address of
                                        the Beneficiary for the purposes of
                                        clause 31;

                                (b)     (ELECTRONIC TRANSFER) electronic
                                        transfer through Austraclear;

                                (c)     (DIRECT PAYMENT) by direct transfer to a
                                        designated account of the A$ Noteholder
                                        or the Beneficiary held with a bank or
                                        other financial institution in
                                        Australia; or

                                (d)     (OTHER AGREED MANNER) any other manner
                                        specified by the A$ Noteholder or the
                                        Beneficiary (as the case may be) and
                                        agreed to by the Manager and the
                                        Trustee.

        (YY)    CLAUSE 33.14

        For the purposes of clause 30.12 of the Master Trust Deed, insert a new paragraph (j) as follows and renumber the existing paragraph (j) as paragraph (k):

                (j)     (FOR ACTS OF NOTE REGISTRAR) for any act, omission or
                        default of any Note Registrar appointed under the Agency
                        Agreement or Note Trust Deed, in relation to its duties
                        and obligations under the Agency Agreement or Note Trust
                        Deed, except where that Note Registrar is the Trustee.

6.3     AMENDMENTS TO THE SERVICING AGREEMENT

        The Servicing Agreement is amended for the purpose of the Trust as follows:

        (a)     The definition of SERVICER TRANSFER EVENT is amended by
                inserting the following additional paragraph:

                (f)     the Servicer fails to comply with its obligations under
                        clause 18 of the Supplementary Terms Notice for the
                        Crusade Global Trust No. 2 of 2006 and that non
                        compliance is material and is not remedied within 30
                        days.

        (b)     Clause 5.2(a) is amended by replacing the words "on the
                Remittance Date for that Collection Period" with the words "on or before the expiration of five (5) Business Days from receipt by the Servicer".

        (c)     Clause 5.2(b)(ii) is amended by replacing the words "five
                Business Days following receipt by the Servicer" with the words
                "immediately upon receipt by the Servicer".

        (d)     Clause 7.3(a) is amended by replacing the number "120" with the number "90".

6.4     CLAUSE 6.14

        For the purposes of clause 6.14 of the Master Trust Deed, all references to Notes in that clause shall be references only to Offshore Notes.

7.      CALL AND TAX REDEMPTION

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7.1     CALL OF CLASS A NOTES

        The Trustee must, when so directed by the Manager (at the Manager's option), having given not more than 60 nor less than 25 days' notice to the Class A Noteholders in accordance with, in the case

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        of the Class A-1 Notes and the Class A-2 Notes, Condition 12 and in the
        case of the Class A-3 Notes, in accordance with the terms of this
        Supplementary Terms Notice and the Master Trust Deed, purchase or redeem all, but not some only of the Class A Notes by repaying the Invested
        Amount, or, if all the Class A Noteholders so agree, the Stated Amount, of those Class A Notes, together with accrued interest to (but excluding) the date of repurchase or redemption on any Quarterly Payment
        Date falling on or after the Call Date provided that the Trustee will be in a position on such Quarterly Payment Date to discharge (and the
        Manager so certifies to the Trustee and the Note Trustee upon which the
        Trustee and the Note Trustee will rely conclusively) all its liabilities in respect of the Class A Notes (at their Invested Amount or their
        Stated Amount if so agreed by all the Class A Noteholders) and any amounts which would be required under the Security Trust Deed to be paid in priority or pari passu with the Class A Notes if the security for the
        Notes were being enforced.

7.2     CALL OF CLASS B NOTES

        The Trustee must, when so directed by the Manager (at the Manager's option), having given not more than 60 nor less than 25 days' notice to the Class B Noteholders in accordance with the terms of the
        Supplementary Terms Notice and the Master Trust Deed and purchase or redeem all, but not some only of the Class B Notes by repaying the
        Invested Amount, or, if the Class B Noteholders, by Extraordinary
        Resolution of the Class B Noteholders so agree, the Stated Amount, of those Class B Notes, together with accrued interest to (but excluding)
        the date of repurchase or redemption on any Quarterly Payment Date falling on or after the Call Date provided that:

        (a)     the Trustee will be in a position on such Call Date to discharge
                (and the Manager so certifies to the Trustee upon which the
                Trustee will rely conclusively) all its liabilities in respect of the Class B Notes (at their Invested Amount or their Stated
                Amount if so agreed by the Class B Noteholders) and any amounts which would be required under the Security Trust Deed to be paid in priority or pari passu with the Class B Notes if the security for the Notes were being enforced; and

        (b)     all Class A Notes have been redeemed in full before that Call
                Date, or will be redeemed in full on that Call Date.

7.3     CALL OF CLASS C NOTES

        The Trustee must, when so directed by the Manager (at the Manager's option), having given not more than 60 nor less than 25 days' notice to the Class C Noteholders in accordance with the terms of the
        Supplementary Terms Notice and the Master Trust Deed, and purchase or redeem all, but not some only of the Class C Notes by repaying the
        Invested Amount, or, if the Class C Noteholders, by Extraordinary
        Resolution of the Class C Noteholders so agree, the Stated Amount, of those Class C Notes, together with accrued interest to (but excluding)
        the date of repurchase or redemption on any Quarterly Payment Date falling on or after the Call Date, provided that:

        (a)     the Trustee will be in a position on such Call Date to discharge
                (and the Manager so certifies to the Trustee upon which the
                Trustee will rely conclusively) all its liabilities in respect of the Class C Notes (at their Invested Amount or their Stated
                Amount if so agreed by the Class C Noteholders) and any amounts which would be required under the Security

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                Trust Deed to be paid in priority or pari passu with the Class C
                Notes if the security for the Notes were being enforced; and

        (b)     all Class B Notes have been redeemed in full before that Call
                Date or will be redeemed in full on that Call Date.

7.4     TAX EVENT

        If the Manager satisfies the Trustee and the Note Trustee immediately prior to giving the notice referred to below that either:

        (a)     on the next Quarterly Payment Date the Trustee (or a Paying
                Agent) would be required to deduct or withhold from any payment of principal or interest in respect of the Notes or a Currency
                Swap in respect of any Offshore Notes any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied,
                collected, withheld or assessed by the Commonwealth of Australia or any of its political sub-divisions or any of its authorities;
                or

        (b)     the total amount payable in respect of interest in relation to any of the Purchased Receivables for a Collection Period ceases to be receivable (whether or not actually received) by the
                Trustee during such Collection Period (but, for the avoidance of doubt, this paragraph does not apply to the failure by the
                Trustee to receive any interest on any Purchased Receivable merely by reason of the failure by the relevant Obligors to pay that interest in breach of the relevant Purchased Receivable),

        the Trustee must, when so directed by the Manager, at the Manager's option (provided that the Trustee will be in a position on such
        Quarterly Payment Date to discharge (and the Manager will so certify to the Trustee and the Note Trustee) all its liabilities in respect of those Notes (at their Invested Amount or if the Noteholders of those
        Notes have agreed by Extraordinary Resolution and have so notified the
        Trustee and the Manager not less than 21 days before such Quarterly
        Payment Date, at their Stated Amount) and any amounts which would be required under the Security Trust Deed to be paid in priority or pari passu with those Notes if the security for the Notes were being enforced), having given not more than 60 nor less than 25 days' notice to the Noteholders of those Notes (and all other Noteholders whose Notes are to be redeemed at the same time), in accordance with Condition 12 for any Offshore Notes redeem all, but not some only, of those Notes at their Invested Amount (or, if the Class A Noteholders by Extraordinary
        Resolution have so agreed, at their Stated Amount) together with accrued interest to (but excluding) the date of redemption on any subsequent
        Quarterly Payment Date, provided that the Class A Noteholders may by
        Extraordinary Resolution elect, and shall notify the Trustee and the
        Manager not less than 21 days before the next Quarterly Payment Date following the receipt of notice of such proposed redemption, that they do not require the Trustee to redeem the Class A Notes.

7.5     FULL SATISFACTION

        Repayment and redemption of Class A Notes, Class B Notes or Class C
        Notes in accordance with clause 7.1, 7.2, 7.3 or 7.4 (as the case may
        be) shall be in full satisfaction of the Trustee's obligations under the relevant Notes.

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8.      SUBSTITUTION AND REMOVAL OF PURCHASED RECEIVABLES
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8.1     APPROVED SELLER SUBSTITUTION

        (a)     The Trustee must, at the direction of the Manager (at the
                Manager's option), at any time replace a Receivable of the Trust which has been repurchased by the Approved Seller under clause
                12.6(d) of the Master Trust Deed using the funds received from the repurchase to purchase a substitute Eligible Receivable from the Approved Seller, if available.

        (b)     The Approved Seller may elect to sell a substitute Receivable to the Trustee (which the Trustee shall acquire if it is directed by the Manager to do so), provided the substitute Receivable satisfies the following requirements:

                (i)     it complies with the Eligibility Criteria;

                (ii)    at the time of substitution, the substitute Receivable
                        has a maturity date no later than the date being 2 years
                        prior to the Final Maturity Date;

                (iii)   the substitution will not adversely affect the Rating of
                        any Notes;

                (iv)    the relevant Mortgage Insurer has confirmed that the
                        substitute Receivable is covered by the relevant
                        Mortgage Insurance Policy; and

                (v)     it is selected by the Manager in accordance with clause
                        8.3.

8.2     OTHER SUBSTITUTIONS

        The Trustee must, at the direction of the Manager (at the Manager's option), at any time:

        (a)     replace a Mortgage relating to a Purchased Receivable;

        (b)     allow an Obligor to replace the Mortgaged Property secured by such a Mortgage; or

        (c)     allow an Obligor to refinance a Purchased Receivable to purchase a new Mortgaged Property,

        provided that all of the following conditions are met:

                (i)     the same Obligor or Obligors continue to be the Obligor
                        or Obligors under the replacement Mortgage and that
                        Purchased Receivable or refinanced Receivable (as the
                        case may be);

                (ii)    either the replacement Mortgage, or the replacement
                        Mortgaged Property, do not result in the relevant
                        Purchased Receivable failing to comply with the
                        Eligibility Criteria or the refinanced Receivable
                        satisfies the Eligibility Criteria (as the case may be);

                (iii)   any such replacement or refinancing occurs
                        simultaneously with the release of the previous
                        Mortgage, Mortgaged Property or Receivable (as the case
                        may be);

                (iv)    the principal outstanding under the relevant Receivable
                        is, after the replacement or refinancing, the same as
                        before that replacement or refinancing; and

                (v)     clause 8.3 applies.

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8.3     SELECTION CRITERIA

        (a)     The Manager will apply the following criteria (in descending order of importance) when selecting a substitute Eligible
                Receivable under clause 8.1 or approving a substitution under clause 8.2:

                (i)     an outgoing Eligible Receivable which is not a Low Doc
                        Loan will not be substituted by a Loan which is a Low
                        Doc Loan;

                (ii)    the substitute Eligible Receivable will have an Unpaid
                        Balance within A$30,000 of the outgoing Eligible
                        Receivable's Unpaid Balance, as determined at the time
                        of substitution;

                (iii)   an outgoing owner-occupied or investment Mortgage will
                        be replaced by another owner-occupied or investment
                        Mortgage (as the case may be);

                (iv)    the substitute Eligible Receivable will have a then
                        current LVR no more than five per cent (5%) greater than
                        the outgoing Eligible Receivables then current LVR, as
                        determined at the time of substitution;

                (v)     an outgoing Eligible Receivable will be substituted by
                        another Eligible Receivable with a security property
                        located in the same State or Territory;

                (vi)    an outgoing Eligible Receivable will be substituted by
                        another Eligible Receivable with a security property
                        with the same or similar postcode; and

                (vii)   in the case of substitution under clause 8.1, the
                        substitute Eligible Receivable will have the closest
                        original loan amount to that of the outgoing Eligible
                        Receivable.

        (b)     The Trustee is entitled to rely on the information provided by the Manager in this regard.

8.4     REMOVAL OF PURCHASED RECEIVABLES - TOP UPS

        (a)     If during any Collection Period an Obligor requests from the
                Servicer a Further Advance and that request is approved by the
                Servicer, the Manager must direct the Trustee to offer to
                transfer that Purchased Receivable from the Trust to St.George subject to this clause 8.4.

        (b)     If the Trustee receives a direction from the Manager under paragraph (a) in respect of a Purchased Receivable, it must deliver to St.George an offer in writing to extinguish the
                Trustee's equitable title to the relevant Purchased Receivables in favour of St.George. The Manager must prepare that offer on behalf of the Trustee, and that offer must specify:

                (i)     details of the Purchased Receivable;

                (ii)    the proposed date of extinguishment of equitable title;

                (iii)   the unpaid principal amount of the Purchased Receivable;

                (iv)    the Unpaid Balance of the Purchased Receivable as at the
                        proposed date of extinguishment of equitable title; and

                (v)     such other details as St.George reasonably requires in
                        such offers from time to time.

        (c)     If St.George receives an offer under paragraph (b) in respect of a Purchased Receivable it may, but is not obliged to, accept that offer by paying the Unpaid Balance of that Purchased

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                Receivable on the date of extinguishment. On that payment, and without the need for any person to do any other act, matter or thing:

                (i)     the Trustee shall cease to have any interest in the
                        relevant Purchased Receivables and related Receivable
                        Rights as at the date of extinguishment;

                (ii)    St.George shall hold both the legal and beneficial
                        interest in those Purchased Receivables and Receivable
                        Rights and be entitled to all interest and fees that
                        accrue in respect of them from (and including) the date
                        of extinguishment (and the Trustee shall be entitled to
                        all interest and fees accrued and unpaid prior to that
                        date, and St.George must account to the Trustee for such
                        amounts on receipt); and

                (iii)   no rights or interest under or in respect of those
                        Receivables or Receivable Rights shall form part of the
                        Assets of the Trust.

        (d)     Notwithstanding any negotiations or discussions undertaken between St.George, the Manager or the Trustee prior to St.George accepting the offer under paragraph (b), St.George is not
                obliged to accept that offer and no contract for the sale or purchase of any Purchased Receivables or related Receivable
                Rights referred to in that offer will arise unless and until
                St.George accepts that offer in accordance with this clause.

        (e)     If St.George does not accept an offer under paragraph (b) to transfer a Purchased Receivable, the request by the Obligor in respect of that Purchased Receivable referred to in paragraph
                (a) must not be accepted and the principal balance of that
                Purchased Receivable may not be increased in accordance with that request.

9.      APPLICATION OF THRESHOLD RATE

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9.1     CALCULATION OF THRESHOLD RATE

        If at any time the Basis Swap is terminated, the Manager must, on each of:

        (a)     the earlier of:

                (i)     the date which is 3 Business Days following the date on
                        which the Basis Swap is terminated; and

                (ii)    the Determination Date immediately following the date on
                        which the Basis Swap is terminated; and

        (b)     each successive Determination Date for so long as the Basis Swap has not been replaced by a similar Hedge Agreement or until the
                Trustee and the Manager otherwise agree (and each Designated
                Rating Agency for each Class of Notes has confirmed in writing that that agreement would not result in a downgrading of the rating given to any relevant Note or the withdrawal of the rating of any relevant Note),

        calculate the Threshold Rate as at that date and notify the Trustee, the
        Servicer and the Approved Seller of that Threshold Rate on the relevant
        Payment Date.

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9.2     SETTING THRESHOLD RATE

        If the Servicer is notified of a Threshold Rate under clause 9.1, it will, not more than 7 Business Days following the date on which the
        Basis Swap is terminated, ensure that the interest rate payable on each
        Purchased Receivable which is subject to a variable rate is set not less than the Threshold Rate and shall promptly notify the relevant Obligors of the change in accordance with the Receivable Agreements.

9.3     LOAN OFFSET DEPOSIT ACCOUNTS

        If at any time there is no current Basis Swap in place, the Servicer and the Approved Seller must ensure that the interest rates applicable to the Loan Offset Deposit Accounts are such that, if the Approved Seller does not meet any of its obligations under clause 5.27, the Servicer will not be required, as a direct result of that non-payment, to increase the Threshold Rate under this clause 9.

10.     TITLE PERFECTION EVENTS

--------------------------------------------------------------------------------

        Each of the following is a Title Perfection Event.

        (a)     (DOWNGRADE) The Approved Seller ceases to have a long term rating of at least BBB from S&P or Baa2 from Moody's or BBB from
                Fitch Ratings.

        (b)     (EVENT OF INSOLVENCY) An Insolvency Event occurs with respect to the Approved Seller.

        (c)     (NON COMPLIANCE) The Servicer as Approved Seller fails to pay any Collections (as defined in the Servicing Agreement) within the time required under the Servicing Agreement.

        (d)     (SERVICER TRANSFER EVENT) For so long as the Servicer is also an
                Approved Seller to the Trust, a Servicer Transfer Event occurs.

        (e)     (BREACH OF REPRESENTATIONS) The Approved Seller breaches any representation, warranty, covenant or undertaking made by it in a Transaction Document, which breach, if capable of remedy, is not remedied within 30 days of the earlier of:

                (i)     the Approved Seller becoming aware of the breach; and

                (ii)    the Approved Seller being notified of the breach by the
                        Trustee, Manager or Servicer.

11.     BENEFICIARY

--------------------------------------------------------------------------------

11.1    ISSUE OF UNITS

        (a)     The beneficial interest in the Trust will be constituted by the issue of:

                (i)     a single residual capital unit (the RESIDUAL CAPITAL
                        UNIT); and

                (ii)    a single residual income unit (the RESIDUAL INCOME
                        UNIT).

                The holders of the Residual Capital Unit and the Residual Income
                Unit (each, a UNIT) hold the beneficial interest in the Trust in accordance with the Master Trust Deed and this Supplementary
                Terms Notice.

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        (b)     The Trustee must, on receipt of the issue price of each Unit specified below, issue the relevant Unit by registering the holder in the register kept under this clause 11.

        (c)     A failure by the Trustee to issue a Unit does not affect a
                Beneficiary's rights as a beneficiary of the Trust under the
                Master Trust Deed and this Supplementary Terms Notice.

11.2    RESIDUAL CAPITAL UNIT

        (a)     The holder of the Residual Capital Unit is Allens Arthur
                Robinson Corporate Advisory Pty Ltd.

        (b)     The issue price of the Residual Capital Unit is the amount of
                $10, paid on establishment of the Trust.

        (c)     The Residual Capital Beneficiary has no right to receive
                distributions in respect of the Trust other than the right to receive an amount of $10 on the termination of the Trust. The
                Residual Capital Unit may not be redeemed at any other time or in any other way.

        (d)     The Residual Capital Unit is not transferable except that the
                Residual Capital Beneficiary may transfer the Residual Capital
                Unit to the Residual Income Beneficiary provided that the
                Trustee and the Note Trustee have received a tax opinion, in a form and substance acceptable to the Trustee (acting
                reasonably), that the transfer of the Residual Capital Unit will not adversely affect the taxation treatment of the Trust and each of the other parties to this Supplementary Terms Notice, after being given prior notice in writing, is reasonably
                satisfied that they and the Noteholders will not be adversely affected by the transfer of the Residual Capital Unit to the
                Residual Income Beneficiary.

        (e)     No other Residual Capital Units may be issued.

11.3    RESIDUAL INCOME UNIT

        (a)     The holder of the Residual Income Unit is Crusade Management
                Limited.

        (b)     The issue price of the Residual Income Unit is the amount of
                $10, paid on establishment of the Trust.

        (c)     The beneficial interest held by the Residual Income Beneficiary is limited to the Trust and each Asset of the Trust (subject to the rights of the Residual Capital Beneficiary under clause
                11.2) subject to and in accordance with the Master Trust Deed and this Supplementary Terms Notice.

        (d)     Subject to clause 24 of the Master Trust Deed, the Residual
                Income Beneficiary has no right to receive distributions in respect of the Trust other than:

                (i)     the right to receive distributions in respect of the
                        Trust under the Master Trust Deed and this Supplementary
                        Terms Notice to the extent that Excess Distributions are
                        available for distribution under the Master Trust Deed
                        and this Supplementary Terms Notice; and

                (ii)    the right to receive on the termination of the Trust the
                        entire beneficial interest of the Trust, subject to the
                        rights of the Residual Capital Beneficiary.

                The Residual Income Unit may not be redeemed at any other time or in any other way.

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        (e)     The Residual Income Unit is not transferable.

        (f)     No other Residual Income Units may be issued.

11.4    UNIT REGISTER

        (a)     The entitlement of any person to a Unit will be evidenced by registration in the register maintained under this clause 11.4
                (the UNIT REGISTER).

        (b)     The Trustee will keep the Unit Register at its registered office in a form that it considers appropriate and will enter the following particulars:

                (i)     the name and address of each Beneficiary;

                (ii)    the date on which the name of each Beneficiary is
                        entered in the Unit Register;

                (iii)   the date on which each Beneficiary ceases to be
                        registered as a Beneficiary;

                (iv)    the subscription moneys initially paid for each Unit;
                        and

                (v)     any other details which the Trustee may consider
                        necessary or desirable.

        (c)     Each Beneficiary shall promptly notify the Trustee in writing of any change of name or address and the Trustee will alter the
                Unit Register accordingly.

        (d)     The Beneficiary may not assign, or create or allow to exist any
                Security Interest over, its rights or interests in respect of the Trust if to do so would have a Material Adverse Effect or might have an adverse tax consequence in respect of the Trust.

        (e)     Without limiting clause 11.1, the interest of a Beneficiary will be constituted by registration in the Unit Register.

12.     NOTE TRUSTEE

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12.1    CAPACITY

        The Note Trustee is a party to this Supplementary Terms Notice in its capacity as trustee for and on behalf of the Offshore Noteholders from time to time under and subject to the terms of the Note Trust Deed.

12.2    EXERCISE OF RIGHTS

        (a)     The rights, remedies and discretions of the Offshore Noteholders under the Transaction Documents including all rights to vote or give instructions to the Security Trustee and to enforce
                undertakings or warranties under the Transaction Documents, except as otherwise provided in the Note Trust Deed or the
                Security Trust Deed, may only be exercised by the Note Trustee on behalf of the Offshore Noteholders in accordance with the
                Note Trust Deed.

        (b)     The Offshore Noteholders, except as otherwise provided in the
                Note Trust Deed or the Security Trust Deed, may only exercise enforcement rights in respect of the Mortgaged Property through the Note Trustee and only in accordance with the Transaction
                Documents.

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12.3    REPRESENTATION AND WARRANTY

        The Note Trustee represents and warrants to each other party to this
        Supplementary Terms Notice that it has the power under the Note Trust
        Deed to enter into the Transaction Documents to which it is a party and to exercise the rights, remedies and discretions of, and to vote on behalf of the Offshore Noteholders, in each case subject to the terms of the Transaction Documents.

12.4    PAYMENTS

        Any payment to be made to the Offshore Noteholders under the Transaction
        Documents may be made to the Principal Paying Agent or the Note Trustee
        (as the case may be) in accordance with the Agency Agreement and the
        Note Trust Deed.

12.5    PAYMENT TO BE MADE ON BUSINESS DAY

        If any payment is due under a Transaction Document on a day which is not a Business Day the due date will be the next Business Day unless that day falls in the next calendar month, in which case the due date will be the preceding Business Day.

13.     COMPLIANCE WITH SECURITY TRUST DEED

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        The parties to this Supplementary Terms Notice agree to comply with clause 16.11 of the Security Trust Deed.

14.     CUSTODIAN AGREEMENT

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        The Custodian Agreement is amended for the purpose of the Trust by deleting the words and between each Relevant Trust from the second/third line of clause 3.1(c).

15.     MANAGER'S DIRECTIONS TO BE IN WRITING

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        Any direction given to the Trustee by the Manager under a Transaction
        Document must be in writing.

16.     UNDERTAKINGS BY APPROVED SELLER AND SERVICER

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        (a)     Each of the Seller and Servicer undertakes that:

                (i)     it will not allow the interest rate on a Purchased
                        Receivable which is a Fixed Rate Loan to be re-fixed at
                        the end of its fixed rate term if it will result in a
                        downgrade or withdrawal of the rating of any Notes;

                (ii)    it will not allow a Purchased Receivable to convert from
                        a Fixed Rate Loan to a Floating Rate Loan, or from a
                        Floating Rate Loan to a Fixed Rate Loan, if that
                        conversion would result in a downgrade or withdrawal of
                        the rating of any Notes;

                (iii)   it must ensure that if the use of any Mortgaged Property
                        which relates to a Purchased Receivable from owner
                        occupied to investment, or from investment to

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                        owner occupied, the relevant Purchased Receivable
                        continues to satisfy the Eligibility Criteria; and

                (iv)    it must not provide to any Obligor features in respect
                        of a Purchased Receivable which are additional to those
                        that applied on the Closing Date unless those additional
                        features would not:

                        (A)     affect any Mortgage Insurance Policy relating to
                                that Purchased Receivable;

                        (B)     result in the downgrade or withdrawal of the
                                rating of any Notes.

        (b)     The Manager and the Servicer undertake to the Trustee, to each
                Noteholder and to the Security Trustee to:

                (i)     give the Trustee such directions; and

                (ii)    take such actions as may be taken by a third party on
                        behalf of the Trustee,

                as are necessary to ensure that the Trustee complies with the
                ASX listing rules.

        (c)     The Approved Seller undertakes to the Trustee to deliver to the
                Servicer, and the Servicer undertakes to the Trustee to:

                (i)     keep, all records in relation to the Receivables
                        required in accordance, where applicable, with Sections
                        11A and 11B of the Land Title Act 1994 (Qld); and

                (ii)    give access to those records (described in paragraph (i)
                        above) to the Trustee on request if required by the
                        Trustee to comply with the Land Title Act 1994 (Qld).

        The Manager and Servicer fully indemnify the Trustee and Security
        Trustee from and against any expense, loss, damage, liability, fines, forfeiture, legal fees and related costs which the Trustee or the
        Security Trustee may incur (whether directly or indirectly) as a consequence of the breach of an undertaking made by the Manager or
        Servicer under this clause 16(b) except as a result of the fraud, negligence or wilful default of the Trustee or the Security Trustee.

17.     TAX REFORM

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17.1    TAXATION OF TRUSTS AND CONSOLIDATED GROUPS

        The parties (other than the Note Trustee) acknowledge that:

        (a)     the Commonwealth Government has withdrawn draft legislation under which non-fixed trusts would have been taxed as companies from 1 July 2001 but has indicated its intention to take steps to avoid tax abusive use of trusts which may include taxing some trusts as companies;

        (b)     the Commonwealth Government has released legislation in relation to the tax consolidation regime. Whilst the Trust will not, as structured, form part of a consolidated group of companies and trusts for tax purposes (a CONSOLIDATED TAX GROUP), if the Trust becomes a member of a consolidated tax group, under the Act, the
                Trustee could be liable for all, or a share, of a tax-related liability of the head company of that consolidated tax group (a
                GROUP TAX LIABILITY) if:

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                (i)     the head company of the consolidated tax group does not
                        pay that group tax liability by the time it becomes due
                        and payable; and

                (ii)    that group tax liability is not covered by a valid and
                        effective tax sharing agreement for the purposes of
                        section 721-25 of the Income Tax Assessment Act 1997 (A
                        VALID TAX SHARING AGREEMENT); and

        (c)     it is in the interest of all parties, including the Trustee, the
                Noteholders and the Beneficiaries, that:

                (i)     the Trustee always be in a position to pay any tax
                        liability when due;

                (ii)    the payment of tax by the Trustee must not affect the
                        amount of principal or interest payable on the Notes or
                        the timing of such payments; and

                (iii)   the rating of the Notes be maintained.

17.2    AMENDING BILL - TAXATION OF TRUSTS

        If and when an amending Bill is introduced into the Federal Parliament
        (the AMENDING BILL), and the result of that amending Bill if it becomes law will be that the Trustee will become liable to pay tax on the net income of the Trust (as described in clause 17.1(a)), then:

        (a)     the Manager shall promptly consult with the Trustee and each
                Designated Rating Agency to determine what changes, if any, are necessary to the cashflow methodology in clause b to achieve the objective referred to in clause 17.1(c) (the OBJECTIVE); and

        (b)     within one month of the amending Bill being introduced into the
                Federal Parliament (or such longer time as the Trustee and each
                Designated Rating Agency permit) the Manager shall provide a written recommendation to the Trustee and use its best
                endeavours to provide a draft deed amending this Supplementary
                Terms Notice that, if executed, will achieve the Objective.

        If and when the amending Bill becomes law and upon the Trustee being notified that the draft deed amending this Supplementary Terms Notice will achieve the Objective (and in this regard the Trustee may rely
        (amongst others) upon advice of tax lawyers) and each of the other parties to this Supplementary Terms Notice being reasonably satisfied that it will not be adversely affected by the proposed amendments to this Supplementary Terms Notice, each party to this Supplementary Terms
        Notice shall execute that amendment deed (and shall have no liability for doing so).

        If the Manager and the Trustee cannot agree to amend the Supplementary
        Terms Notice, they will proceed with unwinding the transaction.

17.3    GROUP TAX LIABILITIES

        If the Trust becomes a member of a consolidated tax group and the head company of that consolidated tax group does not at that time, or at any subsequent time, provide evidence to the satisfaction of the Trustee
        (which may rely upon the advice of tax lawyers, amongst others) that the tax liabilities of the consolidated group are covered by a valid tax sharing agreement that apportions those tax liabilities to the Trustee on a basis acceptable to the Trustee (and the Trustee acknowledges that a nil allocation of the group tax liabilities will be acceptable to it)
        then:

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        (a)     the Trustee shall, as soon as is practicable, take steps to ensure that the Trust ceases to be a member of that consolidated group;

        (b)     the Manager shall promptly consult with the Trustee and each
                Designated Rating Agency to determine what changes, if any, are necessary to the cashflow methodology in clause 5 to achieve the
                Objective; and

        (c)     within one month of such consultations commencing (or such longer time as the Trustee and each Designated Rating Agency may permit) the Manager shall provide a written recommendation to the Trustee and use its best endeavours to provide a draft deed amending this Supplementary Terms Notice that, if executed, will achieve the Objective.

        Upon the Trustee being notified that the draft deed amending this
        Supplementary Terms Notice will achieve the Objective (and in this regard the Trustee may rely upon advice of tax lawyers, amongst others)
        and each of the other parties to this Supplementary Terms Notice being reasonably satisfied that it will not be adversely affected by the proposed amendments to this Supplementary Terms Notice, each party to this Supplementary Terms Notice shall execute that amendment deed.

        If the Manager and the Trustee cannot agree to amend this Supplementary
        Terms Notice, or that amendments to this Supplementary Terms Notice are not necessary, they will proceed with unwinding the transaction.

17.4    EVIDENCE OF TAX SHARING AGREEMENT

        The Manager shall procure that the head company of a consolidated tax group of which the Trust becomes a member will:

        (a)     ensure that the group tax liabilities of that consolidated tax group are covered by a valid tax sharing agreement; and

        (b)     provide evidence of such a tax sharing agreement being in place for the purposes of clause 17.3:

                (i)     at the time the Trust becomes a member of the
                        consolidated tax group; and

                (ii)    on each occasion that there is any alteration, amendment
                        or replacement of a tax sharing agreement covering the
                        tax liabilities of the consolidated tax group.

17.5    OBJECTIVE

        Provided that the Trustee and the Designated Rating Agencies receive written advice from an experienced and reputable tax lawyer or tax accountant to the effect that if the cashflow methodology, as amended under clause 17.2 or 17.3, is followed the Objective will be met, and each Designated Rating Agency confirms in writing that the change in Tax law or the amendment under clause 17.2 or 17.3 (as the case may be) will not give rise to the downgrade or withdrawal of the rating of any Note rated by it:

        (a)     the Trustee shall not be obliged to obtain the consent of any
                Noteholder, Creditor or Beneficiary to the amendment; and

        (b)     subject to its terms, the amendment shall be effective when executed, and may:

                (i)     permit the Trustee to accumulate a reserve out of moneys
                        that would otherwise be payable to any Beneficiary;
                        and/or

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                (ii)    provide for Tax to be paid out of moneys that would
                        otherwise have been payable to any Beneficiary.

17.6    BENEFICIARIES

        Without limiting clause 17.5, in formulating a proposal to meet the
        Objective, the Manager shall have regard to the impact of any change to the cashflow methodology to the Beneficiaries, and shall consider proposals made by the Beneficiaries that will enable the Trustee to meet the Objective.

18.     COMPLIANCE WITH REGULATION AB

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18.1    INTENT OF THE PARTIES, REASONABLENESS

        St.George and the Manager acknowledge and agree that the purpose of this clause 18 is to facilitate compliance by the Manager with the provisions of Regulation AB and related rules and regulations of the Commission.

        The Manager shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities
        Act, the Exchange Act and the rules and regulations of the Commission thereunder. St.George acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the
        Manager in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. St.George shall cooperate fully with the Manager to deliver to the Manager
        (including any of its assignees or designees) any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Manager to permit the Manager to comply with the provisions of Regulation AB, together with such disclosures relating to St.George, any Subservicer and the Purchased
        Receivables, or the servicing of the Purchased Receivables, reasonably believed by the Manager to be necessary in order to effect such compliance.

        The Manager (including any of its assignees or designees) shall cooperate with St.George by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Manager's reasonable judgment, to comply with Regulation AB.

18.2    ADDITIONAL REPRESENTATIONS AND WARRANTIES OF ST.GEORGE

        (a)     St.George shall be deemed to represent to the Manager, as of the date on which information is first provided to the Manager under clause 18.3 that, except as disclosed in writing to the Manager prior to such date:

                (i)     St.George is not aware and has not received notice that
                        any default, early amortisation or other performance
                        triggering event has occurred as to any other
                        securitisation due to any act or failure to act of
                        St.George;

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                (ii)    St.George has not been terminated as servicer in a
                        residential housing loan securitisation, either due to a
                        servicing default or to application of a servicing
                        performance test or trigger;

                (iii)   no material noncompliance with the applicable servicing
                        criteria with respect to other securitisations of
                        residential housing loans involving St.George as
                        servicer has been disclosed or reported by St.George;

                (iv)    no material changes to St.George's policies or
                        procedures with respect to the servicing function it
                        will perform under the Servicing Agreement and any other
                        Transaction Document for housing loans of a type similar
                        to the Purchased Receivables have occurred during the
                        three-year period immediately preceding the Closing
                        Date;

                (v)     there are no aspects of St.George's financial condition
                        that could have a material adverse effect on the
                        performance by St.George of its servicing obligations
                        under this Supplementary Terms Notice, the Servicing
                        Agreement or any other Transaction Document;

                (vi)    there are no material legal or governmental proceedings
                        pending (or known to be contemplated) against St.George
                        or any Subservicer; and

                (vii)   there are no affiliations, relationships or transactions
                        relating to St.George or any Subservicer with respect to
                        the transactions contemplated by this Supplementary
                        Terms Notice, the Servicing Agreement or any other
                        Transaction Document and any party thereto identified by
                        the Manager of a type described in Item 1119 of
                        Regulation AB.

        (b)     If so requested by the Manager on any date following the date on which information is first provided to the Manager under clause
                18.3, St.George shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this clause 18.2 or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate
                disclosure of the pertinent facts, in writing, to the requesting party.

18.3    INFORMATION TO BE PROVIDED BY ST.GEORGE

        (a)     St.George shall:

                (i)     within five Business Days following request by the
                        Manager, provide to the Manager (or cause each
                        Subservicer, if any, to provide), in writing and in form
                        and substance reasonably satisfactory to the Manager,
                        the information and materials specified in paragraphs
                        (a), (b), (c) and (f) of this clause 18.3, and

                (ii)    as promptly as practicable following notice to or
                        discovery by St.George, provide to the Manager (in
                        writing and in form and substance reasonably
                        satisfactory to the Manager) the information specified
                        in paragraph (d) of this clause 18.3.

        (b)     If so requested by the Manager, St.George shall provide such information regarding:

                (i)     St.George, as originator of the Purchased Receivables;
                        and

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                (ii)    as applicable, each Subservicer, as is requested for the
                        purpose of compliance with Items 1103(a)(1), 1105, 1110,
                        1117 and 1119 of Regulation AB. Such information shall
                        include, at a minimum:

                        (A)     the originator's form of organisation;

                        (B)     a description of the originator's origination
                                program and how long the originator has been
                                engaged in originating residential housing
                                loans, which description shall include a
                                discussion of the originator's experience in
                                originating housing loans of a similar type as
                                the Purchased Receivables; information regarding
                                the size and composition of the originator's
                                origination portfolio; and information that may
                                be material, in the good faith judgment of the
                                Manager, to an analysis of the performance of
                                the Purchased Receivables, including the
                                originators' credit-granting or underwriting
                                criteria for housing loans of similar type(s) as
                                the Purchased Receivables and such other
                                information as the Manager may reasonably
                                request for the purpose of compliance with Item
                                1110(b)(2) of Regulation AB;

                        (C)     a description of any material legal or
                                governmental proceedings pending (or known to be
                                contemplated) against St.George and any
                                Subservicer; and

                        (D)     a description of any affiliation or relationship
                                between St.George, any Subservicer and any of
                                the following parties to this transaction, as
                                such parties are identified to St.George by the
                                Manager in writing in advance of this
                                transaction:

                                (1)     the sponsor;

                                (2)     the depositor;

                                (3)     the issuing entity;

                                (4)     any servicer;

                                (5)     any trustee;

                                (6)     any originator;

                                (7)     any significant obligor;

                                (8)     any enhancement or support provider; and

                                (9)     any other material transaction party.

        (c)     If so requested by the Manager, St.George shall provide Static
                Pool Information with respect to the housing loans (of a similar type as the Purchased Receivables, as reasonably identified by the Manager as provided below) originated by St.George. Such
                Static Pool Information shall be prepared by St.George on the basis of its reasonable, good faith interpretation of the
                requirements of Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to St.George Static
                Pool Information with respect to more than one housing loan type, the Manager shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static

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                Pool Information may be in the form customarily provided by
                St.George, and need not be customised for the Manager. Such
                Static Pool Information for each vintage origination year or prior securitised pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the housing loans included in the vintage origination year or prior securitised pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool
                Information is to be included or incorporated by reference. The
                Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Manager.

                Promptly following notice or discovery of a material error in
                Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph),
                St.George shall provide corrected Static Pool Information to the
                Manager, in the same format in which Static Pool Information was previously provided to such party by St.George.

                If so requested by the Manager, St.George shall provide, at the expense of the Manager (to the extent of any additional
                incremental expense associated with delivery pursuant to this
                Supplementary Terms Notice), such agreed-upon procedures letters of certified public accountants reasonably acceptable to the
                Manager, pertaining to Static Pool Information relating to prior securitised pools for securitisations closed on or after 1
                January 2006 or, in the case of Static Pool Information with respect to St.George's originations or purchases, to calendar months commencing 1 January 2006, as the Manager shall
                reasonably request. Such letters shall be addressed to and be for the benefit of such parties as the Manager shall designate, which may include, by way of example, any broker dealer acting as underwriter, placement agent or initial purchaser with
                respect to transactions contemplated by this Supplementary Terms
                Notice. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a
                reliance letter authorising reliance by the addressees
                designated by the Manager.

        (d)     If so requested by the Manager, St.George shall provide such information regarding St.George, as servicer of the Purchased
                Receivables, and each Subservicer, if any (each of St.George and each Subservicer, if any, for purposes of this paragraph only, a
                Servicer), as is requested for the purpose of compliance with
                Item 1108 of Regulation AB. Such information shall include, at a minimum:

                (i)     the Servicer's form of organisation;

                (ii)    a description of how long the Servicer has been
                        servicing residential housing loans; a general
                        discussion of the Servicer's experience in servicing
                        assets of any type as well as a more detailed discussion
                        of the Servicer's experience in, and procedures for, the
                        servicing function it will perform under this
                        Supplementary Terms Notice, the Servicing Agreement and
                        any other Transaction Document; information regarding
                        the size, composition and growth of the Servicer's
                        portfolio of residential housing loans of a type similar
                        to the Purchased Receivables and information on factors
                        related to the Servicer that may be material, in the
                        good faith judgment of

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                        the Manager, to any analysis of the servicing of the
                        Purchased Receivables or the related asset-backed
                        securities, as applicable, including, without
                        limitation:

                        (A)     whether any prior securitisations of housing
                                loans of a type similar to the Purchased
                                Receivables involving the Servicer have
                                defaulted or experienced an early amortisation
                                or other performance triggering event because of
                                servicing during the three-year period
                                immediately preceding the Closing Date;

                        (B)     the extent of outsourcing the Servicer utilises;

                        (C)     whether there has been previous disclosure of
                                material noncompliance with the applicable
                                servicing criteria with respect to other
                                securitisations of residential housing loans
                                involving the Servicer as a servicer during the
                                three-year period immediately preceding the
                                Closing Date;

                        (D)     whether the Servicer has been terminated as
                                servicer in a residential housing loan
                                securitisation, either due to a servicing
                                default or to application of a servicing
                                performance test or trigger; and

                        (E)     such other information as the Manager may
                                reasonably request for the purpose of compliance
                                with Item 1108(b)(2) of Regulation AB;

                (iii)   a description of any material changes during the
                        three-year period immediately preceding the Closing Date
                        to the Servicer's policies or procedures with respect to
                        the servicing function it will perform under this
                        Supplementary Terms Notice, the Servicing Agreement and
                        any other Transaction Document for housing loans of a
                        type similar to the Purchased Receivables;

                (iv)    information regarding the Servicer's financial
                        condition, to the extent that there is a material risk
                        that an adverse financial event or circumstance
                        involving the Servicer could have a material adverse
                        effect on the performance by St.George of its servicing
                        obligations under this Supplementary Terms Notice, the
                        Servicing Agreement or any other Transaction Document;

                (v)     information regarding advances made by the Servicer on
                        the Purchased Receivables and the Servicer's overall
                        servicing portfolio of residential housing loans for the
                        three-year period immediately preceding the Closing
                        Date, which may be limited to a statement by an
                        authorised officer of the Servicer to the effect that
                        the Servicer has made all advances required to be made
                        on residential housing loans serviced by it during such
                        period, or, if such statement would not be accurate,
                        information regarding the percentage and type of
                        advances not made as required, and the reasons for such
                        failure to advance;

                (vi)    a description of the Servicer's processes and procedures
                        designed to address any special or unique factors
                        involved in servicing loans of a similar type as the
                        Purchased Receivables;

                (vii)   a description of the Servicer's processes for handling
                        delinquencies, losses, bankruptcies and recoveries, such
                        as through liquidation of mortgaged properties, sale of
                        defaulted housing loans or workouts; and

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                (viii)  information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of
                        any grace period, re-aging, restructuring, partial
                        payments considered current or other practices with
                        respect to delinquency and loss experience.

        (e)     If so requested by the Manager for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, St.George shall (or shall cause each Subservicer, if any, to) (i) notify the Manager in writing of (A) any material litigation or governmental
                proceedings pending against St.George or any Subservicer and (B)
                any affiliations or relationships that develop following the
                Closing Date between St.George or any Subservicer, if any, and any of the parties specified in sub paragraph (ii)(D) of this clause 18.3 (and any other parties identified in writing by the requesting party) with respect to the issuance of the Notes, and
                (ii) provide to the Manager a description of such proceedings, affiliations or relationships.

        (f)     As a condition to the succession to St.George or any
                Subservicer, if any, as servicer or subservicer under this
                Supplementary Terms Notice, the Servicing Agreement or any other
                Transaction Document by any person:

                (i)     into which St.George or such Subservicer, if any, may be
                        merged or consolidated; or

                (ii)    which may be appointed as a successor to St.George or,
                        if applicable, any Subservicer, St.George shall provide
                        to the Manager, at least 15 calendar days prior to the
                        effective date of such succession or appointment:

                        (A)     written notice to the Manager of such succession
                                or appointment; and

                        (B)     in writing and in form and substance reasonably
                                satisfactory to the Manager, all information
                                reasonably requested by the Manager in order to
                                comply with its reporting obligation under Item
                                6.02 of Form 8-K with respect to any class of
                                asset-backed securities.

        (g)     In addition to such information as St.George, as servicer, is obligated to provide pursuant to other provisions of this
                Supplementary Terms Notice, the Servicing Agreement and any
                other Transaction Document, if so requested by the Manager,
                St.George shall provide such information regarding the
                performance or servicing of the Purchased Receivables as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB. Such information shall be provided concurrently with the monthly reports otherwise required to be delivered by the Trustee (or the Manager on its behalf) pursuant to clause 11(m)(i) of the
                Note Trust Deed, commencing with the first such report due not less than ten Business Days following such request.

18.4    SERVICER COMPLIANCE STATEMENT

        On or before 1 December of each calendar year, commencing in 2006,
        St.George shall deliver to the Manager a statement of compliance addressed to the Manager and signed by an authorised officer of
        St.George, to the effect that (i) a review of St.George's activities during the immediately preceding calendar year ended 30 September (or applicable portion thereof) and of its performance under this
        Supplementary Terms Notice, the Servicing Agreement and any other
        Transaction Document during

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        such period has been made under such officer's supervision, and (ii) to the best of such officers' knowledge, based on such review, St.George has fulfilled all of its obligations under this Supplementary Terms
        Notice, the Servicing Agreement and any other Transaction Document in all material respects throughout such calendar year ended 30 September
        (or applicable portion thereof) or, if there has been a failure to fulfil any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

18.5    REPORT ON ASSESSMENT OF COMPLIANCE AND ATTESTATION

        (a)     On or before 1 December of each calendar year, commencing in
                2006, St.George shall:

                (i)     deliver to the Manager a report (in form and substance
                        reasonably satisfactory to the Manager) regarding
                        St.George's assessment of compliance with the Servicing
                        Criteria during the immediately preceding calendar year
                        ended 30 September as required under Rules 13a-18 and
                        15d-18 of the Exchange Act and Item 1122 of Regulation
                        AB. Such report shall be addressed to the Manager and
                        signed by an authorised officer of St.George, and shall
                        address each of the Servicing Criteria specified on a
                        certification substantially in the form of schedule 6
                        delivered to the Manager concurrently with the execution
                        of this Supplementary Terms Notice;

                (ii)    deliver to the Manager a report of a registered public
                        accounting firm reasonably acceptable to the Manager
                        that attests to, and reports on, the assessment of
                        compliance made by St.George and delivered pursuant to
                        the preceding paragraph. Such attestation shall be in
                        accordance with Rules 1-02(a)(3) and 2-02(g) of
                        Regulation S-X under the Securities Act and the Exchange
                        Act;

                (iii)   cause each Subservicer, if any, and each Subcontractor,
                        if any, determined by St.George pursuant to clause
                        18.6(b) to be "participating in the servicing function"
                        within the meaning of Item 1122 of Regulation AB, to
                        deliver to the Manager an assessment of compliance and
                        accountants' attestation as and when provided in
                        paragraphs (a) and (b) of this clause 18.5; and

                (iv)    if requested by the Manager, not later than 1 November
                        of the calendar year in which such certification is to
                        be delivered, deliver to the Manager and any other
                        person that will be responsible for signing the
                        certification (a Sarbanes Certification) required by
                        Rules 13a-14(d) and 15d-14(d) under the Exchange Act
                        (pursuant to Clause 302 of the Sarbanes-Oxley Act of
                        2002) on behalf of an asset-backed issuer with respect
                        to the transactions contemplated by this Supplementary
                        Terms Notice a certification in the form attached hereto
                        as schedule 5.

                St.George acknowledges that the parties identified in clause
                (a)(iv) above may rely on the certification provided by
                St.George pursuant to such clause in signing a Sarbanes
                Certification and filing such with the Commission. The Manager will not request delivery of a certification under clause
                (a)(iv) above unless the Manager is required under the Exchange
                Act to file an annual report on Form 10-K with respect to an issuing entity whose asset pool includes Purchased Receivables.

        (b)     Each assessment of compliance provided by a Subservicer, if any, pursuant to this clause 18.5 shall address each of the Servicing
                Criteria specified on a certification substantially in

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                the form of schedule 6 hereto delivered to the Manager
                concurrently with the execution of this Supplementary Terms
                Notice or, in the case of a Subservicer, if any, subsequently appointed as such, on or prior to the date of such appointment.
                An assessment of compliance provided by a Subcontractor pursuant to clause 18.5(a)(iii) need not address any elements of the
                Servicing Criteria other than those specified by St.George pursuant to clause 18.6.

18.6    USE OF SUBSERVICERS AND SUBCONTRACTORS

        (a)     St.George shall not hire or otherwise utilise the services of any Subservicer to fulfil any of the obligations of St.George as servicer under this Supplementary Terms Notice, the Servicing
                Agreement or any other Transaction Document unless St.George complies with the provisions of paragraph (a) of this clause
                18.6. St.George shall not hire or otherwise utilise the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilise the services of any Subcontractor, to fulfil any of the obligations of St.George as servicer under this Supplementary Terms Notice, the Servicing Agreement or any
                other Transaction Document unless St.George complies with the provisions of paragraph (b) of this clause 18.6.

        (b)     It shall not be necessary for St.George to seek the consent of the Manager to the utilisation of any Subservicer. St.George shall cause any Subservicer used by St.George (or by any
                Subservicer) for the benefit of the Manager to comply with the provisions of this clause 18.6 and with clauses 18.2, 18.3(c)
                and (e), 18.4 and 18.5 of this Supplementary Terms Notice to the same extent as if such Subservicer were St.George, and to
                provide the information required with respect to such
                Subservicer under clause 18.3(d) of this Supplementary Terms
                Notice. St.George shall be responsible for obtaining from each
                Subservicer and delivering to the Manager any servicer
                compliance statement required to be delivered by such
                Subservicer under clause 18.4, any assessment of compliance and attestation required to be delivered by such Subservicer under clause 18.5 and any certification required to be delivered to the person that will be responsible for signing the Sarbanes
                Certification under clause 18.5 as and when required to be delivered.

        (c)     It shall not be necessary for St.George to seek the consent of the Manager to the utilisation of any Subcontractor. St.George shall promptly upon request provide to the Manager (or any designee of the Manager, such as a master servicer or
                administrator) a written description (in form and substance satisfactory to the Manager) of the role and function of each
                Subcontractor utilised by St.George or any Subservicer,
                specifying (i) the identity of each such Subcontractor, (ii)
                which (if any) of such Subcontractors are "participating in the servicing function" within the meaning of Item 1122 of
                Regulation AB, and (iii) which elements of the Servicing
                Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

        (d)     As a condition to the utilisation of any Subcontractor
                determined to be "participating in the servicing function"
                within the meaning of Item 1122 of Regulation AB, St.George shall cause any such Subcontractor used by St.George (or by any
                Subservicer) for the benefit of the Manager to comply with the provisions of clauses 18.5 and 18.7 of this Supplementary Terms
                Notice to the same extent as if such Subcontractor were
                St.George. St.George shall

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                be responsible for obtaining from each Subcontractor and
                delivering to the Manager any assessment of compliance and attestation required to be delivered by such Subcontractor under clause 18.5, in each case as and when required to be delivered.

18.7    INDEMNIFICATION; REMEDIES

        (a)     St.George shall indemnify the Manager, each affiliate of the
                Manager, and each of the following parties participating in transactions contemplated by this Supplementary Terms Notice:
                each sponsor and issuing entity; each person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to transactions
                contemplated by this Supplementary Terms Notice, or for
                execution of a certification pursuant to Rule 13a-14(d) or Rule
                15d-14(d) under the Exchange Act with respect to such
                transactions; each broker dealer acting as underwriter,
                placement agent or initial purchaser, each person who controls any of such parties or the Depositor (within the meaning of
                Section 15 of the Securities Act and Section 20 of the Exchange
                Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the
                Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

                (i)     (A)     any untrue statement of a material fact
                                contained or alleged to be contained in any
                                information, report, certification, accountants'
                                letter or other material provided in written or
                                electronic form under this clause 18 by or on
                                behalf of St.George, or provided under this
                                clause 18 by or on behalf of any Subservicer or
                                Subcontractor (collectively, the St.George
                                Information); or

                        (B)     the omission or alleged omission to state in the
                                St.George Information a material fact required
                                to be stated in the St.George Information or
                                necessary in order to make the statements
                                therein, in the light of the circumstances under
                                which they were made, not misleading; provided,
                                by way of clarification, that clause (B) of this
                                paragraph shall be construed solely by reference
                                to the St.George Information and not to any
                                other information communicated in connection
                                with a sale or purchase of securities, without
                                regard to whether the St.George Information or
                                any portion thereof is presented together with
                                or separately from such other information;

                (ii)    any failure by St.George, any Subservicer or any
                        Subcontractor to deliver any information, report,
                        certification, accountants' letter or other material
                        when and as required under this clause 18, including any
                        failure by St.George to identify pursuant to clause
                        18.6(b) any Subcontractor "participating in the
                        servicing function" within the meaning of Item 1122 of
                        Regulation AB; or

                (iii)   any breach by St.George of a representation or warranty
                        set forth in clause 18.2(a) or in a writing furnished
                        pursuant to clause 18.2(b) and made as of a date prior
                        to the Closing Date, to the extent that such breach is
                        not cured by the Closing Date, or

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                        any breach by St.George of a representation or warranty
                        in a writing furnished pursuant to clause 18.2(b) to the
                        extent made as of a date subsequent to the Closing Date.

                In the case of any failure of performance described in
                sub-paragraph (a)(ii) of this clause 18.7, St.George shall promptly reimburse the Manager, and each person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to the transactions contemplated by the Supplementary Terms Notice, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d)
                under the Exchange Act with respect to such transactions, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants'
                letter or other material not delivered as required by St.George, any Subservicer or any Subcontractor.

        (b)     (i)     Any failure by St.George, any Subservicer or any
                        Subcontractor to deliver any information, report,
                        certification, accountants' letter or other material
                        when and as required under this clause 18, or any breach
                        by St.George of a representation or warranty set forth
                        in clause 18.2(b) or in a writing furnished pursuant to
                        clause 18.2(b) and made as of a date prior to the
                        Closing Date, to the extent that such breach is not
                        cured by the Closing Date, or any breach by St.George of
                        a representation or warranty in a writing furnished
                        pursuant to clause 18.2(b) to the extent made as of a
                        date subsequent to the Closing Date, shall, except as
                        provided in sub-paragraph (a), immediately and
                        automatically, without notice or grace period,
                        constitute a Servicer Transfer Event with respect to
                        St.George, as servicer, under this Supplementary Terms
                        Notice, the Servicing Agreement and any other applicable
                        Transaction Document, and shall entitle the Manager, in
                        its sole discretion to terminate the rights and
                        obligations of St.George, as servicer, under this
                        Supplementary Terms Notice, the Servicing Agreement
                        and/or any other applicable Transaction Document without
                        payment (notwithstanding anything in this Supplementary
                        Terms Notice, the Servicing Agreement or any other
                        applicable Transaction Document to the contrary) of any
                        compensation to St.George; provided that to the extent
                        that any provision of this Supplementary Terms Notice,
                        the Servicing Agreement and/or any other applicable
                        Transaction Document expressly provides for the survival
                        of certain rights or obligations following termination
                        of St.George as servicer, such provision shall be given
                        effect.

                (ii)    Any failure by St.George, any Subservicer or any
                        Subcontractor to deliver any information, report,
                        certification or accountants' letter when and as
                        required under clause 18.4 or 19.5, including (except as
                        provided below) any failure by St.George to identify
                        pursuant to clause 18.6(b) any Subcontractor
                        "participating in the servicing function" within the
                        meaning of Item 1122 of Regulation AB, which continues
                        unremedied for ten calendar days after the date on which
                        such information, report, certification or accountants'
                        letter was required to be delivered shall constitute a
                        Servicer Transfer Event with respect to St.George, as
                        servicer, under this Supplementary Terms Notice, the
                        Servicing Agreement and any other

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                        applicable Transaction Document, and shall entitle the
                        Manager, in its sole discretion to terminate the rights
                        and obligations of St.George, as servicer, under this
                        Supplementary Terms Notice, the Servicing Agreement
                        and/or any other applicable Transaction Document without
                        payment (notwithstanding anything in any of the
                        foregoing documents to the contrary) of any compensation
                        to St.George; provided that to the extent that any
                        provision of any of the foregoing documents expressly
                        provides for the survival of certain rights or
                        obligations following termination of St.George, as
                        servicer, such provision shall be given effect.

                The Manager shall not be entitled to terminate the rights and obligations of St.George, as servicer, pursuant to this
                sub-paragraph (b)(ii) if a failure of St.George to identify a
                Subcontractor, if any, "participating in the servicing function"
                within the meaning of Item 1122 of Regulation AB was
                attributable solely to the role or functions of such
                Subcontractor with respect to housing loans other than the
                Purchased Receivables.

                (iii)   St.George shall promptly reimburse the Manager (or any
                        designee of the Manager) for all reasonable expenses
                        incurred by the Manager (or such designee), as such are
                        incurred, in connection with the termination of
                        St.George, as servicer, and the transfer of servicing of
                        the Purchased Receivables to a successor servicer. The
                        provisions of this paragraph shall not limit whatever
                        rights the Manager may have under other provisions of
                        this Supplementary Terms Notice, the Servicing Agreement
                        and/or any other applicable Transaction Document or
                        otherwise, whether in equity or at law, such as an
                        action for damages, specific performance or injunctive
                        relief.

19.     COMPLIANCE WITH REGULATION AB: THE CUSTODIAN

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19.1    INTENT OF THE PARTIES, REASONABLENESS

        The Custodian (for purposes of this clause 19, the SERVICING FUNCTION
        PARTICIPANT) and the Manager acknowledge and agree that the purpose of this clause 19 is to facilitate compliance by the Manager with the provisions of Regulation AB and related rules and regulations of the
        Commission.

        The Manager shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities
        Act, the Exchange Act and the rules and regulations of the Commission thereunder. The Servicing Function Participant acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agree to comply with requests made by the Manager in good faith for delivery of information under these provisions on the basis of evolving interpretations of
        Regulation AB. The Servicing Function Participant shall cooperate fully with the Manager to deliver to the Manager (including any of its assignees or designees) any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Manager to permit the Manager to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicing Function Participant, any Subservicer and the Purchased
        Receivables, or the servicing

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        of the Purchased Receivables, reasonably believed by the Manager to be necessary in order to effect such compliance.

        The Manager (including any of its assignees or designees) shall cooperate with the Servicing Function Participant by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the
        Manager's reasonable judgment, to comply with Regulation AB.

19.2    ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE SERVICING FUNCTION
        PARTICIPANT

        (a)     The Servicing Function Participant shall be deemed to represent to the Manager, as of the date on which information is first provided to the Manager under clause 19.3 that, except as
                disclosed in writing to the Manager prior to such date:

                (i)     it is not aware and has not received notice that any
                        default, early amortisation or other performance
                        triggering event has occurred as to any other
                        securitisation due to any act or failure to act of the
                        Servicing Function Participant;

                (ii)    it has not been terminated as trustee, custodian, note
                        trustee, or similar role, as applicable, in a
                        residential housing loan securitisation;

                (iii)   no material noncompliance with the applicable servicing
                        criteria with respect to other securitisations of
                        residential housing loans involving the Servicing
                        Function Participant has been disclosed or reported by
                        the Servicing Function Participant;

                (iv)    no material changes to the Servicing Function
                        Participant's policies or procedures with respect to the
                        servicing function it will perform under the Transaction
                        Documents for housing loans of a type similar to the
                        Purchased Receivables have occurred during the
                        three-year period immediately preceding the Closing
                        Date;

                (v)     there are no aspects of the Servicing Function
                        Participant's financial condition that could have a
                        material adverse effect on the performance by the
                        Servicing Function Participant of its obligations under
                        this Supplementary Terms Notice or any other Transaction
                        Document;

                (vi)    there are no material legal or governmental proceedings
                        pending (or known to be contemplated) against the
                        Servicing Function Participant or any Subservicer; and

                (vii)   there are no affiliations, relationships or transactions
                        relating to the Servicing Function Participant or any
                        Subservicer with respect to the transactions
                        contemplated by this Supplementary Terms Notice or any
                        other Transaction Document and any party thereto
                        identified by the Manager of a type described in Item
                        1119 of Regulation AB.

        (b)     If so requested by the Manager on any date following the date on which information is first provided to the Manager under clause
                19.3, the Servicing Function Participant shall, within five
                Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this clause 19.2 or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

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19.3    INFORMATION TO BE PROVIDED BY THE SERVICING FUNCTION PARTICIPANT

        (a)     The Servicing Function Participant shall:

                (i)     within five Business Days following request by the
                        Manager, provide to the Manager (or cause each
                        Subservicer, if any, to provide), in writing and in form
                        and substance reasonably satisfactory to the Manager,
                        the information and materials specified in paragraphs
                        (a), (b) and (c) of this clause 19.3, and

                (ii)    as promptly as practicable following notice to or
                        discovery by the Servicing Function Participant, provide
                        to the Manager (in writing and in form and substance
                        reasonably satisfactory to the Manager) the information
                        specified in paragraph (d) of this clause 19.3.

        (b)     If so requested by the Manager, the Servicing Function
                Participant shall provide such information regarding:

                (i)     itself; and

                (ii)    as applicable, each Subservicer, as is requested for the
                        purpose of compliance with Items 1103(a)(1), 1117 and
                        1119 of Regulation AB. Such information shall include,
                        at a minimum:

                        (A)     a description of any material legal or
                                governmental proceedings pending (or known to be
                                contemplated) against the Servicing Function
                                Participant and any Subservicer; and

                        (B)     a description of any affiliation or relationship
                                between the Servicing Function Participant, any
                                Subservicer and any of the following parties to
                                this transaction, as such parties are identified
                                to the Servicing Function Participant by the
                                Manager in writing in advance of this
                                transaction:

                                (1)     the sponsor;

                                (2)     the depositor;

                                (3)     the issuing entity;

                                (4)     any servicer;

                                (5)     any trustee;

                                (6)     any originator;

                                (7)     any significant obligor;

                                (8)     any enhancement or support provider; and

                                (9)     any other material transaction party.

        (c)     If so requested by the Manager for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Servicing Function
                Participant shall (or shall cause each Subservicer, if any, to)
                (i) notify the Manager in writing of (A) any material litigation or governmental proceedings pending against the Servicing
                Function Participant or any Subservicer and (B) any affiliations or relationships that develop following the Closing Date between the Servicing Function Participant or any

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                Subservicer, if any, and any of the parties specified in sub paragraph (ii)(B) of this clause 19.3 (and any other parties identified in writing by the requesting party) with respect to the issuance of the Notes, and (ii) provide to the Manager a description of such proceedings, affiliations or relationships.

        (d)     As a condition to the succession to a Servicing Function
                Participant or any Subservicer, if any, as servicer or
                subservicer under this Supplementary Terms Notice or any other
                Transaction Document by any person:

                (i)     into which the Servicing Function Participant or such
                        Subservicer, if any, may be merged or consolidated; or

                (ii)    which may be appointed as a successor to the Servicing
                        Function Participant or, if applicable, any Subservicer,
                        the Servicing Function Participant shall provide to the
                        Manager, at least 15 calendar days prior to the
                        effective date of such succession or appointment:

                        (A)     written notice to the Manager of such succession
                                or appointment; and

                        (B)     in writing and in form and substance reasonably
                                satisfactory to the Manager, all information
                                reasonably requested by the Manager in order to
                                comply with its reporting obligation under Item
                                6.02 of Form 8-K with respect to any class of
                                asset-backed securities.

        (e)     In addition to such information as the Servicing Function
                Participant is obligated to provide pursuant to other provisions of this Supplementary Terms Notice and any other Transaction
                Document, if so requested by the Manager, the Servicing Function
                Participant shall provide such information regarding the
                performance or servicing of the Purchased Receivables as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB. Such information shall be provided concurrently with the monthly reports otherwise required to be delivered by the Trustee (or the Manager on its behalf) pursuant to clause 11(m)(i) of the
                Note Trust Deed, commencing with the first such report due not less than ten Business Days following such request.

19.4    REPORT ON ASSESSMENT OF COMPLIANCE AND ATTESTATION

        (a)     On or before 1 December of each calendar year, commencing in
                2006, the Servicing Function Participant shall:

                (i)     deliver to the Manager a report (in form and substance
                        reasonably satisfactory to the Manager) regarding the
                        Servicing Function Participant's assessment of
                        compliance with the Servicing Criteria during the
                        immediately preceding calendar year ended 30 September
                        as required under Rules 13a-18 and 15d-18 of the
                        Exchange Act and Item 1122 of Regulation AB. Such report
                        shall be addressed to the Manager and signed by an
                        authorised officer of the Servicing Function
                        Participant, and shall address each of the Servicing
                        Criteria specified on a certification substantially in
                        the form of schedule 6 delivered to the Manager
                        concurrently with the execution of this Supplementary
                        Terms Notice;

                (ii)    deliver to the Manager a report of a registered public
                        accounting firm reasonably acceptable to the Manager
                        that attests to, and reports on, the assessment of

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                        compliance made by the Servicing Function Participant
                        and delivered pursuant to the preceding paragraph. Such
                        attestation shall be in accordance with Rules 1-02(a)(3)
                        and 2-02(g) of Regulation S-X under the Securities Act
                        and the Exchange Act; and

                (iii)   cause each Subservicer, if any, and each Subcontractor,
                        if any, determined by the Servicing Function Participant
                        pursuant to clause 19.6(b) to be "participating in the
                        servicing function" within the meaning of Item 1122 of
                        Regulation AB, to deliver to the Manager an assessment
                        of compliance and accountants' attestation as and when
                        provided in paragraphs (a) and (b) of this clause 19.5.

        (b)     Each assessment of compliance provided by a Subservicer, if any, pursuant to this clause 19.4 shall address each of the Servicing
                Criteria specified on a certification substantially in the form of schedule 6 hereto delivered to the Manager concurrently with the execution of this Supplementary Terms Notice or, in the case of a Subservicer, if any, subsequently appointed as such, on or prior to the date of such appointment. An assessment of
                compliance provided by a Subcontractor pursuant to clause
                19.4(a)(iii) need not address any elements of the Servicing
                Criteria other than those specified by the relevant Servicing
                Function Participant pursuant to clause 19.5.

19.5    USE OF SUBSERVICERS AND SUBCONTRACTORS

        (a)     The Servicing Function Participant shall not hire or otherwise utilise the services of any Subservicer to fulfil any of the obligations of the Servicing Function Participant under this
                Supplementary Terms Notice or any other Transaction Document unless the Servicing Function Participant complies with the provisions of paragraph (a) of this clause 19.5. The Servicing
                Function Participant shall not hire or otherwise utilise the services of any Subcontractor, and shall not permit any
                Subservicer to hire or otherwise utilise the services of any
                Subcontractor, to fulfil any of the obligations of the Servicing
                Function Participant under this Supplementary Terms Notice or any other Transaction Document unless the Servicing Function
                Participant complies with the provisions of paragraph (b) of this clause 19.5.

        (b)     It shall not be necessary for a Servicing Function Participant to seek the consent of the Manager to the utilisation of any
                Subservicer. The Servicing Function Participant shall cause any
                Subservicer used by it (or by any Subservicer) for the benefit of the Manager to comply with the provisions of this clause 19.5 and with clauses 19.2, 19.4 and 19.6 of this Supplementary Terms
                Notice to the same extent as if such Subservicer were the
                Servicing Function Participant, and to provide the information required with respect to such Subservicer under clause 19.3(c)
                of this Supplementary Terms Notice. The Servicing Function
                Participant shall be responsible for obtaining from each
                Subservicer and delivering to the Manager any assessment of compliance and attestation required to be delivered by such
                Subservicer under clause 19.4 and any certification required to be delivered to the person that will be responsible for signing the Sarbanes Certification under clause 18.5 as and when
                required to be delivered.

        (c)     It shall not be necessary for the Servicing Function Participant to seek the consent of the Manager to the utilisation of any
                Subcontractor. The Servicing Function Participant shall

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                promptly upon request provide to the Manager (or any designee of the Manager, such as a master servicer or administrator) a written description (in form and substance satisfactory to the
                Manager) of the role and function of each Subcontractor utilised by the Servicing Function Participant or any Subservicer,
                specifying (i) the identity of each such Subcontractor, (ii)
                which (if any) of such Subcontractors are "participating in the servicing function" within the meaning of Item 1122 of
                Regulation AB, and (iii) which elements of the Servicing
                Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

        (d)     As a condition to the utilisation of any Subcontractor
                determined to be "participating in the servicing function"
                within the meaning of Item 1122 of Regulation AB, the Servicing
                Function Participant shall cause any such Subcontractor used by the Servicing Function Participant (or by any Subservicer) for
                the benefit of the Manager to comply with the provisions of clauses 19.4 and 19.6 of this Supplementary Terms Notice to the same extent as if such Subcontractor were the Servicing Function
                Participant. The Servicing Function Participant shall be
                responsible for obtaining from each Subcontractor and delivering to the Manager any assessment of compliance and attestation required to be delivered by such Subcontractor under clause
                19.4, in each case as and when required to be delivered.

19.6    INDEMNIFICATION; REMEDIES

        (a)     The Servicing Function Participant shall indemnify the Manager, each affiliate of the Manager, and each of the following parties participating in transactions contemplated by this Supplementary
                Terms Notice: each sponsor and issuing entity; each person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to transactions contemplated by this Supplementary Terms Notice, or for execution of a certification pursuant to Rule 13a-14(d) or
                Rule 15d-14(d) under the Exchange Act with respect to such transactions; each broker dealer acting as underwriter,
                placement agent or initial purchaser, each person who controls any of such parties or the Depositor (within the meaning of
                Section 15 of the Securities Act and Section 20 of the Exchange
                Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the
                Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

                (i)     (A)     any untrue statement of a material fact
                                contained or alleged to be contained in any
                                information, report, certification, accountants'
                                letter or other material provided in written or
                                electronic form under this clause 19 by or on
                                behalf of the Servicing Function Participant, or
                                provided under this clause 19 by or on behalf of
                                any Subservicer or Subcontractor (collectively,
                                the Servicing Function Participant Information);
                                or

                        (B)     the omission or alleged omission to state in the
                                Servicing Function Participant Information a
                                material fact required to be stated in the
                                Servicing Function Participant Information or
                                necessary in order to make the statements
                                therein, in the light of the circumstances under
                                which they

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                                were made, not misleading; provided, by way of
                                clarification, that clause (B) of this paragraph
                                shall be construed solely by reference to the
                                Servicing Function Participant Information and
                                not to any other information communicated in
                                connection with a sale or purchase of
                                securities, without regard to whether the
                                Servicing Function Participant Information or
                                any portion thereof is presented together with
                                or separately from such other information;

                (ii)    any failure by the Servicing Function Participant, any
                        Subservicer or any Subcontractor to deliver any
                        information, report, certification, accountants' letter
                        or other material when and as required under this clause
                        19, including any failure by the Servicing Function
                        Participant to identify pursuant to clause 19.5(b) any
                        Subcontractor "participating in the servicing function"
                        within the meaning of Item 1122 of Regulation AB; or

                (iii)   any breach by the Servicing Function Participant of a
                        representation or warranty set forth in clause 19.2(a)
                        or in a writing furnished pursuant to clause 19.2(b) and
                        made as of a date prior to the Closing Date, to the
                        extent that such breach is not cured by the Closing
                        Date, or any breach by the Servicing Function
                        Participant of a representation or warranty in a writing
                        furnished pursuant to clause 19.2(b) to the extent made
                        as of a date subsequent to the Closing Date.

        In the case of any failure of performance described in sub-paragraph
        (a)(ii) of this clause 19.6, the relevant Servicing Function Participant shall promptly reimburse the Manager, and each person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to the transactions contemplated by the
        Supplementary Terms Notice, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such transactions, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants' letter or other material not delivered as required by the
        Servicing Function Participant, any Subservicer or any Subcontractor.

        (b)     (i)     Any failure by a Servicing Function Participant, any
                        Subservicer or any Subcontractor to deliver any
                        information, report, certification, accountants' letter
                        or other material when and as required under this clause
                        19, or any breach by a Servicing Function Participant of
                        a representation or warranty set forth in clause 19.2(b)
                        or in a writing furnished pursuant to clause 19.2(b) and
                        made as of a date prior to the Closing Date, to the
                        extent that such breach is not cured by the Closing
                        Date, or any breach by a Servicing Function Participant
                        of a representation or warranty in a writing furnished
                        pursuant to clause 19.2(b) to the extent made as of a
                        date subsequent to the Closing Date, shall, except as
                        provided in sub-paragraph (a), immediately and
                        automatically, without notice or grace period,
                        constitute a breach under this Supplementary Terms
                        Notice and any other applicable Transaction Document,
                        and shall entitle the Manager, in its sole discretion to
                        terminate the rights and obligations of the Servicing
                        Function Participant under this Supplementary Terms
                        Notice and/or any other applicable Transaction Document
                        without payment (notwithstanding anything in this
                        Supplementary Terms Notice or any other applicable
                        Transaction Document to the contrary) of

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                        any compensation to the Servicing Function Participant;
                        provided that to the extent that any provision of this
                        Supplementary Terms Notice and/or any other applicable
                        Transaction Document expressly provides for the survival
                        of certain rights or obligations following termination
                        of the Servicing Function Participant, such provision
                        shall be given effect.

                (ii)    Any failure by a Servicing Function Participant, any
                        Subservicer or any Subcontractor to deliver any
                        information, report, certification or accountants'
                        letter when and as required under clause 19.4, including
                        (except as provided below) any failure by a Servicing
                        Function Participant to identify pursuant to clause
                        19.5(b) any Subcontractor "participating in the
                        servicing function" within the meaning of Item 1122 of
                        Regulation AB, which continues unremedied for ten
                        calendar days after the date on which such information,
                        report, certification or accountants' letter was
                        required to be delivered shall constitute a breach with
                        respect to the Servicing Function Participant under this
                        Supplementary Terms Notice and any other applicable
                        Transaction Document, and shall entitle the Manager, in
                        its sole discretion to terminate the rights and
                        obligations of the Servicing Function Participant, under
                        this Supplementary Terms Notice and/or any other
                        applicable Transaction Document without payment
                        (notwithstanding anything in any of the foregoing
                        documents to the contrary) of any compensation to the
                        Servicing Function Participant; provided that to the
                        extent that any provision of any of the foregoing
                        documents expressly provides for the survival of certain
                        rights or obligations following termination of the
                        Servicing Function Participant, such provision shall be
                        given effect.

                        The Manager shall not be entitled to terminate the
                        rights and obligations of a Servicing Function
                        Participant pursuant to this sub-paragraph (b)(ii) if a
                        failure of the Servicing Function Participant to
                        identify a Subcontractor, if any, "participating in the
                        servicing function" within the meaning of Item 1122 of
                        Regulation AB was attributable solely to the role or
                        functions of such Subcontractor with respect to housing
                        loans other than the Purchased Receivables.

                (iii)   The Servicing Function Participant shall promptly
                        reimburse the Manager (or any designee of the Manager)
                        for all reasonable expenses incurred by the Manager (or
                        such designee), as such are incurred, in connection with
                        the termination of the Servicing Function Participant,
                        and the transfer of servicing of the Purchased
                        Receivables to a successor Servicing Function
                        Participant. The provisions of this paragraph shall not
                        limit whatever rights the Manager may have under other
                        provisions of this Supplementary Terms Notice and/or any
                        other applicable Transaction Document or otherwise,
                        whether in equity or at law, such as an action for
                        damages, specific performance or injunctive relief.

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20.     COMPLIANCE WITH REGULATION AB: THE NOTE TRUSTEE

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20.1    INTENT OF THE PARTIES, REASONABLENESS

        The Note Trustee (for purposes of this clause 20, the SERVICING FUNCTION
        PARTICIPANT) and the Manager acknowledge and agree that the purpose of this clause 20 is to facilitate compliance by the Manager with the provisions of Regulation AB and related rules and regulations of the
        Commission.

        The Manager shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities
        Act, the Exchange Act and the rules and regulations of the Commission thereunder. The Servicing Function Participant acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agree to comply with requests made by the Manager in good faith for delivery of information under these provisions on the basis of evolving interpretations of
        Regulation AB. The Servicing Function Participant shall use all reasonable endeavours to cooperate fully with the Manager to deliver to the Manager (including any of its assignees or designees) any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Manager to permit the
        Manager to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicing Function Participant, any
        Subservicer and the Purchased Receivables, or the servicing of the
        Purchased Receivables, reasonably believed by the Manager to be necessary in order to effect such compliance.

        The Manager (including any of its assignees or designees) shall cooperate with the Servicing Function Participant by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the
        Manager's reasonable judgment, to comply with Regulation AB.

20.2    INFORMATION TO BE PROVIDED BY THE SERVICING FUNCTION PARTICIPANT

        (a)     The Servicing Function Participant shall:

                (i)     within five Business Days following request by the
                        Manager, provide to the Manager, in writing and in form
                        and substance reasonably satisfactory to the Manager,
                        the information and materials specified in paragraphs
                        (a) and (b) of this clause 20.2, and

                (ii)    as promptly as practicable following notice to or
                        discovery by the Servicing Function Participant, provide
                        to the Manager (in writing and in form and substance
                        reasonably satisfactory to the Manager) the information
                        specified in paragraph (c) of this clause 20.2.

        (b)     If so requested by the Manager, the Servicing Function
                Participant shall provide such information regarding itself.
                Such information shall be:

                        (A)     a brief description of any material legal or
                                governmental proceedings pending (or known to be
                                contemplated) against the Servicing Function
                                Participant; and

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                        (B)     a description of any affiliation or relationship
                                between the Servicing Function Participant and
                                any of the following parties to this
                                transaction, as such parties are identified to
                                the Servicing Function Participant by the
                                Manager in writing:

                                (1)     the sponsor;

                                (2)     the depositor;

                                (3)     the issuing entity;

                                (4)     any servicer;

                                (5)     any trustee;

                                (6)     any originator;

                                (7)     any significant obligor;

                                (8)     any enhancement or support provider; and

                                (9)     any other material transaction party.

        (c)     As a condition to the succession to the Servicing Function
                Participant under this Supplementary Terms Notice or any other
                Transaction Document by any person:

                (i)     into which the Servicing Function Participant may be
                        merged or consolidated; or

                (ii)    which may be appointed as a successor to the Servicing
                        Function Participant, the Servicing Function Participant
                        shall provide to the Manager, at least 15 calendar days
                        prior to the effective date of such succession or
                        appointment:

                        (A)     written notice to the Manager of such succession
                                or appointment; and

                        (B)     in writing and in form and substance reasonably
                                satisfactory to the Manager, all information
                                reasonably requested by the Manager in order to
                                comply with its reporting obligation under Item
                                6.02 of Form 8-K with respect to any class of
                                asset-backed securities.

20.3    USE OF SUBSERVICERS AND SUBCONTRACTORS

        The Servicing Function Participant shall not hire or otherwise utilise the services of any Subservicer to fulfil any of the obligations of the
        Servicing Function Participant under this Supplementary Terms Notice or any other Transaction Document without the written consent of the
        Manager. The Servicing Function Participant shall not hire or otherwise utilise the services of any Subcontractor, and shall not permit any
        Subservicer to hire or otherwise utilise the services of any
        Subcontractor, to fulfil any of the obligations of the Servicing
        Function Participant under this Supplementary Terms Notice or any other
        Transaction Document without the written consent of the Manager.

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21.     COMPLIANCE WITH REGULATION AB: THE TRUSTEE

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21.1    INTENT OF THE PARTIES, REASONABLENESS

        The Trustee and the Manager acknowledge and agree that the purpose of this clause 21 is to facilitate compliance by the Manager with the provisions of Regulation AB and related rules and regulations of the
        Commission.

        The Manager shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities
        Act, the Exchange Act and the rules and regulations of the Commission thereunder. The Manager shall not request the delivery of information or other performance under this clause 21.1 unless the Manager is required under the Exchange Act to file an annual report on Form 10-K with respect to the Securitisation Fund. The Trustee shall cooperate fully with the Manager to deliver to the Manager (including any of its assignees or designees) any and all statements, reports, certifications, records and any other information (within the control of the Trustee or for which the Trustee is responsible) necessary in the good faith determination of the Manager to permit the Manager to comply with the provisions of Regulation AB, together with such disclosures relating to the Trustee and the Purchased Receivables, or the servicing of the
        Purchased Receivables, reasonably believed by the Manager and the
        Trustee to be necessary in order to effect such compliance.

        The Manager (including any of its assignees or designees) shall cooperate with the Trustee by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Manager's reasonable judgment, to comply with Regulation AB.

21.2    INFORMATION TO BE PROVIDED BY THE TRUSTEE

        (a)     The Trustee shall, within five Business Days following request by the Manager, provide to the Manager, in writing and in form and substance reasonably satisfactory to the Manager, the
                information and materials specified in paragraphs (b) and (c) of this clause 21.2.

        (b)     If so requested by the Manager, the Trustee shall provide such information regarding itself, as is requested for the purpose of compliance with Rules 13a and 15d of the Exchange Act and Items
                1103(a)(1), 1117 and 1119 of Regulation AB. Such information will be:

                (i)     a description of any material legal or governmental
                        proceedings pending (or known to be contemplated)
                        against the Trustee that is material to Noteholders as
                        determined by the Trustee acting in accordance with the
                        Transaction Documents; and

                (ii)    a description of:

                        (A)     any affiliation within the meaning of Item
                                1119(a); or

                        (B)     any relationship within the meaning of Items
                                1119(b) or 1119(c),

                        between the Trustee and any of the following parties to
                        this transaction, as such parties are identified to the
                        Trustee by the Manager in writing:

                                (1)     the sponsor;

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                                (2)     the depositor;

                                (3)     the issuing entity;

                                (4)     any servicer;

                                (5)     any trustee;

                                (6)     any originator;

                                (7)     any significant obligor;

                                (8)     any enhancement or support provider; and

                                (9)     and any other entity specifically
                                        notified to the Trustee,

                        in each case, as determined by the Trustee in accordance
                        with the Transaction Documents.

        (c)     If the Trustee merges or is consolidated with another legal entity, the Trustee shall provide to the Manager, at least 15 calendar days prior to the effective date of such merger or consolidation:

                        (A)     written notice to the Manager of such merger or
                                consolidation; and

                        (B)     in writing and in form and substance reasonably
                                satisfactory to the Manager, all information
                                reasonably requested by the Manager in order to
                                comply with its reporting obligation under Item
                                6.02 of Form 8-K with respect to any class of
                                asset-backed securities.

21.3    REPORT ON ASSESSMENT OF COMPLIANCE AND ATTESTATION

        (a)     On or before 1 December of each calendar year, commencing in
                2006, the Trustee, to the extent that the Trustee is, at the time of such request, participating in the servicing function, shall:

                (i)     deliver to the Manager a report (in form and substance
                        reasonably satisfactory to the Manager) regarding the
                        Trustee's assessment of compliance with the Servicing
                        Criteria during the immediately preceding calendar year
                        ended 30 September as required under Rules 13a-18 and
                        15d-18 of the Exchange Act and Item 1122 of Regulation
                        AB. Such report shall be addressed to the Manager and
                        signed by an authorised officer of the Trustee, and
                        shall address each of the Servicing Criteria (but only
                        with respect to such of the Servicing Criteria that the
                        Trustee performs) specified on a certification
                        substantially in the form of schedule 1 to this
                        Supplementary Terms Notice delivered to the Manager
                        concurrently with the execution of this Supplementary
                        Terms Notice;

                (ii)    deliver to the Manager a report of a registered public
                        accounting firm reasonably acceptable to the Manager
                        that attests to, and reports on, the assessment of
                        compliance made by the Trustee and delivered pursuant to
                        the preceding paragraph. Such attestation shall be in
                        accordance with Rules 1-02(a)(3) and 2-02(g) of
                        Regulation S-X under the Securities Act and the Exchange
                        Act.

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21.4    USE OF SUBSERVICERS AND SUBCONTRACTORS

        The Trustee shall not hire or otherwise utilise the services of any
        Subservicer to fulfil any of the obligations of the Trustee under this
        Supplementary Terms Notice or any other Transaction Document without the written consent of the Manager. The Trustee shall not hire or otherwise utilise the services of any Subcontractor, and shall not permit any
        Subservicer to hire or otherwise utilise the services of any
        Subcontractor, to fulfil any of the obligations of the Trustee under this Supplementary Terms Notice or any other Transaction Document without the written consent of the Manager.

21.5    INDEMNIFICATION; REMEDIES

        (a)     The Trustee shall indemnify the Manager and St.George (each an
                INDEMNIFIED PARTY) and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain directly or as a result of:

                (i)     (A)     any untrue statement of a material fact
                                contained or alleged to be contained in any
                                information, certification or accountants'
                                letter provided in written or electronic form
                                and identified as being provided under this
                                clause 21 by the Trustee, (collectively, the
                                Trustee Information) or any failure to disclose
                                any non-compliance with any of the Servicing
                                Criteria that the Trustee performs; provided
                                that in the case of any untrue statement of a
                                material fact contained in the accountant's
                                letter, the Trustee will indemnify and hold
                                harmless the relevant Indemnified Party only to
                                the extent of the sum that the Trustee recovers
                                from the accounting firm providing such
                                accountant's letter; provided, further, that the
                                Trustee will not indemnify or hold harmless the
                                relevant Indemnified Party to the extent that
                                the untrue statement of a material fact
                                contained in the Trustee Information relates to
                                information provided to the Trustee by the
                                relevant Indemnified Party to enable such party
                                to complete its duties under the Transaction
                                Documents; or

                        (B)     the omission or alleged omission to state in the
                                Trustee Information a material fact required to
                                be stated in the Trustee Information or
                                necessary in order to make the statements
                                therein, in the light of the circumstances under
                                which they were made, not misleading; provided,
                                by way of clarification, that clause (B) of this
                                paragraph shall be construed solely by reference
                                to the Trustee Information and not to any other
                                information communicated in connection with a
                                sale or purchase of securities, without regard
                                to whether the Trustee Information or any
                                portion thereof is presented together with or
                                separately from such other information provided,
                                further that in the case of the omission to
                                state in an accountant's letter a material fact
                                required to be stated in the accountant's letter
                                or necessary in order to make the statements
                                therein, in the light of the circumstances under
                                which they were made, not misleading, the
                                Trustee will indemnify and hold harmless the
                                relevant Indemnified Party only to

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                                the extent of the sum that the Trustee recovers
                                from the accounting firm providing such
                                accountant's letter; provided, further, that the
                                Trustee will not indemnify or hold harmless the
                                relevant Indemnified Party to the extent that
                                the omission to state in the Trustee Information
                                a material fact required to be stated in the
                                Trustee Information or necessary in order to
                                make the statements therein, in light of the
                                circumstances under which they were made, not
                                misleading, relates to information provided to
                                the Trustee by the relevant Indemnified Party to
                                enable such party to complete its duties under
                                the Transaction Documents; or

                (ii)    any failure by the Trustee, to deliver any information,
                        certification or accountants' letter when and as
                        required under this clause 21;

                In the case of any failure of performance described in
                sub-paragraph (a)(ii) of this clause 21.5, the Trustee shall promptly reimburse the relevant Indemnified Party for all costs reasonably incurred by it in order to obtain the information, certification or accountants' letter not delivered as required by the Trustee.

        (b)     (i)     Subject to (b)(ii) below any failure by the Trustee to
                        deliver any information, certification or accountants'
                        letter when and as required under this clause 21, shall,
                        except as provided in sub-paragraph (a), entitle the
                        Manager, in its sole discretion to terminate the
                        appointment of the Trustee under this Supplementary
                        Terms Notice and/or any other applicable Transaction
                        Document without payment (notwithstanding anything in
                        this Supplementary Terms Notice or any other applicable
                        Transaction Document to the contrary) of any
                        compensation to the Trustee without prejudice to any
                        fees, costs or expenses incurred prior to the date of
                        such termination; provided that to the extent that any
                        provision of this Supplementary Terms Notice and/or any
                        other applicable Transaction Document expressly provides
                        for the survival of certain rights or obligations
                        following termination of the Trustee, such provision
                        shall be given effect.

                (ii)    Any failure by the Trustee to deliver any information,
                        report, certification or accountants' letter when and as
                        required under clause 21.3, which continues unremedied
                        for ten calendar days after the date on which such
                        information, report, certification or accountants'
                        letter was required to be delivered shall constitute a
                        breach with respect to the Trustee under this
                        Supplementary Terms Notice and any other applicable
                        Transaction Document, and shall entitle the Manager, in
                        its sole discretion, to terminate the rights and
                        obligations of the Trustee, under this Supplementary
                        Terms Notice and/or any other applicable Transaction
                        Document without payment (notwithstanding anything in
                        any of the foregoing documents to the contrary) of any
                        compensation to the Trustee; provided that to the extent
                        that any provision of any of the foregoing documents
                        expressly provides for the survival of certain rights or
                        obligations following termination of the Trustee, such
                        provision shall be given effect.

                (iii)   The Trustee shall promptly reimburse the Manager for all
                        reasonable expenses incurred by the Manager, as such are
                        incurred, in connection with the removal of the Trustee,
                        and the appointment of a successor Trustee. The
                        provisions of this

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                        paragraph shall not limit whatever rights the Manager
                        may have under other provisions of this Supplementary
                        Terms Notice and/or any other applicable Transaction
                        Document or otherwise, whether in equity or at law, such
                        as an action for damages, specific performance or
                        injunctive relief.

22.     ACKNOWLEDGMENTS

--------------------------------------------------------------------------------

        (a)     The parties to the Transaction Documents agree that the Code of
                Banking Practice 2003 (CODE) does not apply to any Transaction
                Document or any transaction or service under any Transaction
                Document.

                (i)     The parties to the Transaction Documents (other than the
                        Note Trustee) acknowledge that St.George is bound by the
                        Code in respect of its dealings with some or all
                        Mortgagors and agree that if the application of the Code
                        to those dealings makes an amendment to any Transaction
                        Document necessary or desirable, in the opinion of
                        St.George, then the parties will negotiate such
                        amendments in good faith.

23.     GOVERNING LAW

--------------------------------------------------------------------------------

        This Supplementary Terms Notice is governed by the laws of New South
        Wales. Each party submits to the non-exclusive jurisdiction of the courts exercising jurisdiction there.

24.     COUNTERPARTS

--------------------------------------------------------------------------------

        This Supplementary Terms Notice may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument.

25.     ANTI-MONEY LAUNDERING

--------------------------------------------------------------------------------

        (a)     Subject to paragraph (b), each party (the PROVIDER) must, on the request of any other party (the RECIPIENT), provide the
                Recipient with any information or document in the Provider's possession or otherwise readily available to the Provider, where such information or document is required by the Recipient to comply with any applicable anti-money laundering or
                counter-terrorism financing laws including any such laws
                requiring the Recipient to carry out "know your customer" or other identification checks or procedures (RELEVANT LAWS).

        (b)     The Provider's obligations under paragraph (a) are subject to any confidentiality, privacy or other obligations imposed by law on the Provider in relation to the requested information or document, except to the extent overridden by the Relevant Laws.

        (c)     Each party must comply with any Relevant Laws applicable to it, to the extent required to comply with its obligations under the
                Transaction Documents. Any party may decline to perform any obligation under the Transaction Documents to the extent it forms the view, in its reasonable opinion, that notwithstanding that it has taken all action to comply with any

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                applicable Relevant Laws, it is required by Relevant Laws to decline to perform any such obligation.

        (d)     To the maximum extent permitted by law, each party and each
                Mortgagee (as defined in the Security Trust Deed) releases, to the extent that it is able, each other party from any
                confidentiality, privacy or general law obligations that such other party would otherwise owe and which would otherwise
                prevent such other party from providing any information or documents requested in accordance with this clause or any
                similar clause in any other Transaction Document.

EXECUTED as a deed poll.

Each attorney executing this deed states that he or she has no notice, revocation or suspension of his or her power of attorney.

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TRUSTEE

SIGNED SEALED AND DELIVERED for PERPETUAL
TRUSTEES CONSOLIDATED LIMITED by its attorney
under power of attorney in the presence of:

/s/ Matthew Leibowitz
----------------------------------      ---------------------------------------
Witness Signature                       Attorney Signature  /s/ Andrea Ruver

MATTHEW LEIBOWITZ
----------------------------------      ---------------------------------------
Print Name                              Print Name Andrea Ruver

MANAGER

SIGNED SEALED AND DELIVERED for CRUSADE
MANAGEMENT LIMITED by its attorney under
power of attorney in the presence of:

/s/ Matthew Leibowitz
----------------------------------      ----------------------------------------
Witness Signature                       Attorney Signature  /s/ Andrew Jinks

MATTHEW LEIBOWITZ
----------------------------------      ----------------------------------------
Print Name                              Print Name Andrew Jinks

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APPROVED SELLER/SERVICER

SIGNED SEALED AND DELIVERED for ST.GEORGE
BANK LIMITED by its attorney under power of
attorney in the presence of:

/s/ Matthew Leibowitz
----------------------------------      ----------------------------------------
Witness Signature                       Attorney Signature  /s/ Andrew Jinks

MATTHEW LEIBOWITZ
----------------------------------      ----------------------------------------
Print Name                              Print Name  Andrew Jinks

CUSTODIAN

SIGNED SEALED AND DELIVERED for ST.GEORGE
CUSTODIAL PTY LIMITED by its attorney under
power of attorney in the presence of:

/s/ Matthew Leibowitz
----------------------------------      ----------------------------------------
Witness Signature                       Attorney Signature  /s/ Andrew Jinks

MATTHEW LEIBOWITZ
----------------------------------      ----------------------------------------
Print Name                              Print Name  Andrew Jinks

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SECURITY TRUSTEE

SIGNED SEALED AND DELIVERED for P.T. LIMITED
by its attorney under power of attorney in the
presence of:

/s/ Matthew Leibowitz
----------------------------------      ----------------------------------------
Witness Signature                       Attorney Signature

MATTHEW LEIBOWITZ                       /S/ ANDREA RUVER
----------------------------------      ----------------------------------------
Print Name                              Print Name  Andrea Ruver

NOTE TRUSTEE

EXECUTED for and on behalf of THE BANK OF NEW YORK
by:

/s/ Tony Lee
----------------------------------------
Authorised Signatory

TONY LEE, ASSISTANT VICE PRESIDENT
----------------------------------------
Print Name

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SCHEDULE 1

An Eligible Receivable means a Loan which, as at the Cut-Off Date for that Loan:

(a)     it is sourced from the Approved Seller's general portfolio of residential mortgage loans;

(b)     is secured by a Receivable Security that constitutes a first ranking mortgage over residential (owner-occupied or investment) land situated in capital city metropolitan areas or regional centres in Australia which is or will be registered under the Real Property Legislation, or where a Receivable Security is not, or will not be when registered be, a first ranking mortgage, the relevant Sale Notice includes an offer in relation to all prior ranking registered mortgages;

(c)     is secured by a Receivable Security over a Mortgaged Property which has erected on it a residential dwelling and which is required by the
        Receivable Agreement to be covered by general insurance by insurers approved in accordance with the Transaction Documents;

(d)     has an LVR:

        (i)     less than or equal to 80% for Low Doc Loans;

        (ii)    less than or equal to 95% for all other Loans;

(e)     was not purchased by the Approved Seller but was approved and originated by the Approved Seller in the ordinary course of its business;

(f)     under which the relevant Obligor does not owe more than A$1,500,000;

(g)     the relevant Obligor in respect of which was required to repay the
        Receivable within 30 years of the Cut-Off Date;

(h)     no payment from the Obligor is in Arrears for more than 31 consecutive days;

(i)     the sale of an equitable interest, or the sale of an equitable interest, in any related Receivable Security, does not contravene or conflict with any law;

(j)     together with the related Receivable Security, has been or will be stamped, or has been taken by the relevant stamp duties authority to be stamped, with all applicable duty;

(k)     amortises in full by the end of its term;

(l)     is secured by a Receivable Security that is covered by mortgage insurance from a Mortgage Insurer under the relevant Mortgage Insurance
        Policy for 100% of amounts outstanding under the relevant loans (but not including timely payment cover);

(m)     complies in all material respects with applicable laws, including the
        Consumer Credit Legislation;

(n)     was fully drawn as of its origination;

(o)     is subject to the terms and conditions of the Approved Seller's Fixed
        Rate Loans, which bear a fixed rate of interest for up to 5 years as of the cut off date; its Great Australian Home Loan product; its Essential
        Home Loan product, or its Standard Variable Rate Home Loan product, including sub products of Loyalty Loans, which are entitled to a
        "loyalty" rate due to a home loan relationship with

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        the Approved Seller of 5 years or more and Discount Variable Rate Home
        Loans and Introductory Fixed Rate Home Loans, which are available only for new borrowers to St.George Bank; and

(p)     has a maturity date at least one year before the maturity date of the
        Notes.

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SCHEDULE 2

APPLICATION FOR A$ NOTES

CRUSADE GLOBAL TRUST NO. 2 OF 2006

--------------------------------------------------------------------------------

To:     Perpetual Trustees Consolidated Limited as trustee of the Crusade
Global Trust No. 2 of 2006 (the TRUSTEE)

From:   _________________________________________________________ (ABN [*])

                               (Name)

        of_________________________________________________ (the APPLICANT).

                              (Address)

APPLICATION

--------------------------------------------------------------------------------

The Applicant applies for the following [Class A-3 Notes/Class B Notes/Class C
Notes] (delete whichever is not applicable) (the NOTES) to be issued by the
Trustee as trustee of the Crusade Global Trust No. 2 of 2006 (the TRUST) under the Master Trust Deed dated 14 March 1998 (as amended from time to time)
establishing the Crusade Trusts (the MASTER TRUST DEED):

1.      The Notes applied for are:

[*]

2.      The amount of Notes applied for is:

[*]

APPLICANT BOUND

--------------------------------------------------------------------------------

The Applicant agrees that the Notes will be issued subject to, and agrees to be bound by, the provisions of the Master Trust Deed, the Supplementary Terms
Notice in relation to the Notes dated 19 September 2006 and the Security Trust
Deed dated 14 September 2006 in relation to the Trust.

ACKNOWLEDGMENT BY APPLICANT

--------------------------------------------------------------------------------

The Applicant acknowledges that the liability of the Trustee to make payments in respect of the Notes is limited to its right of indemnity from the assets of the
Trust from time to time available to make such payments under the Master Trust
Deed.

The Applicant further acknowledges that:

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(a)     it has independently and without reliance on St.George Bank Limited
        (ST.GEORGE), the Trustee, the Manager or any other person (including without reliance on any materials prepared or distributed by any of the above) made its own assessment and investigations regarding its investment in the Notes;

(b)     it understands that the Notes do not represent deposit or other liabilities of St.George or Associates of St.George;

(c)     the Applicant's holding of the Notes is subject to investment risk, including possible delays in repayment and loss of income and principal invested; and

(d)     neither St.George nor any Associate of St.George in any way stands behind the capital value and/or performance of the Notes or the Assets of the Trust except to the limited extent provided in the Transaction
        Documents for the Trust.

GENERAL

--------------------------------------------------------------------------------

Payments due under the Notes may be made:

o       by cheque posted to the above address

o       to the credit of the following account:

        Name of Bank:
        Address of Bank:
        Account Details:
        Account No.:
        Name of Account:

A Marked Note Transfer of the abovementioned Notes is required:  Yes/No.

Applicant's Tax File Number:

INTERPRETATION

--------------------------------------------------------------------------------

Each expression used in this Application for A$ Notes that is not defined has the same meaning as in the Master Trust Deed or the relevant Supplementary Terms
Notice. Dated:

SIGNED: _________________________________________

*       This Application for A$ Notes together with a cheque for the amount of the A$ Notes applied for should be sent to the Trustee at the address above.

*       Where the Applicant is a trustee, this Application for A$ Notes must be completed in the name of the trustee and signed by the trustee without reference to the trust.

*       Where this Application for A$ Notes is executed by a corporation, it must be executed either under common seal by two directors or a director and a secretary or under a power of attorney.

*       If this Application for A$ Notes is signed under a power of attorney, the attorney is taken, upon signing, to certify that it has not received notice of revocation of that power of attorney. A certified copy of the power of attorney must be lodged with this Application for A$ Notes.

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SCHEDULE 3

NOTE ACKNOWLEDGMENT

CRUSADE GLOBAL TRUST NO. 2 OF 2006

--------------------------------------------------------------------------------

CLASS:

INITIAL INVESTED AMOUNT:

INTEREST RATE:

INTEREST PAYMENT DATES:

PRINCIPAL AMORTISATION DATES:

FINAL MATURITY DATE:

This confirms that:

NOTEHOLDER:

ABN (if applicable):

ADDRESS:

appears in the Register as the holder of the abovementioned Notes (the NOTES).

The Notes are issued by Perpetual Trustees Consolidated Limited in its capacity as trustee of the abovementioned Trust (the TRUST) (in that capacity, the
TRUSTEE) under a Master Trust Deed dated 14 March 1998 (as amended from time to time) establishing the Crusade Trusts (the MASTER TRUST DEED).

The Notes are issued subject to the provisions of the Master Trust Deed, the
Supplementary Terms Notice in relation to the Notes dated 19 September 2006 and the Security Trust Deed dated 14 September 2006. A copy of the Master Trust
Deed, the Supplementary Terms Notice and the Security Trust Deed are available for inspection by Noteholders at the offices of Crusade Management Limited (ABN
90 072 715 916) at St.George House, 14-16 Montgomery Street, Kogarah, New South
Wales 2217.

The Trustee's liability to make payments in respect of the Notes is limited to its right of indemnity from the Assets of the Trust from time to time available to make such payments under the Master Trust Deed and Supplementary Terms
Notice. All claims against the Trustee in relation to the Notes may only be satisfied out of the Assets of the Trust except in the case of (and to the extent of) any fraud, negligence or wilful default on the part of the Trustee or its officers, employees, any agent or delegate employed by the Trustee to carry out any transactions contemplated by the Master Trust Deed, the Supplementary
Terms Notice in relation to the Notes and the Security Trust Deed referred to above.

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Each Noteholder is required to accept any distribution of moneys under the
Security Trust Deed in full and final satisfaction of all moneys owing to it, and any debt represented by any shortfall that exists after any such final distribution is extinguished.

The Trustee shall not be liable to satisfy any obligations or liabilities from its personal assets except in the case (and to the extent) of any fraud, negligence or Default on the part of the Trustee or its officers, employees or an agent or delegate employed by the Trustee to carry out any transactions contemplated by the Master Trust Deed, the Supplementary Terms Notice in
relation to the Notes and the Security Trust Deed referred to above. Neither the
Trustee nor the Manager guarantees the payment of interest or the repayment of principal due on the Notes.

This Note Acknowledgment is not a certificate of title and the Register is the only conclusive evidence of each abovementioned Noteholder's entitlement to
Notes.

Transfers of Notes must be under a Note Transfer in the form contained in
Schedule 4 to the Supplementary Terms Notice (copies of which are available from then Trustee at its abovementioned address). Executed Note Transfers must be submitted to the Trustee.

Each expression used in this Note Acknowledgment that is not defined has the same meaning as in the Master Trust Deed.

This Note Acknowledgment and the Notes to which it relates will be governed by the laws of the New South Wales.

Dated:

Executed in New South Wales for and on behalf of Perpetual Trustees Consolidated
Limited

_________________________________
Authorised Signatory

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SCHEDULE 4

NOTE TRANSFER AND ACCEPTANCE

CRUSADE GLOBAL TRUST NO. 2 OF 2006

--------------------------------------------------------------------------------

To:     Perpetual Trustees Consolidated Limited              Date Lodged [*]
        as trustee of the                                    REGISTRY USE ONLY
        Crusade Global Trust No. 2 of 2006 (the TRUSTEE)

TRANSFEROR

(Full name, ACN/ABN (if applicable) and address):

(please print)

APPLIES TO ASSIGN AND TRANSFER TO

TRANSFEREE

(Full name, ACN/ABN (if applicable) and address):

(please print)

and its/their executors, administrators or assigns

The following Notes in the Crusade Global Trust No. 2 of 2006

Number of Notes:

Class:

Initial Invested Amount:

Interest Payment Dates:

Principal Amortisation Dates:

Final Maturity Date:

Consideration Payable: $[*]

and all my/our/its property and interests in rights to those Notes and to the interest accrued on them.

TRANSFEROR              ______________________________________________________

(Signature:  see Notes)

WITNESS         __________________________________   Date:

TRANSFEREE              _____________________________________________________

(Signature:  see Notes)

WITNESS         __________________________________   Date:

PAYMENTS (Tick where appropriate)

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*       In accordance with existing instructions (existing holders only)

*       By cheque posted to the above address

*       By credit to the following account in Australia in the name of the
        Transferee only

Tax File Number (if applicable):

Authorised signature of Transferee          __________________________________

Date:

NOTES:

1.      The Transferor and the Transferee acknowledge that the transfer of the
        Notes specified in this Transfer and Acceptance (the NOTES) shall only take effect on the entry of the Transferee's name in the Register as the holder of the Notes.

2.      The Transferee agrees to accept the Notes subject to the provisions of the Master Trust Deed dated 14 March 1998 (as amended from time to time)
        establishing the Crusade Trusts (the TRUST DEED), the Supplementary
        Terms Notice in relation to the Notes dated 19 September 2006 and the related Security Trust Deed dated 14 September 2006.

3.      The Transferee acknowledges that it has independently and without reliance on St.George Bank Limited (ABN 92 055 513 070), the Trustee,
        Crusade Management Limited (ABN 90 072 715 916) (the MANAGER) or any
        other person (including without reliance on any materials prepared or distributed by any of the above) made its own assessment and investigations regarding its investment in the Notes.

4.      The Trustee's liability to make payments in respect of the Notes is limited to its right of indemnity from the assets of the abovementioned
        Trust from time to time available to make such payments under the Trust
        Deed.

5.      Where the Transferor and/or the Transferee is a trustee, this Note
        Transfer must be completed in the name of the trustee and signed by the trustee without reference to the trust.

6.      Where this Note Transfer is executed by a corporation, it must be executed either under common seal by two directors or a director and a secretary or under a power of attorney.

7.      If this Transfer and Acceptance is signed under a power of attorney, the attorney certifies that it has not received notice of revocation of that power of attorney. A certified copy of the power of attorney must be lodged with this Note Transfer.

8.      This Note Transfer must be lodged with the Trustee for registration.

9.      The Trustee may, in the manner and for the period specified in the Trust
        Deed and any relevant Supplementary Terms Notice, close the Register.
        The total period that the Register may be closed will not exceed 30 days
        (or such other period agreed to by the Manager) in aggregate in any calendar year. No Note Transfer received after 4:00pm Sydney time on the day of closure of the Register or whilst the Register is closed will be registered until the Register is re-opened.

10.     If the Transferee is a non-resident for Australian taxation purposes, withholding tax will be deducted from all interest payments unless an exemption is provided to the Trustee or withholding tax is no longer payable as a result of any change in the relevant Australian laws.

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        The Notes covered hereby have not been registered under the United
        States Securities Act of 1933 as amended (the SECURITIES ACT) and may not be offered and sold within the United States or to or for the account or benefit of United States persons:

        (i)     as part of their distribution at any time; or

        (ii)    otherwise until after the 40 day distribution compliance period of such Notes, as determined and certified by the Dealers,

        except in either case in accordance with Regulation S under the
        Securities Act. Terms used above have the meanings given to them by
        Regulation S.

11.     No transfer may be made of any Notes in circumstances which would fail to comply with all applicable provisions of the Financial Services and
        Markets Act 2000 and all rules and regulations made thereunder.

12.     [INSERT ANY RESTRICTIONS ON THE TRANSFER OF NOTES.]

[MARKING WHERE CLAUSE 7.15 OF THE MASTER TRUST DEED APPLIES]

13.     The Trustee certifies that the Transferor is inscribed in the Register as the holder of the Notes specified in this Note Transfer and that it will not register any transfer of such Notes other than under this Note
        Transfer before [INSERT DATE].

Dated:

For and on behalf of Perpetual Trustees Consolidated Limited as trustee of the
Crusade Global Trust No. 2 of 2006

________________________________________

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SCHEDULE 5

FORM OF ANNUAL CERTIFICATION

--------------------------------------------------------------------------------

I, [identify the certifying individual], certify that:

1.      have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on
        Form 10-K of Crusade Global Trust No. 2 of 2006 (the "Exchange Act
        periodic reports");

2.      Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.      Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4.      Based on my knowledge and the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer(s) [has/have]
        fulfilled [its/their] obligations under the servicing agreement(s); and

5.      All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with
        Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form
        10-K.

[In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties [name of servicer, sub-servicer, co-servicer, depositor or trustee].]

Date: ...............

[Signature] [Title]

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SCHEDULE 6

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

--------------------------------------------------------------------------------

The assessment of compliance to be delivered by [St.George Bank Limited]
[Perpetual Trustees Consolidated Limited] [Crusade Management Limited] [The Bank
of New York (it its various capacities] [St.George Custodial Pty Limited]
[Currency Swap Provider] [Name of Subservicer] [Name of Subcontractor] [Name of
any Other Party Responsible For Servicing Function] shall address, at a minimum, the criteria identified below as "Applicable Servicing Criteria":

-----------------------------------------------------------------------------------------------------------------
                                                                                           APPLICABLE SERVICING
                                   SERVICING CRITERIA                                            CRITERIA
-----------------------------------------------------------------------------------------------------------------
      REFERENCE                                    CRITERIA
-----------------------------------------------------------------------------------------------------------------
                                        GENERAL SERVICING CONSIDERATIONS

--------------------                                                                       ----------------------
                       Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the
1122(d)(1)(i)          transaction agreements.

--------------------                                                                       ----------------------
                       If any material servicing activities are outsourced to
                       third parties, policies and procedures are instituted to
                       monitor the third party's performance and compliance with
1122(d)(1)(ii)         such servicing activities.

--------------------                                                                       ----------------------
                       Any requirements in the transaction agreements to maintain a
1122(d)(1)(iii)        back-up servicer for the pool assets are maintained.

--------------------                                                                       ----------------------
                       A fidelity bond and errors and omissions policy is in
                       effect on the party participating in the servicing
                       function throughout the reporting period in the amount of
                       coverage required by and otherwise in accordance with the
1122(d)(1)(iv)         terms of the transaction agreements.

--------------------                                                                       ----------------------
                                       CASH COLLECTION AND ADMINISTRATION

--------------------                                                                       ----------------------
                       Payments on pool assets are deposited into the
                       appropriate custodial bank accounts and related bank
                       clearing accounts no more than two business days
                       following receipt, or such other number of days specified
1122(d)(2)(i)          in the transaction agreements.

-----------------------------------------------------------------------------------------------------------------

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-----------------------------------------------------------------------------------------------------------------
                                                                                           APPLICABLE SERVICING
                                   SERVICING CRITERIA                                            CRITERIA
-----------------------------------------------------------------------------------------------------------------
      REFERENCE                                    CRITERIA
-----------------------------------------------------------------------------------------------------------------

                       Disbursements made via wire transfer on behalf of an
                       obligor or to an investor are made only by authorized
1122(d)(2)(ii)         personnel.

--------------------                                                                       ----------------------
                       Advances of funds or guarantees regarding collections,
                       cash flows or distributions, and any interest or other
                       fees charged for such advances, are made, reviewed and
1122(d)(2)(iii)        approved as specified in the transaction agreements.

--------------------                                                                       ----------------------
                       The related accounts for the transaction, such as cash
                       reserve accounts or accounts established as a form of
                       overcollateralization, are separately maintained (e.g.,
                       with respect to commingling of cash) as set forth in the
1122(d)(2)(iv)         transaction agreements.

--------------------                                                                       ----------------------
                       Each custodial account is maintained at a federally
                       insured depository institution as set forth in the
                       transaction agreements. For purposes of this criterion,
                       "federally insured depository institution" with respect
                       to a foreign financial institution means a foreign
                       financial institution that meets the requirements of Rule
1122(d)(2)(v)          13k-1(b)(1) of the Securities Exchange Act.

-----------------------                                                                    ----------------------
                       Unissued checks are safeguarded so as to prevent unauthorized
1122(d)(2)(vi)         access.

-----------------------                                                                    ----------------------
                       Reconciliations are prepared on a monthly basis for all
                       asset-backed securities related bank accounts, including
                       custodial accounts and related bank clearing accounts.
                       These reconciliations (A) mathematically accurate; (B)
                       prepared within 30 calendar days after the bank statement
                       cutoff date, or such other number of days specified in
                       the transaction agreements; (C) reviewed and approved by
                       someone other than the person who prepared the
                       reconciliation; and (D) contain explanations for
                       reconciling items. These reconciling items are resolved
                       within 90 calendar days of their original identification,
                       or such other number of days specified in the transaction
1122(d)(2)(vii)        agreements.

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                                       INVESTOR REMITTANCES AND REPORTING
--------------------                                                                       ----------------------

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                                                                                           APPLICABLE SERVICING
                                   SERVICING CRITERIA                                            CRITERIA
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      REFERENCE                                    CRITERIA
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                       Reports to investors, including those to be filed with
                       the Commission, are maintained in accordance with the
                       transaction agreements and applicable Commission
                       requirements. Specifically, such reports (A) are prepared
                       in accordance with timeframes and other terms set forth
                       in the transaction agreements; (B) provide information
                       calculated in accordance with the terms specified in the
                       transaction agreements; (C) are filed with the Commission
                       as required by its rules and regulations; and (D) agree
                       with investors' or the trustee's records as to the total
                       unpaid principal balance and number of pool assets
1122(d)(3)(i)          serviced by the servicer.

--------------------                                                                       ----------------------
                       Amounts due to investors are allocated and remitted in
                       accordance with timeframes, distribution priority and
                       other terms set forth
1122(d)(3)(ii)         in the transaction agreements.

--------------------                                                                       ----------------------
                       Disbursements made to an investor are posted within two
                       business days to the servicer's investor records, or such
1122(d)(3)(iii)        other number of days specified in the transaction agreements.

--------------------                                                                       ----------------------
                       Amounts remitted to investors per the investor reports
                       agree with cancelled checks, or other form of payment, or
1122(d)(3)(iv)         custodial bank statements.

--------------------                                                                       ----------------------
                                           POOL ASSET ADMINISTRATION

--------------------                                                                       ----------------------
                       Collateral or security on pool assets is maintained as
                       required by the transaction agreements or related asset
1122(d)(4)(i)          pool documents.

--------------------                                                                       ----------------------
                       Pool assets and related documents are safeguarded as
1122(d)(4)(ii)         required by the transaction agreements

-----------------------------------------------------------------------------------------------------------------
                       Any additions, removals or substitutions to the asset
                       pool are made, reviewed and approved in accordance with
                       any conditions or requirements in the transaction
1122(d)(4)(iii)        agreements.

--------------------                                                                       ----------------------
                       Payments on pool assets, including any payoffs, made in
                       accordance with the related pool asset documents are
1122(d)(4)(iv)         posted to the servicer's obligor records maintained no
                       more than two business

--------------------                                                                       ----------------------

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                                                                                           APPLICABLE SERVICING
                                   SERVICING CRITERIA                                            CRITERIA
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      REFERENCE                                    CRITERIA
-----------------------------------------------------------------------------------------------------------------

                       days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

--------------------                                                                       ----------------------
                       The servicer's records regarding the pool assets agree
                       with the servicer's records with respect to an obligor's
1122(d)(4)(v)          unpaid principal balance.

--------------------                                                                       ----------------------
                       Changes with respect to the terms or status of an
                       obligor's pool asset (e.g., loan modifications or
                       re-agings) are made, reviewed and approved by authorized
                       personnel in accordance with the transaction agreements and
1122(d)(4)(vi)         related pool asset documents.

--------------------                                                                       ----------------------
                       Loss mitigation or recovery actions (e.g., forbearance
                       plans, modifications and deeds in lieu of foreclosure,
                       foreclosures and repossessions, as applicable) are
                       initiated, conducted and concluded in accordance with the
                       timeframes or other requirements established by the transaction
1122(d)(4)(vii)        agreements.

--------------------                                                                       ----------------------
                       Records documenting collection efforts are maintained
                       during the period a pool asset is delinquent in
                       accordance with the transaction agreements. Such records
                       are maintained on at least a monthly basis, or such other
                       period specified in the transaction agreements, and
                       describe the entity's activities in monitoring delinquent
                       pool assets including, for example, phone calls, letters
                       and payment rescheduling plans in cases where delinquency
1122(d)(4)(viii)       is deemed temporary (e.g., illness or unemployment).

-----------------------------------------------------------------------------------------------------------------
                       Adjustments to interest rates or rates of return for pool
                       assets with variable rates are computed based on the
1122(d)(4)(ix)         related pool asset documents.

--------------------                                                                       ----------------------
                       Regarding any funds held in trust for an obligor (such as
                       escrow accounts): (A) such funds are analyzed, in
                       accordance with the obligor's pool asset documents, on at
                       least an annual basis, or such other period specified in
                       the transaction agreements; (B) interest on such funds is
1122(d)(4)(x)          paid, or credited, to obligors in accordance with

--------------------                                                                       ----------------------

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                                                                                           APPLICABLE SERVICING
                                   SERVICING CRITERIA                                            CRITERIA
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      REFERENCE                                    CRITERIA
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--------------------                                                                       ----------------------
                       applicable pool asset documents and state laws; and (C)
                       such funds are returned to the obligor within 30 calendar
                       days of full repayment of the related pool assets or such
                       other number of days specified in the transaction
                       agreements.

--------------------                                                                       ----------------------
                       Payments made on behalf of an obligor (such as tax or
                       insurance payments) are made on or before the related
                       penalty or expiration dates, as indicated on the
                       appropriate bills or notices for such payments, provided
                       that such support has been received by the servicer at
                       least 30 calendar days prior to these dates, or such
1122(d)(4)(xi)         other number of days specified in the transaction agreements.

--------------------                                                                       ----------------------
                       Any late payment penalties in connection with any payment
                       to be made on behalf of an obligor are paid from the
                       servicer's funds and not charged to the obligor, unless
1122(d)(4)(xii)        the late payment was due to the obligor's error or omission.

--------------------                                                                       ----------------------
                       Disbursements made on behalf of an obligor are posted
                       within two business days to the obligor's records
                       maintained by the servicer, or such other number of days
1122(d)(4)(xiii)       specified in the transaction agreements.

--------------------                                                                       ----------------------
                       Delinquencies, charge-offs and uncollectable accounts are
                       recognized and recorded in accordance with the
1122(d)(4)(xiv)        transaction agreements.

-----------------------------------------------------------------------------------------------------------------
                       Any external enhancement or other support, identified in
                       Item 1114(a)(1) through (3) or Item 1115 of Regulation
                       AB, is maintained as set forth in the transaction
1122(d)(4)(xv)         agreements.

-----------------------------------------------------------------------------------------------------------------

         [SERVICER]

Date:

By:

Name:

                           FORM OF 10-K CERTIFICATION

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        [________________] (the "Asserting Party") is responsible for assessing compliance as of September 30, 200[_] and for the period from September [21],
2006 (date of issuance of the Crusade Global Trust No. 2 of 2006) through
September 30, 200[_] (the "Reporting Period") with the servicing criteria set forth in Section 229.1122(d) of the Code of Federal Regulations (the "CFR"),
except for criteria 229.1122(d)[insert section numbers in Regulation AB that are not applicable to Asserting Party] in the CFR, which the Asserting Party has concluded are not applicable to the servicing of the Crusade Global Trust No. 2 of 2006 asset-backed securitization transaction backed by housing loan receivables and serviced by the Asserting Party (the "Applicable Servicing
Criteria"). The sole asset-backed securitization transaction covered by this report was the Crusade Global Trust No. 2 of 2006.

The Asserting Party has assessed its compliance with the Applicable Servicing
Criteria for the Reporting Period and has concluded that the Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria for the Crusade Global Trust No. 2 of 2006 asset-backed securitization transaction backed by housing loan receivables serviced by the Asserting Party.

[____________] LLP, an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the Applicable
Servicing Criteria for the Reporting Period as set forth in this assertion.

         [SERVICER]

Date:

By:

Name:

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